Exhibit 2



			RESTRUCTURING AND MERGER AGREEMENT


					BY AND AMONG

				   SPRINT CORPORATION
				TELE-COMMUNICATIONS, INC.
				   COMCAST CORPORATION
				COX COMMUNICATIONS, INC.

				SPRINT ENTERPRISES, L.P.
			    TCI SPECTRUM HOLDINGS, INC.
			    COMCAST TELEPHONY SERVICES
			    COX TELEPHONY PARTNERSHIP

			  TCI PHILADELPHIA HOLDINGS, INC.
			 COMCAST TELEPHONY SERVICES, INC.
			   COM TELEPHONY SERVICES, INC.
			   COX TELEPHONY PARTNERS, INC.
			COX COMMUNICATIONS WIRELESS, INC.

					SWV ONE, INC.
					SWV TWO, INC.
				     SWV THREE, INC.
				      SWV FOUR, INC.
				      SWV FIVE, INC.
				      SWV SIX, INC.

					May 26, 1998


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				TABLE OF CONTENTS

									Page


ARTICLE 1
	DEFINITIONS							3
		Section 1.1	Certain Definitions		3
		Section 1.2	Other Defined Terms 		12
		Section 1.3	Terms Generally			14

ARTICLE 2
	THE MERGERS; EFFECTIVE TIME				14
		Section 2.1	The Mergers				14
		Section 2.2	The Mergers; Adoption
		and Approval; Effective Time			15

ARTICLE 3
	TERMS OF THE MERGERS					15
		Section 3.1	Charters				15
		Section 3.2	The By-Laws				15
		Section 3.3	Directors				15
		Section 3.4	Officers				16

ARTICLE 4
	SHARE CONSIDERATION; CONVERSION OR
	CANCELLATION OF SHARES IN THE MERGERS		16
		Section 4.1	Share Consideration;
		Conversion or Cancellation of Shares
		in the Mergers					16
		Section 4.2	Payment for Shares in
		the Mergers						18
		Section 4.3	Warrant Intergroup Interest	18

ARTICLE 5
	REPRESENTATIONS AND WARRANTIES OF THE PARTIES	19
		Section 5.1	Mutual Representations		19
			  (a)	Due Incorporation or
				Formation; Authorization of
				Agreements				19
			  (b)	No Conflict; No Default		19
			  (c)	Litigation				20
			  (d)	Finders Fees			20
		Section 5.2	Representations and
		Warranties of the Cable Parents		20
			  (a)	Interests in Sprint PCS
				Owned by the Cable Partners	20
			  (b)	Partnership Interests in
				Cable Partners Owned by
				HoldCo Entities			21
			  (c)	Capital Stock of the HoldCo
				Entities and TCI Partner	21
			  (d)	Availability			22

			  (e)	Consents, Approvals and
				Authorizations			22
			  (f)	Contracts				22
			  (g)	Taxes					22
			  (h)	Tax Opinions			25
			  (i)	Ownership of Sprint
				Securities				25
		Section 5.3	Representations and
		Warranties of Sprint				25
			  (a)	Merger Subs				25
			  (b)	Consents, Approvals and
				Notifications			25
		   	  (c)	Sprint Board Action		25
			  (d)	FT/DT Agreements			26
			  (e)	PCS Percentage Group
				Interests; Intergroup
				Interests				26
			  (f)	PCS Group Constituents		26
			  (g)	King & Spalding Opinion		26
			  (h)	Representations and
				Warranties Regarding Sprint
				Partner				27
			  (i)	Reports and Financial
				Statements				30
			  (j)	Capitalization of Sprint	30
		Section 5.4	Representations and
		Warranties Concerning PhillieCo		30
			  (a)	Due Organization			30
			  (b)	Interests in PhillieCo Owned
				by the PhillieCo Partners	30
			  (c)	Licenses				31
			  (d)	Compliance with Laws		31
			  (e)	Litigation				31
			  (f)	Title to Licenses			32
			  (g)	No Breach				32
			  (h)	Environmental Protection	32
			  (i)	Intellectual Property		32
			  (j)	Financial Information		32
			  (k)	Sole Line of Business		33
			  (l)	Liabilities				33
		Section 5.5	Representations and
		Warranties Concerning SprintCom and
		EquipmentCo						33
			  (a)	Due Organization; Title		33
			  (b)	Licenses				34
			  (c)	Compliance with Laws		34
			  (d)	Litigation				34
			  (e)	Title to Licenses			34
			  (f)	No Breach				34
			  (g)	Environmental Protection	35
			  (h)	Intellectual Property		35
			  (i)	Financial Information		35
			  (j)	Sole Line of Business; 		36
			  (k)	Liabilities				36

ARTICLE 6
	COVENANTS OF THE PARTIES				36
		Section 6.1	Cooperation				36
		Section 6.2	Certain Actions by Sprint	37
			  (a)	SEC Filings				37
			  (b)	Stockholders Meeting		38
			  (c)	Concurrent IPO			39
			  (d)	Concurrent Recapitalization	39
			  (e)	Extension of Trigger Date	40
		Section 6.3	IPO Matters				40
		Section 6.4	Capital Requirements of
		Sprint PCS Prior to Closing			41
		Section 6.5	Capital Requirements of
		SprintCom Prior to Closing			42
		Section 6.6	Capitalization or Purchase
		of PCS Notes and SprintCom Loans		42
		Section 6.7	Loans to PhillieCo		46
		Section 6.8	Equity Purchase Rights		46
		Section 6.9	Conduct of Business of
		the HoldCo Entities and Cable Partners	51
		Section 6.10 Conduct of Business of
		SprintCom and EquipmentCo.			52
		Section 6.11 Access to Information		53
		Section 6.12 Tax Matters			54
		Section 6.13 Chairman of Sprint PCS		55
		Section 6.14 Agreement Not to Trigger
		Buy/Sell						55
		Section 6.15 Management and Allocation
		Policies						55
		Section 6.16 Informational Rights		55
		Section 6.17 Transfer of Series 2 PCS
		Stock							56
		Section 6.18 Spin-off				56
		Section 6.19 Parents Agreements:
		Non-Competition					56
		Section 6.20 Confidentiality			57
		Section 6.21 Conduct of Business of
		Phillieco						57
		Section 6.22 Intergroup Interests		58
		Section 6.23 Rights Plan			58

ARTICLE 7
	TAX MATTERS							58
		Section 7.1	Tax Returns				58
		Section 7.2	Termination of Prior Tax
		Settlement Agreements				59
		Section 7.3	Pre-Closing Taxes			59
		Section 7.4	Transfer Taxes			60
		Section 7.5	Post-Closing Taxes		61
		Section 7.6	Carrybacks				61
		Section 7.7	Tax Cooperation			61
		Section 7.8	Notification of Proceedings	62
		Section 7.9	Audits				62
		Section 7.10 SRLY Losses			63

		Section 7.11 Tax Indemnification 		68

ARTICLE 8
	CONDITIONS TO CLOSING					69
		Section 8.1	Conditions of All Parties
		to Closing						69
		(a)	Sprint Stockholder Approval		69
		(b)	HSR Act; FCC				69
		(c)	No Injunction				70
		(d)	Listing of Series 1 PCS Stock		70
		(e)	IPO or Recapitalization			70
		(f)	Initial Charter Amendment;
			Certificate of Designations		70
		(g)	Certificates of Merger			70
		Section 8.2	Sprint's Conditions Precedent
		to Closing						70
		(a)	Correctness of Representations
			and Warranties				70
		(b)	Performance of Agreements		71
		(c)	Tax Opinion					71
		Section 8.3	Cable Parents' Conditions
		Precedent to Closing				71
		(a)	Correctness of Representations
			and Warranties				71
		(b)	Performance of Agreements		71
		(c)	Tax Opinions				72

ARTICLE 9
	CLOSING							72
		Section 9.1	Closing				72

ARTICLE 10
	TERMINATION							74
		Section 10.1 Events of Termination		74
		Section 10.2 Effect of Termination		74

ARTICLE 11
	EXTENT AND SURVIVAL OF REPRESENTATIONS,
	WARRANTIES,COVENANTS AND AGREEMENTS;
	INDEMNIFICATION						75
		Section 11.1 Scope of Representations
		of the Parties					75
		Section 11.2 Indemnification of Parties	76
		Section 11.3 Survival				77
		Section 11.4 Indemnification Procedures	77
		Section 11.5 Acknowledgment of the
		Parties						79
		Section 11.6 Limitation on Obligation
		to Indemnify					79
		Section 11.7 Allocation of Losses		80

ARTICLE 12
	MISCELLANEOUS						80
		Section 12.1 Notices				80

		Section 12.2 Binding Effect			82
		Section 12.3 Construction			82
		Section 12.4 Expenses				82
		Section 12.5 Table of Contents; Headings	83
		Section 12.6 Governing Law			83
		Section 12.7 Severability			83
		Section 12.8 Amendments				83
		Section 12.9 Entire Agreement			83
		Section 12.10 Confidentiality			83
		Section 12.11 Assignment			83
		Section 12.12 Waivers; Remedies		83
		Section 12.13 Consent to Jurisdiction;
		Specific Performance				84
		Section 12.14 WAIVER OF JURY TRIAL		84
		Section 12.15 Further Assurances		84
		Section 12.16 Counterparts			84
		Section 12.17 Limitation on Rights of
		Others						85
		Section 12.18 Restrictive Legends		85

EXHIBITS

Exhibit A	-	Certificate of Designations
Exhibit B-1	-	Form of Delaware Certificates of Merger
Exhibit B-2	-	Form of Colorado Articles of Merger
Exhibit C-1	-	Amendment to Cox L.A. Partnership
			Agreement
Exhibit C-2	-	Amendment to Cox L.A. Affiliation
			Agreement
Exhibit D	-	Intentionally Omitted
Exhibit E	-	Initial Charter Amendment
Exhibit F	-	Management and Allocation Policies
Exhibit G 	-	Mutual Release and Waiver
Exhibit H	-	Registration Rights Agreement
Exhibit I	-	Standstill Agreements
Exhibit J	-	Subsequent Charter Amendment
Exhibit K	-	Tax Sharing Agreement
Exhibit M	-	Voting Agreements
Exhibit N	-	Warrant Agreements
Exhibit O	-	Bylaw Amendment
Exhibit P	-	FT/DT Agreements
Exhibit Q	-	Proxy Statement Excerpts
Exhibit R	-	Form of Promissory Note for PCS Loans
Exhibit S	-	Form of Promissory Note for SprintCom
			Loans
Exhibit T	-	Tax Matters Certificate

				SCHEDULES

Schedule 5.2(a)	    -	Cable Partners' Ownership Interest
				in Sprint PCS
Schedule 5.2(b)	    -	Owned Interests
Schedule 5.2(c)	    -	HoldCo Entities and TCI Partner
				Capital Stock
Schedule 5.2(f)(i)    -	Contracts
Schedule 5.2(g)(ii)   -	Tax Attributes
Schedule 5.2(g)(v)    -	Other Tax Matters
Schedule 5.2(g)(viii) - Tax Returns
Schedule 5.3(f)	    -	PCS Group Constituent Entities
Schedule 5.3(h)(ii)   -	Interests in Sprint Partner
Schedule 5.4(b)	    -	PhillieCo Ownership Interests
Schedule 5.4(c)	    -	PhillieCo Licenses
Schedule 5.5(b)	    -	SprintCom Licenses
Schedule 5.5(d)	    -	SprintCom Litigation

	THIS RESTRUCTURING AND MERGER AGREEMENT is made as of this 26th day of May, 1998, by and among TELE-COMMUNICATIONS, INC., a Delaware corporation ("TCI"), COMCAST CORPORATION, a Pennsylvania corporation ("Comcast"), COX COMMUNICATIONS, INC., a Delaware corporation ("Cox", and together with TCI and Comcast, the "Cable Parents"), SPRINT CORPORATION, a Kansas corporation ("Sprint", and together with the Cable Parents, the "Parents"), TCI
SPECTRUM HOLDINGS, INC., a Colorado corporation ("TCI Partner"), COMCAST TELEPHONY SERVICES, a Delaware general partnership ("Comcast Partner"), COX TELEPHONY PARTNERSHIP, a Delaware general partnership ("Cox Partner", and together with TCI Partner and Comcast Partner, the "Cable Partners"), SPRINT ENTERPRISES, L.P., a Delaware limited partnership ("Sprint Partner", and together with the Cable Partners, the "PCS Partners"), TCI PHILADELPHIA HOLDINGS, INC., a Delaware corporation ("TCI PhillieCo Sub"), COM TELEPHONY SERVICES, INC., a Delaware corporation ("Comcast HoldCo Sub1"), COMCAST TELEPHONY SERVICES, INC., a Delaware corporation ("Comcast HoldCo Sub2"), COX TELEPHONY PARTNERS, INC., a Delaware corporation ("Cox HoldCo Sub1") and COX COMMUNICATIONS WIRELESS, INC., a Delaware corporation ("Cox HoldCo Sub2", and together with TCI PhillieCo Sub, Comcast HoldCo Sub1, Comcast HoldCo Sub2 and Cox HoldCo Sub1, the "HoldCo Entities"), SWV ONE, INC., a Delaware corporation ("Comcast Merger Sub1"), SWV TWO, INC., a Delaware corporation ("Comcast Merger Sub2"), SWV THREE, INC., a Delaware corporation ("Cox Merger Sub1"), SWV FOUR, INC., a Delaware corporation ("Cox Merger Sub2"), SWV FIVE, INC., a Delaware corporation ("TCI Merger Sub1"), and SWV SIX, INC., a Colorado corporation ("TCI Merger Sub2", and together with Cox Merger Sub1, Cox Merger Sub2, Comcast Merger Sub1, Comcast Merger Sub2 and TCI Merger Sub1, the "Merger Subs").

				RECITALS:

	WHEREAS, each of the PCS Partners is a general partner and a limited partner of each of Sprint Spectrum Holding
Company, L.P., a Delaware limited partnership ("Sprint PCS
GP"), and MinorCo, L.P., a Delaware limited partnership
("Sprint PCS LP");

	WHEREAS, Sprint PCS GP is the sole general partner and Sprint PCS LP is the sole limited partner of Sprint
Spectrum, L.P., a Delaware limited partnership ("Sprint
PCS");

	WHEREAS, TCI Partner is an indirect Wholly-Owned
Subsidiary of TCI, Comcast Partner is wholly owned by Comcast HoldCo Sub1 and Comcast HoldCo Sub2 (which in turn are indirect Wholly-Owned Subsidiaries of Comcast), and Cox
Partner is wholly owned by Cox HoldCo Sub1 and Cox HoldCo
Sub2 (which in turn are Wholly-Owned Subsidiaries of Cox);

	WHEREAS, TCI PhillieCo Sub, Cox HoldCo Sub2 and
Sprint Partner (collectively, the "PhillieCo Partners") are the sole partners, each holding a general partnership and a limited partnership interest, in PhillieCo Partners
I, L.P., a Delaware limited partnership ("PhillieCo GP"), and PhillieCo Partners II, L.P., a Delaware limited partnership ("PhillieCo LP");

	WHEREAS, PhillieCo GP is the sole general partner and PhillieCo LP is the sole limited partner of PhillieCo Sub, L.P., a Delaware limited partnership ("PhillieCo Sub"), which in turn is the sole general partner of PhillieCo, L.P., a Delaware limited partnership ("PhillieCo1"), and

PhillieCo Equipment & Realty Company, L.P., a Delaware limited partnership ("PhillieCo2") (PhillieCo Sub,
PhillieCo1 and PhillieCo2 are collectively referred to herein as "PhillieCo");

	WHEREAS, each of the Merger Subs is a direct
Wholly-Owned Subsidiary of Sprint;

	WHEREAS, SprintCom, Inc., a Kansas corporation
("SprintCom"), and SprintCom Equipment Company, L.P., a Delaware limited partnership ("EquipmentCo"), are Wholly-Owned Subsidiaries of Sprint;

	WHEREAS, the Board of Directors of each of the Parents, TCI Partner, the HoldCo Entities and the Merger
Subs has determined that it is in the best interests of their respective stockholders for (A) TCI Merger Sub1 to merge with and into TCI PhillieCo Sub, (B) TCI Merger
Sub2 to merge with and into TCI Partner, (C) Comcast
Merger Sub1 to merge with and into Comcast HoldCo Sub1,
(D) Comcast Merger Sub2 to merge with and into Comcast
HoldCo Sub2, (E) Cox Merger Sub1 to merge with and into
Cox HoldCo Sub1 and (F) Cox Merger Sub2 to merge with and into Cox HoldCo Sub2, all upon the terms and subject to the conditions of this Agreement (each, a "Merger" and together, the "Mergers");

	WHEREAS, the outstanding stock of TCI Partner and the HoldCo Entities will be converted in the Mergers into (i) shares of a special series of a new class of common stock of Sprint that will reflect the performance of the PCS Group (as defined herein), (ii) certain warrants to acquire additional shares of such special series of common stock and (iii) in certain cases, shares of a new series of preferred stock of Sprint;

	WHEREAS, concurrently with the Closing of the Mergers, Sprint currently intends to complete the IPO
(as defined herein) and, within 120 days thereafter, to complete the Recapitalization (as defined herein);

	WHEREAS, if the IPO is not completed on the Closing Date, Sprint will effect the Recapitalization concurrently with the Closing and intends to complete the IPO within 120 days following the Closing;

	WHEREAS, immediately following the Mergers, TCI, Comcast and Cox will hold (directly or indirectly through their respective Subsidiaries) shares of such special series of common stock and Warrants (as defined herein) representing Initial PCS Group Percentage Interests
(as defined herein) of 23.83074%, 11.42370%, and 11.91537%,
respectively, and the Sprint FON Group (as defined herein) will hold a notional equity "intergroup" interest in the PCS Group equal to a 52.83019% Initial PCS Group Percentage
Interest; and

	WHEREAS, in connection with the Mergers, the parties hereto intend to enter into other agreements and covenants as specified herein;

	NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained herein and in the Other Agreements (as defined herein), and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

				 ARTICLE I
				DEFINITIONS

		Section 1.1. Certain Definitions. As used in this Agreement, the following terms shall have the meanings specified below:

	"Act" means the Delaware Revised Uniform Limited
Partnership Act, as set forth in Del. Code Ann. tit.6, Sections 17-101 to 17-1111.

	"Additional Capital Contribution" has the meaning set forth in Section 1.10 of the PCS Partnership Agreement.

	"Affiliate" means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by, or is under common control with such Person. For purposes of this definition, the term "controls" (including its correlative meanings "controlled by" and "under common control with") shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
Notwithstanding the foregoing, (i) neither Sprint PCS LP,
Sprint PCS GP, Sprint PCS or any of its Subsidiaries,
PhillieCo GP, PhillieCo LP, PhillieCo or any of its
Subsidiaries nor any Person controlled by any of such entities, shall be deemed to be an Affiliate of any Parent or of any Affiliate of any Parent prior to the Closing and (ii) no Parent or any Affiliate thereof shall be deemed to be an Affiliate of any other Parent or any Affiliate thereof solely by virtue of the ownership by such Parent or any of its Affiliates of interests in Sprint PCS LP, Sprint
PCS GP, PhillieCo GP or PhillieCo LP.

	"Agreement" means this Restructuring and Merger
Agreement, including the Schedules and Exhibits attached hereto.

	"Business Day" means a day of the year on which banks are not required or authorized to be closed in the State of New York.

	"Capital Contribution" has the meaning set forth in Section 1.10 of the PCS Partnership Agreement.

	"CBCA" means the Colorado Business Corporation Act.

	"Certificate of Designations" means the form of certificate of designations attached hereto as Exhibit A setting forth the rights, preferences and limitations of the PCS Preferred Stock, which will be filed with the Kansas Secretary of State on the Closing Date.

	"Certificates of Merger" means, collectively, the Colorado Articles of Merger and the Delaware Certificates of Merger.

	"Class A Stock" means the Class A Common Stock, par value $2.50 per share, of Sprint, as provided for in the Current Sprint Charter.

	"Closing" means the consummation of the Mergers and the other transactions contemplated by this Agreement
(including those set forth in Article 9), concurrently with either the IPO or the Recapitalization, as contemplated by this Agreement, held on the date and at the place fixed in accordance with Article 9.

	"Closing Date" means the date of the Closing.

	"Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

	"Colorado Articles of Merger" means the articles of merger in the form of Exhibit B-2, to be filed with the Colorado Secretary of State to effect the Merger of TCI
Merger Sub2 with and into TCI Partner.

	"Colorado Plan of Merger" means the plan of merger in the form of Annex 1 to Exhibit B-2, to be filed with the Colorado Secretary of State to effect the Merger of TCI
Merger Sub2 with and into TCI Partner.

	"Comcast" means Comcast Corporation, a Pennsylvania corporation, and any successor (by merger, consolidation, Transfer or otherwise) to all or substantially all of its business or assets.

	"Controlled Affiliate" of (i) any Person (other than a Parent or any Subsidiary of a Parent) means the Parent Entity of such Person as of the date of this Agreement and each Subsidiary of such Parent Entity as of the date of determination, and (ii) any Parent or its Subsidiary means such Parent and each Subsidiary of such Parent as of the date of determination.

	"Cox" means Cox Communications, Inc., a Delaware corporation, and any successor (by merger, consolidation, Transfer or otherwise) to all or substantially all of its business or assets.

	"Cox L.A. Amendments" means (i) the amendment to the Agreement of Limited Partnership of Cox Communications PCS, L.P. by and between Sprint PCS GP and Cox Pioneer Partnership dated as of December 31, 1996, as amended, in the form of Exhibit C-1, to be entered into at the Closing among Sprint, Sprint PCS GP and Cox Pioneer Partnership;
and (ii) the amendment to the Affiliation Agreement by and between Sprint PCS and Cox Communications PCS, L.P. dated as of December 31, 1996, as amended, in the form of Exhibit C-2, to be entered into at the Closing by Sprint PCS and Cox Communications PCS, L.P.

	"Current Sprint Charter" means the Restated Articles of Incorporation of Sprint as in effect on the date hereof.

	"Delaware Certificates of Merger" means each of the five certificates of merger in the form of Exhibit B-1 to be filed with the Delaware Secretary of State to effect the Mergers other than the Merger of TCI Merger Sub2 with and into TCI Partner.

	"DGCL" means the Delaware General Corporation Law.

	"DT" means Deutsche Telekom AG, an Aktiengesellschaft formed under the laws of Germany.

	"Exchange Act" means the Securities Exchange Act of
1934, as amended.

	"FCC" means the Federal Communications Commission.

	"FT" means France Telecom, S.A., a societe anonyme formed under the laws of France.

	"FT/DT Agreements" means the following agreements to be entered into among Sprint, FT and DT in connection with the transactions contemplated by this Agreement:
(i) Master Restructuring Agreement; (ii) Amended and
Restated Stockholders' Agreement; (iii) Amended and
Restated Registration Rights Agreement; (iv) Amended and
Restated Standstill Agreement; (v) Amended and Restated
Acquiring Person's Statement; (vi) Amended and Restated
Investor Confidentiality Agreement (DT only); and (vii)
Amended and Restated Investor Confidentiality Agreement
(FT only).

	"GAAP" means generally accepted accounting principles in effect from time to time in the United States of America.

	"Governmental Authority" means any federation, nation, state, sovereign, or government, any federal, supranational, regional, state, local or political subdivision, any governmental or administrative body, instrumentality, department or agency or any court, administrative hearing body, arbitration tribunal, commission or other similar dispute resolving panel or body, and any other entity exercising executive, legislative, judicial, regulatory or administrative functions of a government.

	"HSR Act" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

	"Initial Charter Amendment" means the Amended and
Restated Articles of Incorporation of Sprint effecting the creation of the PCS Stock and the creation of the PCS
Group and the Sprint FON Group, the form of which is attached hereto as Exhibit E.

	"Initial PCS Group Percentage Interest" means, for any Person, the PCS Group Percentage Interest owned by such Person at the Effective Time, after giving effect to the issuance of the Series 2 PCS Stock and the Warrants in the Mergers and the creation of the Warrant Intergroup
Interest, but without giving effect to (i) the IPO, (ii) the Recapitalization, (iii) the issuance of the PCS

Preferred Stock, (iv) the creation of the Preferred
Intergroup Interest, or (v) the exercise of any Top-Up
Rights.

	"IPO" means the initial primary underwritten public offering of Series 1 PCS Stock, proposed to be conducted by Sprint in accordance with Sections 6.2 and 6.3.

	"IPO Price" means the initial price per share at which shares of Series 1 PCS Stock are purchased by the public in the IPO.

	"Knowledge", or any phrase or term of similar meaning, when used with respect to any of the Parents, means the actual knowledge of the executive officers of such Parent, without having made any special investigation or inquiry regarding the applicable subject matter.

	"IRS" means the Internal Revenue Service or any successor agency or entity performing substantially the same functions.

	"Law" means any foreign or domestic law, statute, code, ordinance, rule or regulation promulgated, or any order, judgment, writ, stipulation, award, injunction or decree entered, by a Governmental Authority.

	"Lien" means any lien, pledge, claim, encumbrance, mortgage or security interest in real or personal property.

	"Management and Allocation Policies" means those policies in the form of Exhibit F (which include the Tax
Sharing Agreement) to be adopted by the Sprint Board of Directors, effective as of the Closing Date, addressing the relationship between the PCS Group (on the one hand) and the Sprint FON Group (on the other hand).

	"Material Adverse Effect" on any party hereto means (i) with respect to any party to this Agreement an adverse change in, or an adverse effect on, the ability of such party to perform its obligations in any material respect under this Agreement or the Other Agreements and (ii) with respect to PhillieCo GP, PhillieCo LP,
PhillieCo, SprintCom, EquipmentCo, any of the HoldCo
Entities, or the Cable Partners, a material adverse effect on the business, properties, operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect resulting primarily from (A) general economic or industry conditions
(including any changes in applicable Law), (B) the announcement or proposed consummation of the transactions contemplated by this Agreement or (C) any adverse change in the business, properties, operations or financial condition of Sprint PCS or PhillieCo.

	"MinorCo Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership of
MinorCo, L.P. dated as of January 31, 1996, among Sprint
Partner, TCI Partner, Comcast Partner and Cox Partner.

	"Mutual Release and Waiver" means the Mutual
Release and Waiver to be executed at the Closing by Sprint and the Cable Parents, in the form of Exhibit G.

	"Other Agreements" means (i) the Registration
Rights Agreement, (ii) the Standstill Agreements, (iii) the Tax Sharing Agreement, (iv) the Cox L.A. Amendments,
(v) the Warrant Agreements, (vi) the Mutual Release and
Waiver, (vii) the FT/DT Purchase Rights Agreement and
(viii) the Voting Agreements, (ix) the Cable Parent PCS
Notes, (x) the Sprint PCS Notes and (xi) the SprintCom
Notes.

	"Parent Entity" of any Person means the ultimate parent entity (as determined in accordance with the HSR
Act) of such Person.

	"Parent" (i) with respect to Cox (and its Controlled Affiliates) means Cox, (ii) with respect to Comcast (and its Controlled Affiliates) means Comcast,
(iii) with respect to TCI (and its Controlled Affiliates) means TCI and (iv) with respect to Sprint (and its Controlled Affiliates) means Sprint.

	"Parents Agreements" means the three Parents
Agreements, dated January 31, 1996, between Sprint and each Cable Parent.

	"PCS Group" has the meaning set forth in the Initial Charter Amendment.

	"PCS Group Percentage Interest" means, with respect to any Person at any given time, the percentage of the notional equity interest in the PCS Group owned by such Person, taking into account (i) the outstanding shares of PCS Stock, (ii) the shares of PCS Stock that would be outstanding if the intergroup interest in the PCS Group then held by the Sprint FON Group were represented by shares of PCS Stock, (iii) after the Recapitalization, the shares of PCS Stock that would be outstanding if all of the outstanding shares of Class A
Stock were converted into Series 3 PCS Stock and Series
3 FON Stock pursuant to Article SIXTH, Section 8.5 of the Subsequent Charter Amendment, and (iv) the maximum number of shares of PCS Stock that are issuable upon the exercise, conversion or exchange of the PCS Options (or that would be issuable in the case of a PCS Option represented by an intergroup interest held by the Sprint
FON Group in the PCS Group), excluding from clause (iv) any Pre-Closing Options to the extent reflected as part of the intergroup interest referred to in clause (ii).

	"PCS Interest" means, as to any PCS Partner, all of the interests of such PCS Partner in Sprint PCS GP and Sprint PCS LP, including any and all benefits to which the holder of an interest in Sprint PCS GP and Sprint PCS LP may be entitled as provided in the PCS
Partnership Agreement and the MinorCo Partnership
Agreement and under the Act, together with all obligations of such PCS Partner to comply with the terms and provisions of the PCS Partnership Agreement and the MinorCo Partnership Agreement.

	"PCS Options" means, at any time of determination,
(i) the options, warrants or other securities of Sprint or any of its Controlled Affiliates outstanding at such time that are exercisable or exchangeable for or convertible into shares of PCS Stock, but excluding (A) any rights of Cox Pioneer Partnership or its Affiliates under the Agreement of Limited Partnership of Cox
Communications, PCS, L.P., dated as of December 31,
1996, as it is to be amended pursuant to the Cox L.A.
Amendments,(B) the outstanding shares of Class A Common
Stock, and (C) any such
options, warrants or other securities that will be satisfied by Sprint without the allocation of any cost or expense to the PCS Group or otherwise economically diluting the PCS Group Percentage Interest of any Cable
Parent, and (ii) the Preferred Intergroup Interest, the Warrant Intergroup Interest and any other intergroup interests held by the Sprint FON Group in the PCS Group that have the same effect as the options, warrants and other securities referred to in clause (i) above.

	"PCS Partner" means Sprint Partner and the
Cable Partners in their capacities as general and/or limited partners of Sprint PCS GP and Sprint PCS LP.

	"PCS Partnership Agreement" means the Amended and
Restated Agreement of Limited Partnership of Sprint
Spectrum Holding Company, L.P. dated as of January 31,
1996, among Sprint Partner, TCI Partner, Comcast
Partner and Cox Partner.

	"PCS Percentage Interest" means, with respect to any PCS Partner as of any relevant date prior to the Closing, the "Percentage Interest" of such PCS Partner as defined in Section 1.10 of the PCS Partnership
Agreement.

	"PCS Preferred Stock" means the Seventh Series,
Convertible Preferred Stock of Sprint, no par value, which shall be created by the filing of the Certificate of Designations.

	"PCS Stock" means the Series 1 PCS Stock, the
Series 2 PCS Stock, the Series 3 PCS Stock and any other series of common stock hereafter created by Sprint that tracks the performance of the PCS Group.

	"Permitted Liens" means (i) Liens for Taxes not yet due and payable, (ii) Liens for Taxes, the validity of which is being contested in good faith in appropriate proceedings and with respect to which appropriate reserves have been set aside on the books of the party against which such Liens have been created and (iii)
Liens arising under this Agreement, the Other Agreements, the PCS Partnership Agreement, the MinorCo Partnership
Agreement, the PhillieCo Partnership Agreement and the
PhillieCo LP Partnership Agreement.

	"Person" means any individual, corporation, partnership, limited liability company, trust, unincorporated association or other entity.

	"PhillieCo Interest" means, as to any PhillieCo
Partner, all of the interests of such partner in PhillieCo GP and PhillieCo LP, including any and all benefits to which the holder of an interest in PhillieCo GP and PhillieCo LP may be entitled as provided in the PhillieCo Partnership Agreement, the PhillieCo LP
Partnership Agreement and under the Act, together with all obligations of such PhillieCo Partner to comply with the terms and provisions of the PhillieCo Partnership
Agreement and the PhillieCo LP Partnership Agreement.

	"PhillieCo LP Partnership Agreement" means the
Agreement of Limited Partnership of PhillieCo Partners
II, L.P., dated March 12, 1997, among the PhillieCo
Partners.

	"PhillieCo Parents" means Sprint, TCI and Cox.

	"PhillieCo Partners" means TCI PhillieCo Sub, Cox
HoldCo Sub2 and Sprint Partner in their capacities as general and/or limited partners of PhillieCo GP and PhillieCo LP.

	"PhillieCo Partnership Agreement" means the
Agreement of Limited Partnership of PhillieCo Partners
I, L.P., dated March 12, 1997, by and among the PhillieCo
Partners.

	"Pre-Closing Options" means the options, warrants and other securities of Sprint or any of its Subsidiaries that were issued prior to and are outstanding as of the Closing and that are exercisable or exchangeable for or convertible into shares of Sprint Common Stock, which, in connection with the Recapitalization, will become, in whole or in part, options, warrants or other securities that are exercisable or exchangeable for or convertible into shares of Series 1 PCS Stock (but excluding any PCS
Options held by FT or DT).

	"Preferred Intergroup Interest" means the intergroup interest of the Sprint FON Group in the PCS Group created by the Sprint Board of Directors in accordance with Section
6.6 hereof that will have terms equivalent to the PCS
Preferred Stock.

	"Recapitalization" means (i) the reclassification of each outstanding share of Sprint Common Stock into one share of FON Stock and a certain number of shares of Series 1 PCS Stock and (ii) the amendment of the terms of the Class A Stock to represent interests in the PCS Group and the Sprint FON Group, in each case to be effected by the filing of the Subsequent Charter Amendment.

	"Registration Rights Agreement" means the Registration
Rights Agreement in the form of Exhibit H to be entered into at the Closing among Sprint, TCI, Comcast and Cox.

	"Registration Rights Commencement Date" has the meaning set forth in the Registration Rights Agreement.

	"Required Approvals" means the events contemplated in Sections 8.1(a), 8.1(b) and 8.1(d).

	"SEC" means the Securities and Exchange Commission.

	"Securities Act" means the Securities Act of 1933, as amended.

	"Series 1 FON Stock" means the Series 1 FON Group Common Stock, par value per share to be determined, of Sprint, which will be created by the filing of the Subsequent Charter Amendment and which, together with the Series 1 PCS Stock, will be exchanged for the outstanding Sprint Common Stock upon completion of the Recapitalization.

	"Series 3 FON Stock" means the Series 3 FON Group
Common Stock, par value per share to be determined, of Sprint, which will be created by the filing of the Subsequent Charter
Amendment.

	"Series 1 PCS Stock" means the Series 1 PCS Group
Common Stock, par value per share to be determined, of Sprint, which will be created on the Closing Date by the filing of the Initial Charter Amendment.

	"Series 2 PCS Stock" means the Series 2 PCS Group
Common Stock, par value per share to be determined, of Sprint, which will be created on the Closing Date by the filing of the Initial Charter Amendment.

	"Series 3 PCS Stock" means the Series 3 PCS Group
Common Stock, par value per share to be determined, of Sprint, which will be created on the Closing Date by the filing of the Initial Charter Amendment.

	"Sprint" means Sprint Corporation, a Kansas corporation, and any successor (by merger, consolidation, Transfer or otherwise) to all or substantially all of its business or assets.

	"Sprint Common Stock" means the Common Stock, par value $2.50 per share, of Sprint, as provided for in the Current Sprint Charter.

	"Sprint FON Group" has the meaning set forth in the Initial Charter Amendment.

	"Standstill Agreements" means the Standstill
Agreements in the form of Exhibit I entered into on the date hereof between Sprint and each of TCI, Comcast and Cox.

	"Subsequent Charter Amendment" means the Amendment to the Restated Articles of Incorporation of Sprint effecting the Recapitalization, the form of which is attached hereto as Exhibit J.

	"Subsidiary" of any Person as of any relevant date means a corporation, company or other entity (i) more than 50% of whose outstanding shares or equity securities are, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and the shares or securities so owned entitle such Person and/or its Subsidiaries to elect at least a majority of the members of the board of directors or other managing authority of such corporation, company or other entity notwithstanding the vote of the holders of the remaining shares or equity securities so entitled to vote or (ii) which does not have outstanding shares or securities, as may be the case in a partnership, joint venture or unincorporated association, but more than 50% of whose ownership interest is, as of such date, owned or controlled, directly or indirectly through one or more Subsidiaries, by such Person, and in which the ownership interest so owned entitles such Person and/or Subsidiaries to make the decisions for such corporation, company or other entity.

	"Surviving Corporation" means the surviving corporation in each Merger as set forth herein.

	"Tax" or "Taxes" means all federal, state, local and foreign income, profits, franchise, gross receipts, payroll, sales, employment, use, property, withholding, excise and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts; provided, however, that "Tax" and "Taxes" shall not include amounts paid to municipalities with respect to operating franchise arrangements.

	"Tax Return" or "Tax Returns" means all returns or reports required to be filed under any statute, rule or regulation relating to Taxes.

	"Tax Sharing Agreement" means the Tax Sharing Agreement in the form of Exhibit K to be executed at the Closing by Sprint for the benefit of each entity in the PCS Group and the Sprint
FON Group.

	"TCI" means Tele-Communications, Inc., a Delaware corporation, and any successor (by merger, consolidation, Transfer or otherwise) to all or substantially all of its business or assets.

	"Top-Up Rights" means (i) the "Equity Purchase Rights" of FT and DT pursuant to Article 5 of the Amended and Restated Stockholders Agreement to be entered into on the Closing Date among Sprint, FT and DT and (ii) the Equity Purchase Rights of the Cable Parents pursuant to Section 6.8 of this Agreement.

	"Transfer" means any act pursuant to which, directly or indirectly, the ownership of assets or securities in question is sold, exchanged, assigned, transferred, conveyed, delivered or otherwise disposed of.

	"Voting Agreements" means the three Irrevocable Proxy and Voting Agreements in the form of Exhibit M to be entered into at the Closing between Sprint and each of the Cable Parents.

	"Warrant Agreements" means the three Warrant Agreements in the form of Exhibit N to be entered into at the Closing between Sprint and each initial holder of the Warrants.

	"Warrant Intergroup Interest" means the intergroup interest of the Sprint FON Group in the PCS Group created by the Sprint Board of Directors in accordance with Section 4.3 hereof on terms equivalent to the Warrants.

	"Warrants" means those warrants to be issued in the Mergers as described in Section 4.1, which shall be in the form attached to the Warrant Agreement.

	"Wholly-Owned Subsidiary" means, as to any Person, a Subsidiary of such Person in which 100% of the equity and voting interest is owned, directly or indirectly, by such Person.

	"Year 2000 Liability" means, with respect to any Person, any cost, expense, liability or obligation (actual, potential, contingent or otherwise) of such Person and its Subsidiaries arising out of the failure or inability of any software, hardware, or systems (whether owned or used by such Person and its Subsidiaries or any of their vendors, customers or other third parties) to correctly (i) process, provide and receive date data within and between the years 1999 and 2000 and (ii) account for all required leap year calculations for the year 2000.

		Section 1.2	Other Defined Terms.

		Defined Term		Defined In

	"Acquired PCS Sub"		Section 7.10(a)
	"Additional Securities"		Section 6.8(a)
	"Affiliated Group" 		Section 5.2(g)(i)
	"Allocated Cash Proceeds"	Section 6.6(d)(v)(D)
	"Available Cash Proceeds"	Section 6.6(d)(v)(A)
	"Available Proceeds"		Section 6.6(v)(A)
	"Basket Claims"			Section 11.2(a)
	"Basket Limitation"		Section 11.2(a)
	"Bylaw Amendment"			Section 5.3(c)
	"Cable Holder"			Section 6.8(a)
	"Cable Parent PCS Loan"		Section 6.4(b)
	"Cable Parent PCS Notes"	Section 6.4(b)
	"Cable Partners"			Recitals
	"Cash Request Amount"		Section 6.6(d)(ii)
							and (iii)
	"Chairman"				Section 6.13
	"Claim Notice"			Section 11.4(a)
	"Colorado Merger"			Section 2.2
	"Colorado Plan of Merger"	Section 2.2
	"Comcast HoldCo Sub1" 		Recitals
	"Comcast HoldCo Sub2" 		Recitals
	"Comcast Merger Sub1"		Recitals
	"Comcast Merger Sub2"		Recitals
	"Comcast Partner"			Recitals
	"Contractual Liens"		Section 5.2(a)
	"Contribution Date"		Section 6.4(a)
	"Cox HoldCo Sub1"			Recitals
	"Cox HoldCo Sub2"			Recitals
	"Cox L.A. Amendments"		Recitals
	"Cox Merger Sub1"			Recitals
	"Cox Merger Sub2"			Recitals
	"Cox Partner"			Recitals
	"CP Contracts"			Section 5.2(f)
	"CP Representatives"		Section 6.11(b)
	"Determination Date"		Section 7.10(i)(ii)
	"Determination Summary"		Section 7.10(f)
	"Effective Time"			Section 2.2
	"Election Period"			Section 11.4(a)
	"EquipmentCo"			Recitals
	"Equity Purchase Right"		Section 6.8(a)
	"Historic Sprint PCS 		Section 7.10(a)
		Business"
	"HoldCo Entities"			Recitals

	"Indemnified Loss"		Section 11.2(a)
	"Indemnified Party"		Section 11.2(a)
	"Indemnitor"			Section 11.2(a)
	"Indemnity Notice"		Section 11.4(d)
	"IPO Prospectus"			Section 6.2(a)
	"Loss"				Section 11.2(a)
	"Merger"				Recitals
	"Merger Subs"			Recitals
	"Net Equity"			Section 10.2(b)
	"Non-Basket Claim"		Section 11.2(a)(i)
	"Non-Controlled Affiliate"	Section 6.19(a)
	"Overpayment Rate"		Section 7.11(a)
	"Owned Interests"			Section 5.2(b)
	"Parent Response"			Section 6.6(d)(ii)
	"PCS Group Constituents"	Section 5.3(f)
	"PCS Partners"			Recitals
	"PhillieCo"				Recitals
	"PhillieCo1"			Recitals
	"PhillieCo2"			Recitals
	"PhillieCo GP"			Recitals
	"PhillieCo Licenses"		Section 5.4(c)
	"PhillieCo Loss"			Section 11.6
	"PhillieCo LP"			Recitals
	"PhillieCo Sub"			Recitals
	"Proposed Term"			Section 6.4(d)
	"Proxy Statement"			Section 6.2(a)
	"Registration Statement"	Section 6.2(a)
	"Rights"				Section 5.2(a)
	"Share Consideration"		Section 4.1(b)
	"Sprint Contracts"		Section 5.3(h)(v)
	"Sprint Notice"			Section 6.6(d)(i)
	"Sprint Partner			Recitals
	"Sprint PCS"			Recitals
	"Sprint PCS Loan"			Section 6.4(b)
	"Sprint PCS Notes"		Section 6.4(b)
	"Sprint PCS GP"			Recitals
	"Sprint PCS LP"			Recitals
	"SprintCom"				Recitals
	"SprintCom Licenses"		Section 5.5(c)
	"SprintCom Loans"			Section 6.5
	"SprintCom Notes"			Section 6.5
	"Sprint Representatives"	Section 6.11
	"Sprint SEC Reports"		Section 5.3(i)
	"SRLY Entity"			Section 7.10(a)
 	"SRLY Measurement Period"	Section 7.10(f)

	"SRLY Tax Benefit"		Section 7.10(b)
	"SRLY Tax Savings"		Section 7.10(c)
	"Stockholders Meeting"		Section 6.2(a)
	"Tax Benefit"			Section 11.2(c)
	"TCI Merger Sub1"			Recitals
	"TCI Merger Sub2"			Recitals
	"TCI Partner"			Recitals
	"TCI PhillieCo Sub"		Recitals
	"TCI Spectrum"			Section 2.2
	"Third Party Claim"		Section 11.4(a)
	"Total Proceeds"			Section 6.3(a)
	"Trigger Date"			Section 6.2(c)
	"Underwriters"			Section 6.3(a)

		Section 1.3	Terms Generally.  The
definitions in Article 1 and elsewhere in this Agreement shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The words "herein", "hereof", "hereto" and "hereunder" and words of similar import refer to this Agreement (including the Schedules and Exhibits) in its entirety and not to any part hereof unless the context shall otherwise require. All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.
Unless the context shall otherwise require, any references to any agreement or other instrument (other than in the Schedules hereto) or statute or regulation are to it as amended and supplemented from time to time (and, in the case of a statute or regulation, to any corresponding provisions of successor statutes or regulations). Any reference in this Agreement to a "day" or number of "days" (without the explicit qualification of "Business") shall be interpreted as a reference to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice shall be deferred until, or may be taken or given on, the next Business Day.


				ARTICLE 2
		  THE MERGERS; EFFECTIVE TIME

		Section 2.1	The Mergers.  Subject to the terms
and conditions of this Agreement (including the conditions set forth in Article 8), on the Closing Date, (a) TCI
Merger Sub1 will be merged with and into TCI PhillieCo Sub,
(b) Comcast Merger Sub1 will be merged with and into Comcast HoldCo Sub1, (c) Cox Merger Sub1 will be merged with and into Cox HoldCo Sub1, (d) TCI Merger Sub2 will be merged with and into TCI Partner, (e) Comcast Merger
Sub2 will be merged with and into Comcast HoldCo Sub2, and
(f) Cox Merger Sub2 will be merged with and into Cox HoldCo
Sub2, all in accordance with the provisions of applicable
Law. The separate corporate existence of each Merger Sub shall thereupon cease. Each of TCI PhillieCo Sub, TCI
Partner, Comcast HoldCo Sub1, Comcast HoldCo Sub2, Cox
HoldCo Sub1 and Cox HoldCo Sub2
shall be the Surviving Corporation in the applicable
Merger and shall continue its corporate existence as a Wholly-Owned Subsidiary of Sprint. Each Merger shall have the effects specified in the DGCL or the CBCA, as applicable.

		Section 2.2	The Mergers; Adoption and
Approval; Effective Time. This Agreement constitutes an agreement of merger for the purposes of Section 251(b) of the DGCL with respect to each of the Mergers other than the Merger of TCI Merger Sub1 with and into TCI
Partner (the "Colorado Merger"). The plan of merger attached hereto as Annex 1 to Exhibit B-2 constitutes a plan of merger for the purposes of Section 7-111-101 of the CBCA with respect to the Colorado Merger (the
"Colorado Plan of Merger"). Also, by executing and delivering this Agreement, Sprint, as the sole shareholder of TCI Merger Sub2, hereby approves and adopts, and TCI, as the Parent Entity of TCI Spectrum
Investment, Inc. ("TCI Spectrum"), the sole shareholder of TCI Partner, hereby agrees to cause TCI Spectrum to approve and adopt, the Colorado Plan of Merger. Each
Merger shall become effective (a) if clause (b) does not apply, at the time of filing of (i) the Colorado
Articles of Merger with the Secretary of State of the State of Colorado in accordance with the provisions of the CBCA, in the case of the Colorado Merger, or (ii) the appropriate Delaware Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the provisions of the DGCL, in the case of the other
Mergers, or (b) at the time specified as the effective time in the applicable Delaware Certificate of Merger or Colorado Articles of Merger. The Delaware Certificates of Merger and Colorado Articles of Merger shall be filed on the Closing Date. The date and time when each Merger shall become effective is hereinafter referred to as the "Effective Time".

				ARTICLE 3
			TERMS OF THE MERGERS

		Section 3.1	Charters.  At the Effective Time,
the charter of each of TCI PhillieCo Sub, TCI Partner, Comcast HoldCo Sub1, Comcast HoldCo Sub2, Cox HoldCo
Sub1 and Cox HoldCo Sub2 shall be amended pursuant to the respective Certificates of Merger to be identical to the charter of TCI Merger Sub1, TCI Merger Sub2,
Comcast Merger Sub1, Comcast Merger Sub2, Cox Merger
Sub1 and Cox Merger Sub2, respectively, as in effect immediately prior to the Effective Time. With respect to each Merger, such charter as so amended shall be the charter of the Surviving Corporation, until duly amended in accordance with the terms thereof and applicable Law.

		Section 3.2	The By-Laws.  The By-Laws of
each of TCI PhillieCo Sub, TCI Partner, Comcast HoldCo
Sub1, Comcast HoldCo Sub2, Cox HoldCo Sub1 and Cox HoldCo Sub2 shall be amended at the Effective Time to be identical to the By-Laws of TCI Merger Sub1, TCI Merger Sub2, Comcast Merger Sub1, Comcast Merger Sub2, Cox
Merger Sub1 and Cox Merger Sub2, respectively, as in effect immediately prior to the Effective Time. With respect to each Merger, such By-Laws as so amended shall be the By-Laws of the Surviving Corporation, until duly amended in accordance with the terms thereof, of the charter of the Surviving Corporation and applicable Law.

		Section 3.3	Directors.  The directors of
each of TCI Merger Sub1, TCI Merger Sub2, Comcast Merger Sub1, Comcast Merger Sub2, Cox Merger Sub1 and Cox
Merger Sub2 immediately prior to the Effective Time shall, from and after the Effective Time, serve as the directors of TCI PhillieCo Sub, TCI Partner, Comcast
HoldCo Sub1, Comcast HoldCo Sub2, Cox HoldCo Sub1 and
Cox HoldCo Sub2, respectively, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with each such entity's charter and By-Laws.


		Section 3.4	Officers.  The officers of each
of TCI Merger Sub1, TCI Merger Sub2, Comcast Merger Sub1, Comcast Merger Sub2, Cox Merger Sub1 and Cox Merger Sub2 immediately prior to the Effective Time shall, from and after the Effective Time, serve as the officers of TCI PhillieCo
Sub, TCI Partner, Comcast HoldCo Sub1, Comcast HoldCo Sub2,
Cox HoldCo Sub1 and Cox HoldCo Sub2, respectively, until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with each such entity's charter and By-Laws.


				ARTICLE 4
		 SHARE CONSIDERATION; CONVERSION OR
		CANCELLATION OF SHARES IN THE MERGERS

		Section 4.1	Share Consideration; Conversion or
Cancellation of Shares in the Mergers.

		(a)	Subject to the provisions of this Article 4,
at the Effective Time, by virtue of the Mergers and without any action on the part of the holders thereof, the shares of TCI Partner, TCI PhillieCo Sub, Comcast HoldCo Sub1, Comcast
HoldCo Sub2, Cox HoldCo Sub1 and Cox HoldCo Sub2 shall be converted into shares of Series 2 PCS Stock, the Warrants and (in certain cases) shares of the PCS Preferred Stock in the following manner:

			(i)	Each share of common stock of TCI Partner
		issued and outstanding immediately prior to the Effective Time shall be converted into (A)a number of shares of Series 2 PCS Stock equal to (x) such number of shares of Series 2 PCS Stock as represents at the Effective
		Time a 21.47655% Initial PCS Group Percentage Interest divided by (y) the number of outstanding shares of common stock of TCI Partner at the Effective Time,
		(B) a number of Warrants equal to (x) such number of Warrants as represents at the Effective Time a 1.37085% Initial PCS Group Percentage Interest divided by (y) the number of outstanding shares of common stock of TCI Partner at the Effective Time and (C) a number of shares of PCS Preferred Stock equal to (x) the aggregate number of shares of PCS Preferred Stock (if any) to be issued in the Mergers with respect to the common stock of TCI Partner pursuant to Section 6.6 divided by (y) the number of outstanding shares of common stock of TCI Partner at the Effective Time.

			(ii)	Each share of common stock of TCI PhillieCo
		Sub issued and outstanding immediately prior to the Effective Time shall be converted into (A) a number of shares of Series 2 PCS Stock equal to (x) such number of shares of Series 2 PCS Stock as represents at the Effective Time a 0.92434% Initial PCS Group

		Percentage Interest divided by (y) the number of outstanding shares of common stock of TCI PhillieCo
		Sub at the Effective Time and (B) a number of Warrants equal to (x) such number of Warrants as represents at the Effective Time a 0.05900% Initial PCS Group Percentage Interest divided by (y) the number of outstanding shares of common stock of TCI PhillieCo Sub at the Effective Time.

			(iii)	Each share of common stock of Comcast
		HoldCo Sub1 issued and outstanding immediately prior to the Effective Time shall be converted into (A) a number of shares of Series 2 PCS Stock equal to (x) such number of shares of Series 2 PCS Stock as represents at the Effective Time a 0.10738% Initial PCS Group Percentage Interest divided by (y) the number of outstanding shares of common stock of Comcast HoldCo Sub1 at the Effective Time,
		(B) a number of Warrants equal to (x) such number of Warrants as represents at the Effective Time a 0.00685% Initial PCS Group Percentage Interest divided by (y) the number of outstanding shares of common stock of Comcast HoldCo Sub1 at the Effective Time and (C) a number of shares of PCS Preferred Stock equal to (x) the aggregate number of shares of PCS Preferred Stock (if any) to be issued in the Mergers with respect to the common stock of Comcast HoldCo Sub1 pursuant to Section 6.6 divided by (y) the number of outstanding shares of common stock of Comcast HoldCo Sub1 at the Effective Time.

			(iv)	Each share of common stock of Comcast HoldCo
		Sub2 issued and outstanding immediately prior to the Effective Time shall be converted into (A) a number of shares of Series 2 PCS Stock equal to (x) such number of shares of Series 2 PCS Stock as represents at the Effective Time a 10.63090% Initial PCS Group Percentage Interest divided by (y) the number of outstanding shares of common stock of Comcast HoldCo Sub2 at the Effective Time, (B) a number of Warrants equal to (x) such number of Warrants as represents at the Effective Time a 0.67857% Initial PCS Group Percentage Interest divided by (y) the number of outstanding shares of common stock of Comcast HoldCo Sub2 at the Effective Time and (C) a number of shares of PCS Preferred Stock equal to (x) the aggregate number of shares of PCS Preferred Stock (if any) to be issued in the Mergers with respect to the common stock of Comcast HoldCo Sub2 pursuant to Section
		6.6 divided by (y) the number of outstanding shares of common stock of Comcast HoldCo Sub2 at the Effective
		Time.

			(v)	Each share of common stock of Cox HoldCo Sub1
		issued and outstanding immediately prior to the Effective Time shall be converted into (A) a number of shares of Series 2 PCS Stock equal to (x) such number of shares of Series 2 PCS Stock as represents at the Effective Time a 0.10738% Initial PCS Group Percentage Interest divided by
		(y) the number of outstanding shares of common stock of Cox HoldCo Sub1 at the Effective Time and (B) a number of Warrants equal to (x) such number of Warrants as represents at the Effective Time a 0.00685% Initial PCS Group
		Percentage Interest divided by (y) the number of outstanding shares of common stock of Cox HoldCo Sub1 at the Effective Time.

			(vi)	Each share of common stock of Cox HoldCo Sub2
		issued and outstanding immediately prior to the Effective Time shall be converted into (A) a number of shares of Series 2 PCS Stock equal to (x) such number of shares of Series 2 PCS Stock as represents at the Effective Time a 11.09307% Initial PCS Group Percentage Interest divided by (y) the number of outstanding shares of common stock of Cox HoldCo Sub2 at the Effective Time,
		(B) a number of Warrants equal to (x) such number of Warrants as represents at the Effective Time a 0.70807% Initial PCS Group Percentage Interest divided by (y) the number of outstanding shares of common stock of Cox HoldCo Sub2 at the Effective Time and (C) a number of shares of PCS Preferred Stock equal to (x) the aggregate number of shares of PCS Preferred Stock (if any) to be issued in the Mergers with respect to the Common Stock of Cox HoldCo Sub2 pursuant to Section 6.6 divided by (y) the number of outstanding shares of common stock of Cox HoldCo Sub2 at the Effective Time.

			(vii)	Each share of capital stock other than
		common stock of each of the HoldCo Entities and TCI
		Partner shall be cancelled.

		(b)	All shares of the HoldCo Entities and TCI Partner
to be converted into Series 2 PCS Stock, Warrants and (if applicable)
PCS Preferred Stock pursuant to this Section 4.1 shall, at the Effective Time, cease to be outstanding, shall be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive for each of such shares, upon the surrender of such certificate in accordance with Section 4.2, the amount of Series 2 PCS Stock, Warrants and (if applicable)
PCS Preferred Stock specified above (the "Share
Consideration").  No fractional shares of Series 2 PCS
Stock or PCS Preferred Stock or fractional Warrants shall be issued as a result of the Mergers, and the number of shares of Series 2 PCS Stock and PCS Preferred Stock and Warrants to be received by any shareholder of the HoldCo Entities or TCI
Partner shall be rounded to the nearest whole number of shares or Warrants.

		(c)	Each share of common stock of TCI Merger Sub1,
TCI Merger Sub2, Comcast Merger Sub1, Comcast Merger Sub2,
Cox Merger Sub1 and Cox Merger Sub2 issued and outstanding immediately prior to the Effective Time shall at the Effective Time be converted into one share of common stock of the applicable
Surviving Corporation.

		Section 4.2	Payment for Shares in the Mergers.  At the
Closing, Sprint will deliver to the holders of shares of the HoldCo Entities and TCI Partner stock and warrant certificates representing the Share Consideration (together with the executed Warrant Agreements) in exchange for certificates representing all of the outstanding shares of the HoldCo Entities and TCI Partner. Such certificates representing the outstanding shares of the HoldCo Entities and TCI Partner shall forthwith be canceled.

		Section 4.3	Warrant Intergroup Interest.  Effective
at the Effective Time, the Sprint Board of Directors will create an intergroup interest of the Sprint FON Group in the PCS Group that will have terms equivalent to the Warrants and will represent a 2.83019% Initial PCS Group Percentage Interest.

					ARTICLE 5
		REPRESENTATIONS AND WARRANTIES OF THE PARTIES

		Section 5.1	Mutual Representations.  Each Parent hereby
represents and warrants to each other Parent, as to itself and each of its Controlled Affiliates that is a party to this Agreement, as follows:

		(a)	Due Incorporation or Formation; Authorization
of Agreements. Such party is duly organized or formed and validly existing under the laws of the jurisdiction of its organization or formation and has the corporate or partnership power and authority to own its property and carry on its business as owned and carried on at the date hereof. Such party is duly qualified to do business and in good standing (if applicable) in each jurisdiction in which it conducts business or in which it is otherwise required to be qualified, except for failures to be so qualified which, individually or in the aggregate, would not have a Material Adverse Effect on such party. Such party has the corporate or partnership power and authority to execute and deliver this Agreement and the Other Agreements to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. This Agreement and the Other Agreements to which it is or will be a party have been (or at the Closing will be) duly executed and delivered by such party, and the execution, delivery and performance of this Agreement and such Other Agreements by such party have been duly authorized by all necessary corporate or partnership action. This
Agreement and the Other Agreements to which it is or will be a party constitute (or, as to Other Agreements not executed on or prior to the date hereof and (in the case of Sprint) the Warrants, will constitute) the legal, valid and binding obligation of such party, enforceable in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency (including all laws relating to fraudulent transfers), reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally and the application of general principles of equity).

		(b)	No Conflict; No Default.  Except as to clauses
(i), (iii), (iv) and (v) below, as would not have a Material
Adverse Effect on such party, neither the execution or delivery of this Agreement or the Other Agreements to which it is a party or (in the case of Sprint) the Warrants by such party nor (assuming the Required Approvals have been obtained) the performance of this Agreement or the Other Agreements by such party or the consummation by such party of the transactions contemplated hereby or thereby in accordance with the terms and conditions hereof and thereof (i) will conflict with, violate or result in a breach of any of the terms, conditions or provisions of any Law applicable to such party or any of its Controlled Affiliates, (ii) will conflict with, violate, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate or articles of incorporation, bylaws or partnership agreement (or other governing documents) of such party or any of its Controlled Affiliates, (iii) will conflict with, violate, result in a breach of or constitute a default under any of the terms, conditions or provisions of any material agreement or instrument to which such party or any of its Controlled Affiliates is a party or by which such party or any of its Controlled Affiliates is or may be bound or to which any of its material properties or assets is subject, (iv) will conflict with, violate, result in a breach of, constitute a default under (whether with notice or lapse of time or both), accelerate or permit the acceleration of the performance required by, give to others any interests or rights or require any consent, authorization or approval under any indenture, mortgage, lease agreement or similar instrument to which such party or any of its Controlled Affiliates is a party or by which such party or any of its Controlled Affiliates is or may be bound, or (v) will result in the creation or imposition of any Lien upon any of the other material properties or assets of such party or any of its Controlled Affiliates.

		(c)	Litigation.  Except for the Petition of Sprint
Spectrum Partners and Sprint Spectrum, L.P. d/b/a Sprint PCS for Declaratory Relief filed on March 13, 1997, with the FCC, there are no actions, suits, proceedings or investigations pending or, to the knowledge of such Parent, threatened against such party or any of its properties, assets or businesses (other than any actions, suits or proceedings pending or threatened against Sprint
PCS, PhillieCo, SprintCom or EquipmentCo or their respective properties, assets or businesses) before or by any Governmental Authority which would, individually or in the aggregate, if adversely determined
(or, in the case of an investigation, could lead to any action, suit or proceeding, which if adversely determined would), have a Material Adverse Effect on such party, and such party has not received any currently effective notice of any default, and such party is not in default, under any applicable order, writ, injunction, decree, permit, determination or award of any Governmental Authority, which default would have a Material
Adverse Effect on such party.

		(d)	Finders Fees.  Other than Merrill Lynch & Co.
(whose fees other than in connection with its role as underwriter
(if any) in the IPO shall be paid by the Cable Parents) and Salomon Smith Barney and SBC Warburg Dillon Read, Inc.
(whose fees shall be paid by Sprint and allocated to the Sprint
FON Group, except as provided in Section 12.4), there is no investment banker, broker or finder that has been retained by or is authorized to act on behalf of any Parent or its Controlled Affiliates who would be entitled to any fee or commission upon consummation of or otherwise in connection with the transactions contemplated by this Agreement; provided that the Parents acknowledge that they have previously jointly retained Salomon Smith Barney with respect to services provided prior to October 10, 1997, and each Parent will pay its pro rata share (based on the PCS Percentage Interest of its respective Partner) of the fees and expenses for such services (which, in the case of Sprint, will be allocated to the Sprint FON Group).

		Section 5.2	Representations and Warranties of the
Cable Parents. Each Cable Parent hereby represents and warrants to each other Parent, as to itself and each of its Controlled
Affiliates that is a party to this Agreement, as follows:

		(a)	Interests in Sprint PCS Owned by the Cable Partners.
Such Cable Parent's respective Cable Partner has good legal title to, and beneficial ownership of, the PCS Interest indicated as owned by it on Schedule 5.2(a), free and clear of all Liens other than Liens described in clause (iii) of the definition of Permitted Liens ("Contractual Liens"). Except as provided in the PCS Partnership
Agreement and the MinorCo Partnership Agreement, such Cable Partner has the sole right to vote and dispose of the PCS Interest indicated as owned by it on Schedule 5.2(a). Such Cable Partner has no assets or liabilities or obligations (absolute, accrued, contingent or otherwise, including any liability for Taxes of itself or any other Person) except (i) its PCS Interest, (ii) as contemplated by Section 6.4, (iii) obligations under the CP Contracts,
(iv) certain other intercompany indebtedness that will be extinguished by means of capital contribution prior to the Effective Time and (v) obligations imposed solely as a matter of Laws to which such Cable Partner is subject. Such Cable Partner has not engaged in any business or activities of any type or kind whatsoever except as relates to its ownership of the PCS Interest. Except as provided in the CP Contracts and in Section 6.4, there are no subscriptions, options, warrants, call rights or rights of conversion or other rights, agreements, arrangements or commitments (collectively, "Rights") obligating such Cable Partner to issue additional capital stock or interests in such Cable Partner to any party or to Transfer its PCS Interest or any equity or voting interest therein in whole or in part, or any voting agreement, voting trust agreement or similar agreement relating to the voting by such Cable Partner of any of its PCS Interests.

		(b)	Partnership Interests in Cable Partners Owned by
HoldCo Entities.  Each of such Cable Parent's respective HoldCo
Entities has good legal title to, and record and beneficial ownership of, all capital stock and all general partnership, limited partnership and any other equity interests indicated as owned by it on Schedule 5.2(b) (the "Owned Interests"), free and clear of all Liens (other than Contractual Liens). Other than the Owned Interests and, in the case of Cox HoldCo Sub 2, its PhillieCo Interest, such HoldCo Entity has no assets or liabilities or obligations
(absolute, accrued, contingent or otherwise, including any liability for Taxes of itself or any other Person) except for (i) its rights and obligations under the CP Contracts and obligations imposed solely as a matter of Laws to which such HoldCo Entity is subject, (ii) as provided in Section 6.4 and (iii) certain other intercompany indebtedness that will be extinguished by means of capital contribution prior to the Effective Time. Such
HoldCo Entity has not engaged in any business or activities of any type or kind whatsoever except as relates to its ownership of its respective Owned Interests. The Owned Interests held by such HoldCo Entity are duly authorized and validly issued and were not issued in violation of any preemptive rights or any applicable securities laws. Following the Mergers, such HoldCo Entity will continue to have good legal title to, and beneficial ownership of, its Owned Interests, free and clear of any Lien arising as a result of the Mergers. Except as provided in the CP Contracts and in Section 6.4, there are no Rights obligating such HoldCo Entity to issue additional capital stock or other securities of such HoldCo Entity, Transfer any of its Owned Interests or any equity or voting interest therein in whole or in part, or any voting agreement, voting trust agreement or similar agreement relating to the voting by such HoldCo Entity of any such Owned Interests. Solely for the purposes of this Section 5.2(b), TCI PhillieCo Sub will be excluded from the definition of HoldCo Entities, and TCI Parent shall not make any representation with respect to this Section.

		(c)	Capital Stock of the HoldCo Entities and TCI Partner.
The number of authorized and outstanding shares of each series and class of capital stock of such Cable Parent's HoldCo Entity and TCI Partner, as to TCI, is set forth on Schedule 5.2(c). All issued shares of such capital stock are duly authorized, validly issued, fully paid and nonassessable, and were not issued in violation of any preemptive rights or securities laws. Such Cable Parent
(as to Cox with respect to Cox HoldCo Sub2) or the Subsidiary of such Cable Parent indicated on Schedule 5.2(c) has good legal title to, and beneficial ownership of, the shares of capital stock of its respective HoldCo Entity and TCI Partner, as to TCI, indicated as owned by it on Schedule 5.2(c), free and clear of all Liens (other than Contractual Liens). Except as provided in the CP Contracts, such Cable Parent (as to Cox with respect to Cox HoldCo Sub2) or such Subsidiary of the Cable Parent has the sole right to vote and dispose of such capital stock. There are no Rights obligating such Cable Parent (as to Cox with respect to Cox HoldCo
Sub2) or such Subsidiary of the Cable Parent to Transfer any such shares of capital stock or any equity or voting interest therein in whole or in part, or any voting agreement, voting trust agreement or similar agreement relating to the voting by such Subsidiary of the Cable Parent of any of such shares of capital stock.

		(d)	Availability.  Such Cable Parent has made
available to Sprint true and correct copies of the charter, bylaws, stockholders agreements, partnership agreement and other constituent documents, as applicable, of each HoldCo
Entity and Cable Partner.

		(e)	Consents, Approvals and Authorizations.  The
execution, delivery and performance of this Agreement and the Other Agreements by such Cable Parent and its respective
Controlled Affiliates do not and will not require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other Person on the part of such Cable Parent or its respective Controlled Affiliates, except (i) for (to the extent applicable to such Person) the Required Approvals or (ii) to the extent the failure to obtain or make any of the foregoing, individually or in the aggregate, would not have a Material Adverse Effect on such party.

		(f)	Contracts.

			(i)	Except as set forth on Schedule 5.2(f)(i) and
		for promissory notes representing the loans referred to in Section 6.4, none of such Cable Parent's respective
		HoldCo Entities or Cable Partner is a party to, nor are its properties or assets bound by, any contracts or agreements except written contracts to which Sprint or its Controlled Affiliates is a party (the "CP Contracts").

			(ii)	Neither the Cable Partner of such Cable Parent
		nor any of its Controlled Affiliates is in material breach of Section 6.6 of the PCS Partnership Agreement.

		(g)	Taxes.  For the purposes of this Section, any tax item
shown on a return or report furnished by Sprint, Sprint PCS GP, Sprint
PCS LP, Sprint PCS, PhillieCo GP, PhillieCo LP or PhillieCo (or their respective predecessors) to any Cable Parent or any member of its Affiliated Group (as defined herein) shall be deemed correct.

			(i)	Since its formation, each of such Cable Parent's
		HoldCo Entities (and TCI Partner, as to TCI) has been a member of an affiliated group, as defined in Code section
		1504, of which its respective Cable Parent (or an Affiliate of its Cable Parent) is the common parent, which has elected to file consolidated federal income tax returns for all taxable periods ending after the formation of such entity and on or prior to the last day of the first taxable year of such affiliated group to close after the Closing
		Date (each, an "Affiliated Group").

			(ii)	Except as set forth on Schedule 5.2(g)(ii),
		since its formation, each of such Cable Parent's HoldCo Entities (and TCI Partner, as to TCI) has derived no material item of income, loss, deduction or credit during its existence other than such items which were or are included in its direct or indirect distributive share of such items of Sprint PCS GP, Sprint PCS LP, PhillieCo GP and PhillieCo LP. Each of such Cable Parent's HoldCo Entities (and TCI Partner, as to TCI) has no subsidiaries other than direct interests or interests in partnerships which hold direct interests (or indirect interests through other partnerships) in Sprint PCS GP, Sprint PCS LP, PhillieCo GP and PhillieCo LP.

			(iii)	Such Cable Parent's Affiliated Group has filed
		all federal income tax returns that it was required to file
		for each period during which its respective HoldCo Entities
		(and TCI Partner, as to TCI) was a member of the Affiliated
		Group.  All such returns were correct and complete in all
		material respects in so far as they relate to such Cable
		Parent's HoldCo Entities (and TCI Partner, as to TCI). All material federal income taxes owed by such Cable Parent's Affiliated Group with respect to its HoldCo Entities (or
		TCI Partner, as to TCI) (whether or not shown on a Tax
		Return) have been paid for each taxable period during
		which such Cable Parent's HoldCo Entities (and TCI Partner,
		as to TCI) was a 	member of its respective Affiliated Group.

			(iv)	If the income of  any of such Cable Parent's
		HoldCo Entities (or TCI Partner, as to TCI) is required under state, local, or foreign tax rules, to be included on a consolidated, unitary, combined or other such tax returns filed by an entity other than such HoldCo Entities or TCI Partner, each such group has filed all income tax returns that it was required to file with respect to such HoldCo Entity (or TCI Partner, as to TCI) for each period during which its respective HoldCo Entities or TCI Partner was a member of such group. All such returns were correct and complete in all material respects in so far as they relate to such Cable Parent's HoldCo Entities (and TCI Partner, as to TCI). All material income taxes owed by such group with respect to such HoldCo Entities (or TCI Partner, as to TCI) (whether or not shown on a Tax Return) have been paid for each taxable period during which such Cable Parent's HoldCo Entities (and TCI Partner, as to TCI) was a member of its respective group.

			(v)	Except as set forth on Schedule 5.2(g)(v), each
		of such Cable Parent's HoldCo Entities (and TCI Partner, as to TCI) and each of its Subsidiaries (if any) have filed all Tax Returns that it was required to file through the date hereof. All such Tax Returns were correct and complete in all material respects. All Taxes owed by each of such Cable Parent's HoldCo Entities (and TCI Partner, as to TCI) or its Subsidiaries (if any) (whether or not shown on any Tax Return) have been paid. Except as provided in Schedule 5.2(g)(v) and except for any extension relating to the entire Affiliated Group or any consolidated, unitary, combined or other such group of which such HoldCo Entity or TCI Partner is a member, none of such Cable Parent's
		HoldCo Entities (nor TCI Partner, as to TCI) nor its respective Subsidiaries (if any) is currently the bene-ficiary of any extension of time within which to file a Tax Return. No claim has ever been made by an authority, in a jurisdiction where such Cable Parent's HoldCo
		Entities (or TCI Partner, as to TCI) or its respective Subsidiaries (if any) do not file Tax Returns, that it or they may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of such Cable Parent's HoldCo Entities
		(or TCI Partner, as to TCI) or its respective Subsidiaries
		(if any) that arose in connection with any failure (or alleged failure) to pay any Tax.

			(vi)	Each of such Cable Parent's HoldCo Entities
		(and TCI Partner, as to TCI) and each of the respective Subsidiaries (if any) of such Cable Parent's HoldCo Entities has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

			(vii)	There is no dispute or claim concerning any Tax
		Liability of such Cable Parent's HoldCo Entities (or TCI Partner, as to TCI) or its respective Subsidiaries (if any) either claimed or raised by any authority in writing to such HoldCo Entity (or TCI Partner, as to TCI) (or its respective Cable Parent) or as to which any of such entities has knowledge based upon direct personal contact with any agent of such authority.

			(viii)	Schedule 5.2(g)(viii) lists all Tax
		Returns filed by such Cable Parent's HoldCo Entities (and TCI Partner, as to TCI) and each of the respective Subsidiaries (if any) of such Cable Parent's HoldCo Entities for all taxable periods ending on or before the date hereof and indicates those Tax Returns that have been audited and those which are currently under audit, except that such schedule does not include consolidated, unitary, combined or other such Tax Returns filed by a Cable Parent (or an Affiliate of a Cable Parent) which includes such Cable Parent's HoldCo Entities (or TCI Partner, as to TCI). Each Cable Parent has delivered (or will deliver within 30 days following the date hereof) to Sprint correct and complete copies of all Tax Returns (except for those Tax Returns not required to be included in Schedule 5.2(g)(viii)), examination reports, and statements of deficiencies assessed against or agreed to by its respective HoldCo Entities (or TCI Partner, as to TCI) and its respective Subsidiaries
		(if any).

			(ix)	Except for waivers and extensions that apply
		to such Cable Parent's HoldCo Entities (or TCI Partner, as to TCI) or its Subsidiaries (if any) with respect to consolidated, unitary or combined Tax Returns that include the income of any such entities and the income of their respective Cable Parents (or Affiliates of the Cable Parents), the normal period within which to examine and/or assess Taxes on the income of any such entity has not been extended with respect to any such entity by waiver of, or agreement to extend, the applicable statute of limitations or otherwise.

			(x)	None of such Cable Parent's HoldCo Entities
		(nor TCI Partner, as to TCI) nor any of the respective Subsidiaries (if any) of such Cable Parent's HoldCo Entities has filed a consent under Code section 341(f) concerning collapsible corporations, or has made or is required to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payment that will not be deductible under Code section 280G.

		(h)	Tax Opinions.  On the date hereof, each of the Cable
Parents has received from its respective outside counsel an opinion to the effect that, although not free from doubt, the Mergers involving such Cable Parent's respective HoldCo Entities or Cable Partner
(as applicable) should constitute a "reorganization" under Section
368(a) of the Code. In rendering such opinions, outside counsel for each of the Cable Parents has received and relied upon representations contained in (A) certificates of such Cable
Parent in form and substance reasonably acceptable to such counsel and (B) the certificate referred to in Section 6.12(c).

		(i)	Ownership of Sprint Securities.  Except as
provided in this Agreement and the Other Agreements, neither such Cable Parent nor any of its Subsidiaries owns or has a contractual right or obligation to acquire any shares of Sprint Common Stock or any other capital stock of Sprint or any security convertible into or exercisable or exchangeable for Sprint Common Stock or any other capital stock of Sprint.

		Section 5.3	Representations and Warranties of Sprint.
Sprint hereby represents and warrants that:

		(a)	Merger Subs.

			(i)	The Merger Subs were formed by Sprint solely
		for the purpose of engaging in the transactions contemplated hereby.

			(ii)	All of the issued and outstanding capital stock
		of each Merger Sub is directly owned beneficially and of record by Sprint free and clear of any Liens (other than Contractual Liens).

			(iii)	Except for obligations or liabilities arising
		under this Agreement, each Merger Sub has not incurred any obligations or liabilities or engaged in any business or activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.

		(b)	Consents, Approvals and Notifications.  The execution,
delivery and performance of this Agreement and the Other Agreements by Sprint and its respective Controlled Affiliates do not and will not require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other Person on the part of Sprint on its Controlled Affiliates, except (i) for the Required Approvals or (ii) to the extent the failure to obtain or make any of the foregoing, individually or in the aggregate, would not have a Material Adverse Effect on such party.

		(c)	Sprint Board Action.  Prior to the date hereof, the
Board of Directors of Sprint has approved (i) an amendment to Sprint's Bylaws, to be effective at the Closing, in the form of Exhibit O (the "Bylaw Amendment"), (ii) the Management and Allocation Policies, to be effective at the Closing, (iii) the Initial Charter Amendment and the Subsequent Charter Amendment and (iv) this Agreement and the transactions contemplated hereby. This Agreement and the transactions contemplated hereby (including the future exercise by the Cable Holders of their respective Equity Purchase Rights) have been approved by the Board of Directors of Sprint (including by a majority of the "Continuing
Directors" of Sprint at a meeting at which at least seven of such Continuing Directors were present, as contemplated by Article Seventh of the Current Sprint Charter). With respect to those matters described in clauses (i), (iii) and (iv) above, the Board of Directors of Sprint has directed that such matters be submitted for the approval of the stockholders of Sprint at the Stockholders Meeting and has recommended to the stockholders of Sprint that such matters be approved.

		(d)	FT/DT Agreements.  Attached hereto as Exhibit P are
true and correct copies of the FT/DT Agreements. The execution and delivery of this Agreement and the Other Agreements (including the Registration Rights Agreement), and the consummation and performance of the transactions contemplated hereby and thereby, by Sprint and its Controlled Affiliates will not violate or conflict with the FT/DT Agreements (including the Amended and Restated
Registration Rights Agreement included therein) or any other agreement between Sprint or any of its Controlled Affiliates (on the one hand) and FT or DT or any of their respective Controlled Affiliates (on the other hand), or conflict with the consummation and performance by Sprint and its Controlled Affiliates of the transactions contemplated thereby.

		(e)	PCS Percentage Group Interests; Intergroup Interests.
At the Effective Time, the number of shares of Series 2 PCS Stock and Warrants held by each of the Cable Parents and its Subsidiaries will represent the following Initial PCS Group Percentage Interests: TCI
Parent - 23.83074%; Comcast Parent - 11.42370%; and Cox Parent -
11.91537%.  Immediately following the Recapitalization, the Sprint
FON Group will not hold an intergroup interest in the PCS Group except for (i) the Preferred Intergroup Interest, (ii) the Warrant Intergroup Interest, and (iii) any intergroup interest retained by Sprint relating to Pre-Closing Options (which, in the case of clause (iii), will represent a PCS Group Percentage Interest of less than 5.0%). Sprint covenants that all Pre-Closing Options shall be satisfied out of the Sprint FON Group's intergroup interest in the PCS Group or otherwise satisfied by Sprint without the allocation of any cost or expense to the PCS Group and without otherwise economically diluting the PCS Group Percentage Interest of any Cable Parent.

		(f)	PCS Group Constituents.  Assuming the accuracy of the
representations and warranties of the Cable Parents contained in this Agreement, immediately following the Closing, the PCS Group shall consist of the entities and ownership interests therein shown on
Schedule 5.3(f) (other than Sprint, UCOM, Inc., US Telecom, Inc.,
UC PhoneCo, Inc. and UST PhoneCo, Inc.) and the corresponding interests in their respective assets and liabilities and the businesses conducted by such entities ("PCS Group Constituents").

		(g)	King & Spalding Opinion.  On the date hereof, Sprint
has received from King & Spalding its opinion to the effect that (i) the Recapitalization will constitute a recapitalization within the meaning of Section 368(a)(1)(E) of the Code, (ii) any outstanding stock which is designated as common stock of Sprint in Sprint's Articles of Incorporation will constitute voting stock of Sprint for federal income tax purposes, and (iii) except with respect to cash paid in lieu of fractional shares, if any, the holders of such stock of Sprint will not recognize income, gain or loss in and as a result of the Recapitalization. In rendering such opinion, King & Spalding has received and relied upon representations contained in certificates of Sprint in form and substance reasonably acceptable to King & Spalding.

		(h)	Representations and Warranties Regarding Sprint
Partner. With respect to Sprint Partner, Sprint hereby represents and warrants to each other Parent as follows:

			(i)	Sprint Partner has good legal title to, and
		beneficial ownership of, a 40% PCS Interest (consisting of a 40% interest in Sprint PCS GP and a 40% interest in Sprint PCS LP), free and clear of all Liens (other than Contractual Liens). Except as provided in the PCS Partnership Agreement and the MinorCo Partnership Agreement, Sprint Partner has the sole right to vote and dispose of such PCS Interest. Other than such PCS Interest and its PhillieCo Interest, Sprint Partner has no assets or liabilities or obligations (absolute, accrued, contingent or otherwise, including any liability for Taxes of itself or any other Person) except for obligations under the Sprint Contracts, obligations imposed solely as a matter of Laws to which Sprint Partner is subject and liabilities and obligations attributable to its PCS Interest and PhillieCo Interest. Sprint Partner has not engaged in any business or activities of any type or kind whatsoever except as relates to its ownership of the PCS Interest and its PhillieCo Interest. There are no Rights obligating Sprint Partner to issue additional interests in Sprint Partner to any party or (except as provided in the PCS Partnership Agreement and the MinorCo Partnership Agreement) to Transfer its PCS Interest or any equity or voting interest therein in whole or in part, or (except for the Sprint Contracts) any voting agreement, voting trust agreement or similar agreement relating to the voting by Sprint Partner of any of its PCS Interests.

			(ii)	Interests in Sprint Partner.  The subsidiaries
		of Sprint holding direct interests in Sprint Partner have good legal title to all of the general partnership and limited partnership interests in Sprint Partner indicated as owned by them on Schedule 5.3(h)(ii), free and clear of all Liens (other than Contractual Liens). Such interests are duly authorized and validly issued and were not issued in violation of any preemptive rights or any applicable securities laws. There are no Rights obligating such subsidiaries to issue additional interests in, or capital stock of, such subsidiaries, Transfer any of their interests in Sprint Partner or any equity or voting interest therein in whole or in part, or (except for the Sprint Contracts) any voting agreement, voting trust agreement or similar agreement relating to the voting by such subsidiaries of any of the general or limited partnership interests of Sprint Partner.

			(iii)	Availability.  Sprint has made available to each
		Cable Parent true and correct copies of the charter, bylaws, stockholders agreements, partnership agreement and other constituent documents, as applicable, of Sprint Partner.

			(iv)	Consents, Approvals and Authorizations.  The
		execution, delivery and performance of this Agreement and the Other Agreements by Sprint Partner do not and will not require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or any other Person on the part of Sprint Partner, except (i) for the Required Approvals or
		(ii) to the extent the failure to obtain or make any of the foregoing, individually or in the aggregate, would not have a Material Adverse Effect on Sprint Partner.

			(v)	Contracts.

				(A)	Sprint Partner is not a party to, nor are
					its properties or assets
					bound by, any contracts or agreements
					except those to which one
					or more of the Cable Partners or their
					Affiliates are a party (the
					"Sprint Contracts").

				(B)	Neither Sprint Partner nor any of its
					Controlled Affiliates is  in
					material breach of Section 6.6 of
					the PCS Partnership Agreement.

			(vi)	Taxes.

				(A)	Since its formation, SprintCom has been
					a member of an Affiliated Group of
					which Sprint is the common parent, which has elected to file consolidated federal income tax returns.

				(B)	Since its formation, Sprint Partner has
					not derived any material
					item of income, loss, deduction or credit during its existence other than such items which were or are included in its direct or indirect distributive share of such items of Sprint PCS GP, Sprint
					PCS LP, PhillieCo GP and PhillieCo LP.
					Neither SprintCom nor Sprint Partner has
					Subsidiaries other than interests in
					partnerships which hold direct interests
					(or indirect interests through other
					partnerships) in Sprint PCS GP, Sprint PCS
					LP, PhillieCo GP and PhillieCo LP.

				(C)	Sprint's Affiliated Group has filed all
					federal income tax returns that it was
					required to file for each period during
					which SprintCom was a member of the
					Affiliated Group. All such returns were correct and complete in all material respects insofar as they relate to SprintCom.

				(D)	If the income of SprintCom or Sprint
					Partner is required under state, local,
					or foreign tax rules, to be included on
					a consolidated, unitary, combined or
					other tax return filed by an
					entity other than itself, each such
					group has filed all income tax
					returns that it was required to file with respect to SprintCom or Sprint Partner for each period during which SprintCom or Sprint Partner was a member of such group. All such returns were correct and complete in all material respects insofar as they relate to SprintCom or Sprint Partner.
					All material income taxes owed by such
					group with respect to SprintCom or Sprint
					Partner (whether or not shown on a Tax
					Return) have been paid for each taxable
					period during which SprintCom or Sprint
					Partner was a member of its respective
					group.

				(E)	Each of SprintCom and Sprint Partner
					(and each of their Subsidiaries (if any)) has filed all Tax Returns that it was required to file through the date hereof. All such Tax Returns were correct and complete in all material respects.
					All Taxes owed by each of such entities
					(or its Subsidiaries (if any))
					(whether or not shown on any Tax Return) have been paid. No claim has ever been made by an authority, in a jurisdiction where SprintCom or Sprint Partner (or their respective Subsidiaries (if any)) do not file Tax Returns, that it or they may be subject to taxation by that jurisdiction. There are no security interests on any of the assets of SprintCom or Sprint Partner (or their respective Subsidiaries (if any)) that arose in connection with any failure
					(or alleged failure) to pay any Tax.

				(F)	Each of Sprint Com and Sprint Partner
					(and each of their respective Subsidiaries
					(if any)) has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

				(G)	There is no dispute or claim concerning
					any Tax Liability of SprintCom or Sprint
					Partner (or their respective Subsidiaries
					(if any)) either claimed or raised by any authority in writing to such entity as to which any of such entities has knowledge based upon direct personal contact with any agent of such authority.

				(H)	Neither SprintCom nor Sprint Partner
					(nor any of their respective
					Subsidiaries (if any)) has filed a consent under Code section 341(f) concerning collapsible corporations, or has made or is required to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payment, that will not be deductible under Code section 280G.

		(i)	Reports and Financial Statements.  Sprint has
filed all reports (including proxy statements) and registration statements required to be filed with the SEC since January
1, 1996 (collectively, the "Sprint SEC Reports"). None of the Sprint SEC Reports (including the financial statements contained therein), as of their respective dates, contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. All of the Sprint
SEC Reports, as of their respective dates, complied in all material respects with the requirements of the Exchange
Act, the Securities Act and the applicable rules and regulations thereunder. Except (i) as and to the extent disclosed or reserved against on the balance sheet of Sprint as of December
31, 1997 included in the Sprint SEC Reports, (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement and
(iii) as may result from any Year 2000 Liability, Sprint does not have any liabilities or obligations of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, have or would have a Material Adverse Effect on Sprint. During the period since
December 31, 1997, except as disclosed in the Sprint SEC Reports filed prior to the date hereof, there has not been, and nothing has occurred that has had, a Material Adverse Effect on Sprint.

		(j)	Capitalization of Sprint.  The certificate delivered
to the Cable Parents at the Closing as contemplated by Section 9.1(xvi) will be true and correct. All such issued and outstanding shares of Sprint capital stock immediately following the Effective Time will have been duly authorized and validly issued, and will be fully paid and nonassessable, and issued in compliance with all applicable state and federal securities laws. All PCS Options outstanding immediately following the Effective Time will have been duly authorized and validly issued, and will be fully paid and nonassessable (except as to the payment of any exercise price for the underlying securities) and issued in compliance with all applicable state and federal securities laws.

		Section 5.4	Representations and Warranties Concerning
PhillieCo. Each PhillieCo Parent hereby represents and warrants to each other Parent (in the case of Sections 5.4(a) and (b)) and to Comcast only (in the case of Sections 5.4(c)-(l)), as to itself and its respective PhillieCo Partner, as follows:

		(a)	Due Organization.  Such PhillieCo Partner is duly
formed and validly existing under the laws of the State of Delaware and has the corporate or partnership power (as applicable) and authority to own its property and carry on its business as owned and carried on at the date hereof. Such PhillieCo Partner is duly qualified to do business in each jurisdiction in which it conducts business or in which it is otherwise required to be qualified, except for failures to be so qualified which, individually or in the aggregate, would not have a Material Adverse Effect on such PhillieCo Partner.

		(b)	Interests in PhillieCo Owned by the PhillieCo
Partners. Such PhillieCo Partner has good legal title to, and beneficial ownership of, the PhillieCo Interest indicated as owned by it on Schedule 5.4(b), free and clear of all Liens (other than Contractual Liens). Except as provided in the PhillieCo
Partnership Agreement and the PhillieCo LP Partnership Agreement, such PhillieCo Partner has the sole right to vote and dispose of the PhillieCo Interest indicated as owned by it on Schedule 5.4(b). Other than (i) its PhillieCo Interest, (ii) notes receivable from PhillieCo GP, (iii) in the case of Sprint Partner, its PCS Interest, (iv) in the case of Cox HoldCo Sub2, its interest in Cox Partner (and liabilities and obligations attributable to Cox Partner's PCS Interest) and the note receivable from Cox HoldCo Sub1 that will be contributed to Cox HoldCo Sub2 prior to Closing pursuant to Section 6.6, and (v) as contemplated by Section 6.4 and (in the case of Cox HoldCo Sub2) as contemplated by Section 6.6(a)(i)(A), such PhillieCo Partner has no assets or liabilities or obligations (absolute, accrued, contingent or otherwise, including any liability for Taxes of itself or any other Person) other than obligations imposed solely as a matter of Laws to which such PhillieCo Partner is subject. Such PhillieCo Partner has not engaged in any business or activities of any type or kind whatsoever except as relates to its ownership of the PhillieCo Interest
(and, in the case of Cox HoldCo Sub2 and Sprint Partner, its PCS Interest). Except as set forth in the CP Contracts and Section
6.4, there are no Rights obligating such PhillieCo Partner to issue additional capital stock or interests in such PhillieCo Partner to any party or to Transfer its PhillieCo Interest or any equity or voting interest therein in whole or in part, or any voting agreement, voting trust agreement or similar agreement relating to the voting by such PhillieCo Partner of any of its PhillieCo Interests.

		(c)	Licenses.  PhillieCo1 holds the licenses issued
by the FCC that are listed on Schedule 5.4(c) (the "PhillieCo Licenses") and has satisfied all terms and conditions required to be satisfied on or before the date hereof imposed by the FCC, by any other Governmental Authority, or by federal law as a condition of the award of the PhillieCo Licenses, the failure to satisfy of which could reasonably be expected to cause PhillieCo1 to forfeit its right to hold or use the PhillieCo Licenses, including: the payment of all lump sums due the FCC under 47 C.F.R.
Section 24.708 in payment for award of the PhillieCo Licenses;
the payment of all withdrawal, disqualification or default penalties associated with participation in competitive bidding for the PhillieCo Licenses; and the satisfaction of all FCC technical requirements for construction and operation of the PhillieCo Licenses, including frequency coordination, microwave relocation, antenna height and power limitations.

		(d)	Compliance with Laws.  PhillieCo GP and its Controlled
Affiliates have not made any untrue statement of fact, or omitted to disclose any facts, to the FCC or any other Governmental Authority or taken or failed to take any action, which misstatements, omissions, actions or failures to act, individually or in the aggregate, could reasonably be expected to cause PhillieCo1 to forfeit its right to hold or use the PhillieCo Licenses or that, insofar as can reasonably be foreseen, could have a material adverse effect on the ability of Sprint to allocate the business of PhillieCo and the PhillieCo Licenses to the PCS Group or otherwise have the PhillieCo Licenses attributed to the PCS Group.

		(e)	Litigation.  Except for the Petition of Sprint
Spectrum Partners and Sprint Spectrum, L.P. d/b/a Sprint PCS for Declaratory Relief filed on March 13, 1997 with the FCC, there are no actions, suits, proceedings or investigations pending or, to the knowledge of the PhillieCo Parents, threatened against PhillieCo in, before or by any Governmental Authority or any arbitrator that could, if adversely determined (or, in the case of an investigation could lead to any action, suit or proceeding, that, if adversely determined, could), reasonably be expected to have a material adverse effect on the right of PhillieCo1 to hold or use the PhillieCo Licenses or for PhillieCo1 to allocate the PhillieCo Licenses to the PCS Group, or impose any material adverse restrictions or limitations on the operation of the business attributed to the PCS Group; PhillieCo1 has not received any currently effective notice of any default, and PhillieCo is not in default, under any applicable order, writ, injunction, decree, permit, determination or award of any Governmental Authority or any arbitrator that could reasonably be expected to have a material adverse effect on the right of PhillieCo1 to hold or use the PhillieCo Licenses or for PhillieCo1 to allocate the PhillieCo Licenses to the PCS Group or a material adverse effect on PhillieCo.

		(f)	Title to Licenses.  On the Closing Date, the PhillieCo
Licenses will be owned by PhillieCo1 free and clear of all Liens, except for any Permitted Liens and Liens that, individually or in the aggregate, are not material to the PhillieCo Licenses (taken as a whole).

		(g)	No Breach.  As of the date of this Agreement, (i) each
material permit, license, contract, agreement, lease and insurance policy held by PhillieCo or to which PhillieCo is a party (whether evidenced by a written document or otherwise), is in full force and effect in accordance with its terms, and (ii) there does not exist under any such permit, license, contract, agreement, lease or insurance policy any default, or event which, with the giving of notice or the lapse of time or both, would become a breach or default, the consequences of which (in the case of either (i) or (ii) above) would result in a Material Adverse
Effect on PhillieCo.

		(h)	Environmental Protection.  The PhillieCo Partners do
not have knowledge of, nor has PhillieCo received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans that PhillieCo Partners reasonably expect would result in claims or liabilities, (A) based on or related to alleged on-site or off-site contamination with respect to or affecting the assets of PhillieCo or
(B) arising out of or related to the assets of PhillieCo under any law, statute, rule, regulation, order, decree or judgment related to public or occupational safety and health, pollution and/or protection of the environment, including the Resource Conservation and Recovery Act of 1976 and the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986 (collectively, "Environmental Laws"), in each case that, individually or in the aggregate, would have a Material Adverse Effect on PhillieCo. As of the date of this Agreement, PhillieCo has owned and operated its assets in compliance with all Environmental Laws except where any such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on PhillieCo.

		(i)	Intellectual Property.  To the knowledge of the
PhillieCo Partners, PhillieCo is not using any copyright, patent, proprietary information, technical information or other similar intangible property right that is owned by any Person in a manner that is not in compliance in all material respects with the applicable license of such intangible property right to PhillieCo, except where such noncompliance would not result in a Material Adverse Effect on PhillieCo.

		(j)	Financial Information.  Incorporated by reference into
this Agreement are (i) the unaudited combined balance sheets of PhillieCo GP and PhillieCo LP as of December 31, 1997, and the related unaudited combined statements of operations and cash flows for the year then ended, including the notes thereto and (ii) the unaudited combined balance sheets of PhillieCo GP and PhillieCo LP as of March 31, 1998, and the related unaudited combined statement of operations for the three months then ended (the documents referred to in (i) and (ii) being collectively, the "PhillieCo Financial Statements"). The
PhillieCo Financial Statements present fairly in all material respects the financial position and results of operations of PhillieCo GP and PhillieCo LP at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved. Except (i) as and to the extent disclosed or reserved against on the combined balance sheets of PhillieCo GP and PhillieCo LP as of December 31, 1997, (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice and not prohibited by this Agreement and (iii) as may result from any Year 2000 Liability, PhillieCo GP and PhillieCo LP and their Subsidiaries (taken as a whole) do not have any liabilities or obligations of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually or in the aggregate, would have a Material Adverse
Effect on PhillieCo GP and PhillieCo LP and their Subsidiaries
(taken as a whole). During the period since December 31, 1997, there has not been, and nothing has occurred that has had, a Material Adverse Effect on PhillieCo GP and PhillieCo LP and their Subsidiaries (taken as a whole).

		(k)	Sole Line of Business.   PhillieCo conducts no
material businesses or activities other than those relating to the provision of wireless telephony services pursuant to the PhillieCo Licenses.

		(l)	Liabilities.  Except as shown on the PhillieCo
Financial Statements, to the knowledge of the PhillieCo Partners, PhillieCo is not subject to any liabilities arising outside the ordinary course of business that might reasonably be expected to have a Material Adverse Effect on PhillieCo.

		Section 5.5	Representations and Warranties Concerning
SprintCom and EquipmentCo. Sprint hereby represents and warrants to the Cable Parents as follows:

		(a)	Due Organization; Title.  Each of SprintCom and
EquipmentCo is a corporation and limited partnership, respectively, duly organized and validly existing under the laws of the State of Kansas, and Delaware, respectively, and has the corporate and partnership, respectively, power and authority to own its property and carry on its business as owned and carried on at the date hereof.
Each of SprintCom and EquipmentCo is duly qualified to do business in each jurisdiction in which it conducts business or in which it is otherwise required to be qualified, except for failures to be so qualified which, individually or in the aggregate, would not have a Material Adverse Effect on SprintCom and EquipmentCo (taken as a whole). Sprint (through its Wholly Owned Subsidiaries) has good legal title to, and record and beneficial ownership of, all the outstanding capital stock of SprintCom free and clear of all Liens. There are no Rights obligating Sprint to issue additional capital stock or other securities of SprintCom. Sprint has good legal title to, and beneficial ownership of, the general partnership and limited partnership interests in

EquipmentCo, free and clear of all Liens. There are no Rights obligating Sprint or its Subsidiaries to Transfer any of its interests in EquipmentCo.

		(b)	Licenses.  SprintCom holds the licenses issued by the
FCC that are listed on Schedule 5.5(b) (the "SprintCom Licenses") and has satisfied all terms and conditions required to be satisfied on or before the date hereof imposed by the FCC, by any other Governmental Authority, or by federal law as a condition of the award of the SprintCom Licenses, the failure to satisfy of which could reasonably be expected to cause SprintCom to forfeit its right to hold or use the SprintCom Licenses, including: the payment of all lump sums due the FCC under 47 C.F.R. Section 24.708 in payment for award of the SprintCom Licenses; the payment of all withdrawal, disqualification or default penalties associated with participation in competitive bidding for the SprintCom Licenses; and the satisfaction of all FCC technical requirements for construction and operation of the SprintCom Licenses, including frequency coordination, microwave relocation, antenna height and power limitations.

		(c)	Compliance with Laws.  SprintCom and its Controlled
Affiliates have not made any untrue statement of fact, or omitted to disclose any facts, to the FCC or any other Governmental Authority or taken or failed to take any action, which misstatements, omissions, actions or failures to act, individually or in the aggregate, could reasonably be expected to cause SprintCom to forfeit its right to hold or use the SprintCom Licenses or that, insofar as can reasonably be foreseen, could have a material adverse effect on the ability of Sprint to allocate the business of SprintCom and the SprintCom Licenses to the PCS Group or otherwise have the SprintCom Licenses attributed to the PCS Group.

		(d)	Litigation.  Except as set forth on Schedule 5.5(d),
there are no actions, suits, proceedings or investigations pending or, to the knowledge of Sprint, threatened against SprintCom or EquipmentCo in, before or by any Governmental Authority or any arbitrator that could, if adversely determined (or, in the case of an investigation could lead to any action, suit or proceeding, that, if adversely determined, could), reasonably be expected to have a material adverse effect on the right of SprintCom to hold or use the SprintCom Licenses or for Sprint to allocate the SprintCom Licenses to the PCS
Group, or impose any material adverse restrictions or limitations on the operation of the business attributed to the PCS Group; and none of Sprint, SprintCom or EquipmentCo have received any currently effective notice of any default, and SprintCom and EquipmentCo are not in default, under any applicable order, writ, injunction, decree, permit, determination or award of any Governmental Authority or any arbitrator that could reasonably be expected to have a material adverse effect on the right of SprintCom to hold or use the SprintCom Licenses or for Sprint to allocate the SprintCom Licenses to the PCS Group or a material adverse effect on SprintCom and Equipment Co (taken as a whole).

		(e)	Title to Licenses.  On the Closing Date, the SprintCom
Licenses will be owned by SprintCom free and clear of all Liens, except for any Permitted Liens and Liens that, individually or in the aggregate, are not material to the SprintCom Licenses (taken as a whole).

		(f)	No Breach.  As of the date of this Agreement, (i)
each material permit, license, contract, agreement, lease and insurance policy held by SprintCom or EquipmentCo or to which either of them is a party (whether evidenced by a written document or otherwise), is in full force and effect in accordance with its terms, and (ii) there does not exist under any such permit, license, contract, agreement, lease or insurance policy any default, or event which, with the giving of notice or the lapse of time or both, would become a breach or default, the consequences of which (in the case of either
(i) or (ii) above) would result in a Material Adverse Effect on SprintCom and EquipmentCo (taken as a whole).

		(g)	Environmental Protection.  Sprint does not have
knowledge of, nor has Sprint or any of its Controlled Affiliates received notice of, any events, conditions, circumstances, activities, practices, incidents, actions or plans that Sprint reasonably expects would result in claims or liabilities, (A) based on or related to alleged on-site or off-site contamination with respect to or affecting the assets of SprintCom or EquipmentCo or (B) arising out of or related to the assets of SprintCom and EquipmentCo under any Environmental Laws, in each case that, individually or in the aggregate, would have a Material Adverse Effect on SprintCom and EquipmentCo (taken as a whole). As of the date of this Agreement, SprintCom and EquipmentCo have owned and operated their assets in compliance with all Environmental Laws except where any such noncompliance, individually or in the aggregate, would not have a Material Adverse Effect on SprintCom and EquipmentCo (taken as a whole).

		(h)	Intellectual Property.  To the knowledge of Sprint,
neither SprintCom nor EquipmentCo is using any copyright, patent, proprietary information, technical information or other similar intangible property right that is owned by any Person in a manner that is not in compliance in all material respects with the applicable license of such intangible property right to Sprint or its Controlled Affiliate, except where such noncompliance would not result in a Material Adverse Effect on SprintCom and EquipmentCo (taken as a whole).

		(i)	Financial Information.  Sprint has delivered to the
Cable Parents copies of (i) the combined balance sheet of SprintCom and EquipmentCo as of December 31, 1997, and the related combined statements of operations, changes in equity (deficit) and cash flows for the year then ended, certified by independent auditors, including the notes thereto and (ii) the unaudited combined balance sheet of SprintCom and EquipmentCo as of March 31, 1998, and the related combined statement of operations for the three months then ended (the documents referred to in (i) and (ii) being collectively, the "SprintCom and EquipmentCo Financial Statements"). The SprintCom and EquipmentCo Financial Statements present fairly in all material respects the combined financial position and combined results of operations of SprintCom and EquipmentCo at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles consistently followed throughout the periods involved. Except (i) as and to the extent disclosed or reserved against on the combined balance sheet of SprintCom and EquipmentCo as of December 31, 1997, (ii) as incurred after the date thereof in the ordinary course of business consistent with prior practice (including leveraged lease transactions that have heretofore been disclosed to the Cable Partners) and not prohibited by this Agreement and (iii) as may result from any Year 2000 Liability, SprintCom and EquipmentCo do not have any liabilities or obligations of any nature, absolute, accrued, contingent or otherwise and whether due or to become due, that, individually in the aggregate, would have a Material Adverse Effect on SprintCom and EquipmentCo taken as a whole. During the period since December 31, 1997, there has not been, and nothing has occurred that has had, a Material Adverse Effect on SprintCom and EquipmentCo taken as a whole.

		(j)	Sole Line of Business.  Neither SprintCom nor
EquipmentCo conducts any material businesses or activities other than those relating to the provision of wireless telephony services pursuant to the SprintCom Licenses (including any acquisitions of PCS licenses and related assets and leveraged lease financing programs that have heretofore been disclosed to the Cable Parents).

		(k)	Liabilities.  Except as shown on the SprintCom and
EquipmentCo Financial Statements, to the knowledge of Sprint, neither SprintCom nor EquipmentCo is subject to any liabilities arising outside the ordinary course of business that might reasonably be expected to have a Material Adverse Effect on SprintCom and EquipmentCo, taken as a whole, other than any acquisitions of PCS licenses and related assets and leveraged lease transactions that have heretofore been disclosed to the Cable Parents.


						ARTICLE 6
					COVENANTS OF THE PARTIES

		Section 6.1	Cooperation.

		(a)	Between the date hereof and the earlier of the Closing
or the termination of this Agreement, subject to the terms and conditions of this Agreement, the parties shall cooperate with each other and use all commercially reasonable efforts to obtain all necessary consents and approvals for the consummation of the transactions contemplated hereby and otherwise to satisfy the conditions to closing set forth in Article 8. Without limiting the generality of the foregoing, (A) each PCS Partner shall vote its PCS Interest at any meeting of the PCS Partners and shall cause its representatives to vote at any meeting of the Partnership Board of Sprint PCS GP, and each PhillieCo Partner shall vote its PhillieCo Interest at any meeting of the PhillieCo Partners and shall cause its representatives to vote at any meeting of the Partnership Board of PhillieCo GP, so as to facilitate the completion of the transactions contemplated by this Agreement, (B) each party hereto shall use its commercially reasonable efforts, and shall cause each of Sprint PCS and PhillieCo to use its commercially reasonable efforts, to obtain all consents and authorizations of third parties and Governmental Authorities and to make all filings with and give all notices to third parties and Governmental Authorities which may be necessary or reasonably required in order to effect the transactions contemplated hereby, and (C) the Cable Parents shall, and the PCS Partners shall cause Sprint PCS to, and the PhillieCo Partners shall cause PhillieCo to, make qualified personnel available to Sprint for (i) supplying all information reasonably requested by Sprint for inclusion in the Proxy Statement and the other filings contemplated by Section 6.2, (ii) meetings or correspondence with counsel for Sprint and the underwriters for purposes of conducting customary due diligence in connection with the IPO and (iii) with respect to Sprint PCS and PhillieCo only, meetings with underwriters and potential investors. In addition, subject to the other provisions of this Section 6.1, none of the parties shall take any action that such party knows would cause any of such party's representations and warranties in this Agreement to be inaccurate or that such party knows would prevent or materially delay the satisfaction of the conditions to closing set forth in Article 8 of this Agreement or the receipt of any required approvals or consents; provided that no party will be required to conduct itself in a manner that is not commercially reasonable. "Commercially reasonable efforts" as used in this Agreement shall not require any party to undertake extraordinary or unreasonable measures to obtain any consents or other authorizations, including requiring such party to make any material expenditures (other than normal filing fees or the like) or to accept any material changes in the terms of the contract, license or other instrument for which a consent is sought.

		(b)	Notwithstanding the foregoing, in connection with any
filing or submission required or action to be taken by either Sprint or a Cable Parent or its respective Controlled Affiliates to effect the Mergers and to consummate the other transactions contemplated hereby no Parent nor any of its Affiliates shall be required to divest or hold separate or otherwise take (or refrain from taking) or commit to take
(or refrain from taking) any action that limits its freedom of action with respect to, or its ability to retain, any of the businesses, product lines or assets of such Parent or any of its Affiliates (including, in the case of Sprint, TCI Partner and the HoldCo Entities and their respective Subsidiaries.)

		Section 6.2	Certain Actions by Sprint.

		(a)	SEC Filings.  As soon as is reasonably practicable
after the execution of this Agreement, Sprint shall prepare and file with the SEC (i) a proxy statement (the "Proxy Statement") to be mailed to Sprint stockholders in connection with a special meeting (the "Stockholders Meeting") to be held for the purpose of approving this Agreement and the transactions contemplated hereby, the Initial
Charter Amendment, the Subsequent Charter Amendment, the Bylaw
Amendment and amendments to certain of Sprint's equity-based incentive plans in connection with the creation of the PCS Stock, among other things, and (ii) a registration statement on Form S-3
(the "Registration Statement") containing a prospectus (the
"IPO Prospectus") covering the shares of Series 1 PCS Stock to be sold in the IPO. Sprint shall use its commercially reasonable efforts to cause the Proxy Statement to be approved for mailing and the Registration Statement to become effective under the Securities Act, each as promptly as practicable after such filing, and shall take all commercially reasonable actions required to be taken under any applicable state blue sky or securities laws in connection with the IPO and the Recapitalization. Sprint shall use its commercially reasonable efforts to cause the Series 1 PCS Stock required to be issued in the IPO and the Recapitalization to be approved for listing or quotation in satisfaction of the condition to Closing set forth in Section
8.1(d).

		Sprint will provide the Cable Parents with a reasonable opportunity to review and comment upon drafts of the Proxy Statement and the Registration Statement and any amendments thereto prior to filing any such documents with the SEC. Sprint shall not make any changes to the Proxy Statement from the draft dated May 18, 1998 (which has been reviewed by the Cable Parents) or include any statements in the Registration Statement that are inconsistent with the provisions of this Agreement, the Other Agreements, the Management and Allocation Policies and the Bylaw Amendment. Attached hereto as Exhibit Q are certain provisions that Sprint will include in the Proxy Statement (in any form filed with the SEC) relating to the Management and Allocation

Policies, the Tax Sharing Agreement and related matters. Sprint will not include in the Proxy Statement or the Registration
Statement any language reasonably objected to by any Cable Parent that changes, limits or qualifies, or is otherwise inconsistent with, such provisions on Exhibit Q or the "Risk Factors" section of the May 18 draft of the Proxy Statement. Also included as part of Exhibit Q is language that reflects Sprint's current expectation for disclosure in the Proxy Statement regarding SprintCom's rollout schedule.

		Each of the Cable Parents covenants that none of the information supplied or to be supplied by such Cable Parent or its Subsidiaries in writing at the request of Sprint for inclusion or incorporation by reference in the Registration Statement or the Proxy Statement will, at the respective times such documents are filed and (in the case of the Registration Statement) at the time such document becomes effective or at the time any amendment or supplement thereto becomes effective and (in the case of the Proxy Statement) at the time it is mailed to the stockholders of Sprint, contain any untrue statement of a material fact, or omit to state any material fact required or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. However, a Cable Parent will not be deemed in breach of this covenant due to any misstatement or omission that is attributable to information supplied to such Cable Parent or any of its Subsidiaries by Sprint PCS GP, PhillieCo GP or any of their Subsidiaries.

		Sprint covenants that (i) the Registration Statement, when it becomes effective and at the time any amendment or supplement thereto becomes effective, will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; (ii) the Proxy Statement, when first mailed to the stockholders of Sprint, will not contain any untrue statement of a material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (iii) the Proxy Statement and the Registration Statement will comply as to form in all material respects with the provisions of applicable law and any applicable rules or regulations thereunder, except that no representation is made by Sprint with respect to statements made therein based on information supplied by any Cable Parent or its Subsidiary in writing at the request of Sprint for inclusion in the Registration Statement or the Proxy Statement. Sprint acknowledges that the Cable Parents, in entering into this Agreement and agreeing to consummate the transactions contemplated hereby, are relying on the covenant contained in this paragraph and the information to be contained in the Proxy Statement and the Registration Statement as if the forms of final Proxy Statement and Registration Statement were delivered in connection herewith.

		(b)	Stockholders Meeting.  Sprint shall cause the
Stockholders' Meeting to be held as soon as practicable after the date hereof (without regard to the condition of the equity markets, including the market for initial public offerings, wireless communications companies or tracking stocks). The Board of Directors of Sprint shall recommend that its stockholders approve this Agreement, the Initial Charter Amendment, the Subsequent Charter Amendment, and the other matters related thereto presented for a vote in the Proxy Statement, and Sprint shall use commercially reasonable efforts to obtain such stockholder approval. Sprint shall not be deemed to have breached any obligation under this Agreement by reason of the disclosure of information in the Proxy Statement or any public announcement or other communication with Sprint's stockholders if such disclosure is required by Law, so long as the Board of Directors of Sprint shall not have withdrawn, limited, conditioned or qualified the recommendation referred to above. Sprint's conclusion that any such disclosure is required by Law will be final and binding on all the parties hereto if Sprint has received a written opinion of counsel that such disclosure or communication is required by Law. "Commercially reasonable" efforts shall not be deemed to require any action that would prevent Sprint's compliance with Section 3(a)(9) of the Securities Act in connection with the Recapitalization.

		(c)	Concurrent IPO.  Sprint intends to close the IPO
as soon as practicable following the date that the conditions to Closing set forth in Sections 8.1(a), 8.1(b) and 8.1(d) have been satisfied (subject to Section 6.2(e), the "Trigger Date"), assuming that the other conditions to Closing have been satisfied or are capable of being satisfied at or prior to the Closing; provided that the determination to proceed with the IPO at any time shall remain in Sprint's sole discretion. If the IPO occurs prior to the Recapitalization, the Closing shall occur simultaneously with the closing of the IPO. If Sprint causes the IPO to be completed simultaneously with the Closing, (i) Sprint shall complete the Recapitalization by filing the Subsequent Charter Amendment with the Kansas Secretary of State within 120 days following the Closing, and (ii) each Cable Parent will, and will cause its Controlled
Affiliates to, for a period of one hundred eighty (180) days following the Closing Date, refrain from engaging in any public sale or distribution of any PCS Stock or securities convertible into, or exchangeable or exercisable for, or the value of which relates to or is based upon, PCS Stock.

		(d)	Concurrent Recapitalization.  Subject to Section
6.2(e), if the IPO is not completed on or prior to the 30th day following the Trigger Date, then Sprint shall, on the earlier of
(i) the date which is 10 days following such date subsequent to the Trigger Date that Sprint reasonably determines that the IPO is not capable of being completed on or prior to the 30th day following the Trigger Date or (ii) the 40th day following the Trigger Date, effect the Recapitalization by filing the Initial Charter Amendment, the Subsequent Charter Amendment and the Certificate of Designations with the Kansas Secretary of State, assuming that the other conditions to Closing have been satisfied or are capable of being satisfied at the Closing. If Sprint causes the Recapitalization to be completed as provided in this Section 6.2(d), the Closing shall occur simultaneously with the completion of the Recapitalization. In such event, Sprint currently intends to complete the IPO within 120 days after the Closing Date. If Sprint completes the Recapitalization simultaneously with the Closing and the IPO is completed within such 120-day period, each Cable Parent will, and will cause its Controlled Affiliates to, for a period commencing at the time of Closing and ending on the later of (i) 90 days following the closing of the IPO and (ii) 180 days following the Closing Date, refrain from engaging in any public sale or distribution of any PCS Stock or securities convertible into, or exchangeable or exercisable for, or the value of which relates to or is based upon, PCS Stock.
If the IPO is not completed within 120 days following the Closing, Sprint will not engage in any public sale or distribution of any PCS Stock or securities convertible into, or exchangeable or exercisable for, or the value of which relates to or is based upon, PCS Stock until after the Registration Rights Commencement Date, and then, only after (i) providing notices to the Cable Parents (and any required Affiliates) as required by Section 3(a) of the Registration Rights Agreement, (ii) providing the Cable Parents with priority in such sale or distribution in accordance with Section 3 thereof, and (iii) amending the Registration Statement (and amending or supplementing the related preliminary prospectus if preliminary prospectuses have been distributed) if necessary to register and offer the shares that the Cable Parents have elected to sell in such sale or distribution in accordance with the Registration
Rights Agreement.

		(e)	Extension of Trigger Date.   If the Trigger Date would
occur (but for this Section 6.2(e)) after August 1, 1998, and before September 1, 1998, the Trigger Date will be deemed to occur on the earlier of (i) September 1, 1998 or (ii) such date after August 1,
1998, that Sprint reasonably determines that the IPO is not capable of being completed on or prior to October 1, 1998.

		Section 6.3	IPO Matters.

		(a)	All of the net proceeds of the shares of Series 1 PCS
Stock sold in the IPO will be allocated to the PCS Group. Sprint will select the lead (book-running) managing underwriter(s) for the IPO, and the Cable Partners shall select a co-lead managing underwriter
(who shall be reasonably acceptable to Sprint) (such underwriters as selected by Sprint and the Cable Partners being the "Underwriters").
Except as provided in Section 6.2 and this Section 6.3, Sprint will have sole discretion to determine the pricing and other terms of the IPO.
The total proceeds raised in the IPO (net of underwriting commissions and discounts and excluding the proceeds from any exercise of the Top-Up Rights) are referred to herein as the "Total Proceeds".

		(b)	Prior to the filing of the Registration Statement, the
Underwriters will advise the Parents as to the expected range of the IPO Price. Sprint will be entitled to sell in the IPO without any further approval of the Cable Parents a number of shares of Series 1
PCS Stock up to the greater of (i) $500 million divided by the midpoint of the price range indicated on the cover of the "red herring" prospectus used to market such shares, regardless of the Total
Proceeds that would result from the sale of such shares and (ii) such number of shares as is required to be sold in the IPO to achieve Total Proceeds of between $500 million and $525 million
(in Sprint's discretion).

		(c)	In addition, prior to filing of the Registration
Statement, the Underwriters will advise the Parents as to the aggregate proceeds that, in the opinion of the Underwriters, could be raised in the IPO without adversely affecting the IPO Price or the after-market trading price of the Series 1 PCS Stock. If such recommendation is for Total Proceeds of more than $525 million and any of the Parents notifies the other Parents within ten days following the receipt of such advice from the Underwriters that such Parent is unwilling to proceed with an IPO of the size recommended by the Underwriters, then the Total Proceeds of the IPO shall not exceed $525 million unless a larger amount is permitted by clause (i) of Section 6.3(b) or a larger amount of Total Proceeds is thereafter unanimously agreed to by the Parents.

		(d)	The dollar amounts set forth above in this Section 6.3
do not include a 15% over-allotment option on the shares sold to the public in the IPO or any amounts paid by FT, DT or the Cable Partners on exercise of their Top-Up Rights in connection with the IPO, which will be incremental to the amounts specified above and may be effected by Sprint without the approval of any of the Cable Parents.

		Section 6.4	Capital Requirements of Sprint PCS Prior to
Closing.

		(a)	The capital requirements of Sprint PCS GP and its
Subsidiaries during the period from the date of this Agreement through the Closing Date will be satisfied by capital contributions from the PCS Partners to Sprint PCS GP to be made from time to time pursuant to this Section 6.4(a) up to an aggregate amount of $400 million (the "PCS Contributions"). The chief executive officer of Sprint PCS GP may call all or a portion of the PCS Contributions at any time prior to the Closing Date by giving written notice to each of the PCS Partners specifying (i) the aggregate amount required to be contributed to Sprint PCS GP and (ii) the date (the "Contribution Date") that such amount is required to be contributed to Sprint PCS GP, which shall be at least 20 Business Days following the date of such notice. On each Contribution Date, each PCS Partner will contribute (by wire transfer of immediately available funds to an account designated by Sprint PCS GP) its pro rata portion of any PCS Contribution based on its PCS Interest on the date of such contribution.

		(b)	The PCS Contributions will be funded by loans from the
Parents as follows: (i) Sprint (directly or through its Subsidiaries) will lend Sprint Partner's portion of any PCS Contribution to Sprint
Partner (the "Sprint PCS Loan"); (ii) TCI will lend TCI Partner's portion of any PCS Contribution to TCI Partner; (iii) Comcast agrees that Comcast Telephony Communications, Inc. will lend Comcast Partner's portion of any PCS Contribution to either or both of its respective
HoldCo Entities; and (iv) Cox will lend Cox Partner's portion of any PCS Contribution to Cox HoldCo Sub1 (each such loan described in clauses
(ii), (iii), and (iv) is referred to herein as a "Cable Parent PCS
Loan").  Notwithstanding the foregoing, in no event will the Cable Parent
PCS Loans be made to a direct Subsidiary of the lending entity.  The
HoldCo Entity or Entities of Comcast that receive a Cable Parent PCS
Loan will in turn loan the proceeds of Comcast's Cable Parent PCS Loan to Comcast Partner, and Cox HoldCo Sub1 will in turn loan the proceeds of Cox's Cable Parent PCS Loan to Cox Partner. Each entity receiving a Cable Parent PCS Loan will issue to the lender in consideration for such loans promissory notes in the form of Exhibit R
(the "Cable Parent PCS Notes"). Sprint Partner will issue similar promissory notes to Sprint for the Sprint PCS Loans (the "Sprint PCS
Notes").

		(c)	The PCS Partners hereby agree that, notwithstanding
any requirements of the PCS Partnership Agreement, except as provided in this Section 6.4, or otherwise agreed in writing by all the PCS
Partners simultaneously with or subsequent to the execution of this Agreement, no further Additional Capital Contributions under the PCS Partnership Agreement shall be required prior to the Closing; provided that if this Agreement is terminated prior to Closing, the provisions of the PCS Partnership Agreement with respect to Additional Capital Contributions will be fully restored. Any failure of a PCS Partner to fund its pro rata share of the PCS Contributions (which obligation shall be deemed a material covenant for all purposes hereunder) will give rise to a remedy of the other parties for breach of this Agreement, but will not trigger an "Adverse Act" or other remedies under the PCS Partnership Agreement.

		(d)	If the PCS Contributions are not adequate to meet the
capital requirements of Sprint PCS GP and its Subsidiaries pending the Closing, the PCS Partners will cause Sprint PCS GP to obtain a financing proposal from a financial institution or an opinion from an investment banking firm as to the terms on which such additional required capital would be available in a placement of debt securities by Sprint PCS GP.
Any such financing proposal must contemplate debt with a maturity of at least three years, except that such debt must be payable in full at the closing of the buy-sell arrangements set forth in Section 14.7 of the PCS Partnership Agreement (but shall not otherwise mature or accelerate as a result of a termination of this Agreement) (the
"Proposed Term").  Upon its receipt of written notice from the Sprint
PCS chief executive officer or the Sprint PCS Partnership Board specifying the terms of third party financing proposed to be obtained by Sprint PCS GP, Sprint Partner will have the right to provide debt financing to Sprint PCS GP (directly or through an Affiliate) on terms that result in substantially the same net economic cost to Sprint
PCS GP as the terms contemplated by such proposed financing (including any expenses that would be incurred by Sprint PCS GP in effecting financing through a third party). Sprint Partner or its Affiliate may elect to provide such financing for a term equivalent to the Proposed
Term. At the Effective Time, any such debt financing provided by Sprint Partner or its Affiliate would become debt of the PCS Group owed to the Sprint FON Group.

		Section 6.5	Capital Requirements of SprintCom Prior to
Closing. Subject to the next sentence, the capital requirements of SprintCom and EquipmentCo during the period from the date of this Agreement through the Closing Date will be provided by loans from Sprint or its Affiliate or third party financing. The minimum aggregate amount of loans from Sprint or its Affiliates will be (i)
$110.6 million times (ii) a fraction, the numerator of which equals the total amount of PCS Contributions between the date of this Agreement and the Closing Date and the denominator of which equals $400 million. Such minimum aggregate amount (determined in accordance with the formula set forth above) of the loans made by Sprint or its Affiliates pursuant to this Section 6.5 is referred to herein as the "SprintCom Loans." The SprintCom Loans shall be evidenced by promissory notes
(the "SprintCom Notes") in the form of Exhibit S hereto. Any indebtedness of SprintCom or EquipmentCo to Sprint or its Affiliates that was advanced or otherwise existed prior to January 1, 1998, shall be contributed to the equity of SprintCom or EquipmentCo on the Closing Date, and any such indebtedness advanced on or after January 1, 1998 and through the Closing Date (other than the SprintCom Loans), shall on the Closing Date become intergroup debt of the PCS Group on terms consistent with the Management and Allocation Policies.

		Section 6.6	Capitalization or Purchase of PCS Notes and
SprintCom Loans.

		(a)	Each Cable Parent may elect to capitalize all or
any portion of its Cable Parent PCS Loans, subject to and in accordance with the following terms and conditions:

			(i)	Such capitalization shall be effected no
		later than immediately prior to Closing in the following manner:

				(A)	to the extent Cox elects to
			capitalize any portion of its Cable Parent PCS Loans, Cox shall contribute such portion of its Cable Parent PCS Loans to Cox HoldCo Sub2, and

				(B)	to the extent either Comcast or
			TCI elects to capitalize any portion of its Cable Parent PCS Loans, Comcast or TCI, as applicable, shall contribute such portion of its Cable Parent PCS Loans as sequential capital contributions through all intermediate corporations from the creditor to the obligor of such Cable Parent PCS Loans, including a capital contribution by the owner of the stock of such obligor to such obligor.

			(ii)	In the Mergers, pursuant to Section 4.1, the
		holder of the common stock of any entity to which any Cable Parent PCS Loans have been contributed pursuant to this Section 6.6(a) will receive, as consideration in the Merger of such entity, for the equity representing the Cable Parent PCS Loans contributed to such entity, a number of shares of PCS Preferred Stock equal to the aggregate principal amount of the Cable Parent PCS Loans and accrued and unpaid interest thereon contributed to such entity, divided by $1,000.

			(iii)	If the IPO is to be completed concurrently
		with the Closing and a Cable Parent has elected pursuant to
		Section 6.6(d)(ii) to receive any Available Cash Proceeds, then such Cable Parent may not capitalize that portion of its Cable Parent PCS Loans at the Closing.

		(b)	At the Closing, Sprint will purchase any Cable Parent
PCS Loans that (i) have not been capitalized pursuant to Section 6.6(a) and (ii) are not required to be purchased by Sprint for cash at the Closing pursuant to Section 6.6(d)(vi)(A). Sprint shall pay the purchase price for any Cable Parent PCS Loans that it is required to purchase pursuant to this Section 6.6(b) by delivering to the holder of such Cable Parent PCS Loans a number of shares of PCS Preferred Stock equal to the aggregate principal amount of such Cable Parent PCS Loans, plus all accrued and unpaid interest thereon, divided by $1,000.

		(c)	At the Closing, any portion of the Sprint PCS Notes
and SprintCom Loans that is not required to be repaid at the Closing pursuant to Section 6.6(d)(vii)(A), will be repaid by the creation of the Preferred Intergroup Interest, which shall be the economic equivalent of a number of shares of PCS Preferred Stock equal to the outstanding principal amount of such Sprint PCS Notes and SprintCom
Loans, plus all accrued unpaid interest thereon, divided by $1,000.

		(d)	In connection with the consummation of the IPO
(which term, for purposes of this Section 6.6, includes any initial primary offering of shares of Series 1 PCS Stock prior to the Registration Rights Commencement Date), each Cable Parent may elect to require that Sprint purchase for cash all or any portion of its Cable Parent PCS Loans, or all or any portion of the shares of PCS Preferred Stock issued to such Cable Parent or any Subsidiary of such Cable Parent at the Closing pursuant to Section 6.6(b), but not any shares of PCS Preferred Stock issued as consideration in any of the Mergers in accordance with Section 6.6(a)(ii), subject to and in accordance with the following terms and conditions:

			(i)	Not later than twelve Business Days prior
		to the scheduled commencement of the road show for the IPO, Sprint will notify each Cable Parent in writing (the "Sprint Notice") of Sprint's good faith, reasonable estimate of the net proceeds of the IPO (not including the proceeds of any exercise by FT, DT or any Cable Parent of its Top-Up Rights).

			(ii)	Each Cable Parent will, at least seven
		Business Days prior to the scheduled commencement of the road show for the IPO (but in any event within two Business Days following the date that Sprint notifies the Cable Parents that Sprint is prepared to print the "red herring" prospectus to be used in connection with the IPO roadshow (but for inclusion of the information contained in the Parent Responses)), deliver a binding written response (each, a "Parent Response") to Sprint indicating the total cash that such Cable Parent desires to have paid to it and its Subsidiaries in consideration for the purchase of its Cable Parent PCS Loans or PCS Preferred Stock issued at Closing pursuant to Section 6.6(b), as applicable (such Cable Parent's "Cash Request Amount"). If Sprint proposes to consummate the IPO concurrently with the Closing and, after receiving each Cable Parent's Parent Response, (A) Sprint elects to postpone commencing the road show or printing the "red herring" prospectus by more than 10 Business
		Days from the schedule contemplated at the time of the giving of the Sprint Notice or (B) delays in consummating the IPO require that Sprint reprint the "red herring" prospectus, then, in either such case, any Cable Parent may amend its Parent Response by written notice to Sprint given prior to the printing or reprinting, respectively, of the "red herring" prospectus, as applicable, to reduce its Cash Request Amount. If the IPO is proposed to be consummated after the Closing, a Cable Parent's Cash Request Amount may not exceed the product of $1,000 times the number of shares of PCS Preferred Stock issued to such Cable Parent and its Subsidiaries at Closing pursuant to Section 6.6(b).

			(iii)	Within five Business Days after giving the
		Sprint Notice, Sprint will notify each of the Cable Parents of the total cash that Sprint desires to receive in repayment of its Sprint PCS Notes and SprintCom Loans or for the reduction of the Preferred Intergroup Interest created pursuant to Section 6.6(c), as applicable (Sprint's "Cash Request Amount").

			(iv)	If the IPO is proposed to be consummated
		simultaneously with the Closing, neither Sprint's nor a Cable Parent's Cash Request Amount may exceed the balance of principal and unpaid and accrued interest on its Cable Parent PCS Loans (in the case of the Cable Parents) or its Sprint PCS Loans and SprintCom Loans
		(in the case of Sprint).

			(v)	The Available Cash Proceeds shall be
		allocated among the Parents for purposes of this
		Section 6.6(d) in accordance with the following:

				(A)	"Available Cash Proceeds" means
					the amount by which the net proceeds
					of the IPO (not including the
					proceeds of any exercise by FT or DT
					of its Top-Up Rights but including the

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

					proceeds of any exercise by any Cable
					Parent of its Top-Up Rights )
					exceed $500 million.

				(B)	The Available Cash Proceeds shall first
					be allocated (1) to Sprint, to the extent of the lesser of 53% of the Available
					Cash Proceeds or Sprint's Cash Request
					Amount, (2) to TCI, to the extent of the lesser of 23.5% of the Available Cash Proceeds or TCI's Cash Request
					Amount, (3) to Comcast, to the extent
					of the lesser of 11.75% of the Available
					Cash Proceeds or Comcast's Cash Request
					Amount, and (4) to Cox, to the extent of the lesser of 11.75% of the Available Cash Proceeds or Cox's Cash Request Amount.

				(C)	After the allocations pursuant to Section
					6.6(d)(v)(B), if all of the Available Cash
					Proceeds have not been allocated and any Parent has not been allocated a portion of the Available Cash Proceeds equal to its Cash Request Amount, then the portion of the Available Cash Proceeds that was not allocated pursuant to the preceding paragraph shall be allocated among those Parents that have not been allocated all of their respective Cash Request Amounts, in proportion to their Cash Request Amounts, until (1) each Parent has been allocated its Cash Request Amount or (2) all of the Available Cash Proceeds have been allocated among the Parents.

				(D)	The sum of the portion of the Available
					Cash Amount allocated to a Parent
					pursuant to 6.6(d)(v)(B) plus the
					portion of the Available Cash Amount
					allocated to a Parent pursuant to
					6.6(d)(v)(C) is such Parent's
					"Allocated Cash Proceeds."

			(vi)	Upon the consummation of the IPO, Sprint shall
		pay to each Cable Parent in cash the amount of such Cable Parent's Allocated Cash Proceeds as consideration for the purchase from such Cable Parent or any Subsidiary of such Cable Parent of:

				(A)	in the case of an IPO consummated
					concurrently with the Closing, a portion of such Cable Parent's Cable Parent
					PCS Loans having a principal amount,
					together with all accrued and unpaid
					interest thereon, equal to such Cable
					Parent's Allocated Cash Proceeds, and

				(B)	in the case of an IPO consummated after
					the Closing, that number of shares of
					the PCS Preferred Stock issued to such
					Cable Parent or any Subsidiary of such
					Cable Parent at the Closing pursuant
					to Section 6.6(b) having a Liquidation

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

					Preference (as defined in the
					Certificate of Designations), plus
					accumulated unpaid dividends, equal
					to such Cable Parent's Allocated Cash
					Proceeds.

			(vii)	Upon the consummation of the IPO,

				(A)	in the case of an IPO consummated
					concurrently with the Closing, an amount equal to Sprint's Allocated Cash Proceeds shall be used to repay any outstanding Sprint PCS Loans and SprintCom Loans and to pay accrued interest thereon (which payment shall be allocated to the Sprint FON Group), and

				(B)	in the case of an IPO consummated after
					the Closing, an amount equal to Sprint's
					Allocated Cash Proceeds shall be used to reduce the Preferred Intergroup Interest created pursuant to Section 6.6(c), in a manner comparable to a redemption of PCS Preferred Stock pursuant to Section 6.6(d)(vi)(B).

		(e)	Notwithstanding any other provision of this Section
6.6, Sprint will in no event issue any fractional shares of PCS
Preferred Stock. Any fractional share of PCS Preferred Stock otherwise required to be issued pursuant to this Section 6.6 shall be rounded to the nearest whole share.

		Section 6.7	Loans to PhillieCo.  The Parents of the
PhillieCo Partners have loaned to PhillieCo GP in proportion to the respective PhillieCo Interests of the PhillieCo Partners $50 million in the aggregate pursuant to promissory notes dated as of April 13, 1998. Sprint will arrange for or provide any additional financing required by PhillieCo GP on the same basis as contemplated with respect to Sprint PCS GP in Section 6.4(d). The parties hereto agree that Sprint shall cause all loans advanced by the Parents of the PhillieCo Partners or their respective Affiliates to PhillieCo GP prior to the Closing (whether included in the $50 million or otherwise) to be repaid by PhillieCo GP (together with accrued interest) on the 90th day following the Closing Date, and the PhillieCo Parents will cause PhillieCo GP and their respective Affiliates to enter into agreements prior to May 31, 1998, extending the maturity of the notes representing such loans to such date. Such agreements will provide that, if this Agreement is terminated prior to Closing, such financing (and all secured interest thereon) will be repayable to the applicable PhillieCo Partner or its Affiliate at the closing of the buy/sell arrangements set forth in Section 14.7 of the PhillieCo Partnership Agreement.

		Section 6.8	Equity Purchase Rights.

		(a)	From and including the Closing Date, each Cable Parent
and any Subsidiary of a Cable Parent that holds shares of PCS Stock
(a "Cable Holder"), shall have the right (an "Equity Purchase Right") to purchase from Sprint:

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

			(i)	if on or after the Closing Date (including
		in connection with the IPO), Sprint shall issue shares of PCS Stock for cash, that number of additional shares of Series 2 PCS Stock sufficient for such Cable Holder to avoid any reduction in its PCS Group Percentage
		Interest as in effect immediately prior to the issuance of such shares (which, for the purposes of the IPO, shall be determined as if the Mergers occurred immediately prior to the consummation of the IPO) solely as a result of such issuance; such shares of Series 2 PCS Stock to be purchased from Sprint at a per share purchase price equal to the purchase price paid for such shares of PCS Stock whose issuance gave rise to such Equity Purchase Right, which purchase price shall be net of any underwriting discounts in connection with a public offering of shares of PCS Stock;

			(ii)	if after the Closing, Sprint shall issue
		for cash options, warrants or other securities of Sprint or any of its Controlled Affiliates that are exercisable or exchangeable for or convertible into shares of PCS Stock, that number of such options, warrants or other securities sufficient for such Cable Holder to avoid any reduction in its PCS Group Percentage Interest as in effect immediately prior to such issuance solely as a result of such issuance; such options, warrants or other securities to be purchased from Sprint at a price per unit equal to the per unit purchase price paid for such options, warrants or other securities whose issuance gave rise to such Equity
		Purchase Right, which purchase price shall be net of any underwriting discounts in connection with a public offering of such options, warrants or other securities;

			(iii)	if after the Closing, the Sprint FON Group
		contributes to the PCS Group cash or other assets in exchange for an increase in the Sprint FON Group common intergroup interest in the PCS Group, that number of additional shares of Series 2 PCS Stock sufficient for such Cable Holder to avoid any reduction in its PCS Group Percentage Interest as in effect immediately prior to such contribution solely as a result of such contribution, such Series 2 PCS Stock to be purchased at a price per share based on the corresponding per unit price used by the Sprint Board of Directors or its Capital Stock Committee in determining the appropriate adjustment to the Sprint FON Group common intergroup interest as a result of such contribution of cash or assets; and

			(iv)	if after the Closing, the Sprint FON Group
		contributes to the PCS Group cash or other assets in exchange for a preferred or other intergroup interest that is convertible into or exchangeable for a common intergroup interest in the PCS Group, that number of securities having substantially the same terms as such preferred or other intergroup interest sufficient for such Cable Holder to avoid any reduction in its PCS Group Percentage Interest as in effect immediately prior to such contribution solely as a result of such contribution; such securities to be purchased at a price per share based on the corresponding per unit price used by the Sprint Board of Directors or its Capital Stock Committee in determining the amount of the

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

		Sprint FON Group intergroup interest as a result of such contribution of cash or assets.

The additional shares, options, warrants or other securities to be purchased pursuant to paragraphs (i), (ii), (iii) and (iv) above are referred to herein as the "Additional Securities."

		(b)	Sprint shall deliver to each Cable Parent written
notice of any proposed action that would give rise to Equity Purchase Rights not less than fifteen days prior to such action, such notice to describe in reasonable detail the price per share of PCS Stock
(or price per warrant, option or security exercisable or exchangeable for or convertible into shares of PCS Stock) reflected in such transaction and contain the calculation thereof (or, in the case of a public offering, the anticipated price per share or other unit); provided, that no such notices need be given (and the Cable Holders shall not have any rights under this Section 6.8) with respect to shares of PCS Stock issued pursuant to (i) the Recapitalization,
(ii) exercises of the Warrants, (iii) conversion of the PCS Preferred Stock, (iv) qualified or non-qualified employee and director benefit plans, arrangements or contracts (including stock purchase plans),
(v) dividend reinvestment plans, (vi) conversion rights under capital stock of Sprint outstanding as of the date hereof or (vii) purchase rights that are exercised by FT and/or DT as a result of the issuance of PCS Stock in connection with any of the matters described in clauses (ii)-(vi) above. In addition, a Cable Holder shall have no rights under this Section 6.8 with respect to the exercise of purchase rights by FT or DT that are triggered by sales of Series 2 PCS Stock by such Cable Holder or any of its Affiliates.

		(c)	The Cable Holders may exercise their Equity Purchase
Rights pursuant to Section 6.8(a) by binding written notice (subject to consummation of the underlying transaction) to Sprint delivered prior to the fifteenth day after the date of the related notice provided for in Section 6.8(b) specifying the number of Additional Securities to be purchased.

			(i)	Notwithstanding the foregoing, in connection
		with a public offering of PCS Stock by Sprint to which this Section 6.8 is applicable, at least twelve (12) Business Days prior to the printing of the "red herring" prospectus for such offering, Sprint shall give written notice to the Cable Parents setting forth Sprint's then-current estimate of the number of shares of PCS
		Stock Sprint intends to offer and the anticipated per share range for the offering price (the "Price Range").
		If the midpoint of the Price Range is $15 or less, the Price Range shall extend not more than $1 above the midpoint nor more than $1 below the midpoint. At least seven (7) Business Days prior to the printing of the "red herring" prospectus for such offering, each Cable Parent shall be required to deliver a binding notice to Sprint (the "EPR Notice") stating whether and as to how many shares the Cable Parent and its Subsidiaries will exercise their Equity
		Purchase Rights as follows:

			(A)	for the IPO, whether Equity Purchase
				Rights will be exercised if the actual
				price per share at which shares are
				sold in the IPO is in a range (the
				"Decision Range") as follows:  (x) if
				the midpoint of the Price Range is $15 or less, the Price Range; (y) if the midpoint of the Price Range is $15 or more, then

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


				from a price per share 10% above
				the midpoint of the Price Range
				(but in no event more than $1 above the
				high point) to a price per share
				10% below the midpoint of the Price Range
				(but in no event lower than $1 below the low point);

			(B)	for other primary offerings, whether and
				as to how many shares the Cable Parent
				and its Subsidiaries will exercise
				Equity Purchase Rights without regard to a price range (subject to Section 6.8(c)(iii)).

			(ii)	In the case of (i)(A): (I) if the actual price
		per share in the IPO is greater than the high point of the Decision Range, (1) a decision to not exercise Equity
		Purchase Rights shall nevertheless be binding and (2) any Cable Holder that originally exercised its Equity Purchase Rights with respect to the IPO, in whole or in part, shall be entitled to rescind such exercise, in whole or in part, at the time of pricing of the IPO; and (II) if the actual price per share in the IPO is less than the low point of the Decision Range, (1) an exercise of Equity Purchase Rights shall nevertheless be binding and (2) any Cable Holder that originally declined to exercise its Equity
		Purchase Rights with respect to the IPO, or originally exercised its Equity Purchase Rights with respect to the IPO only in part, will be entitled to exercise its Equity Purchase Rights with respect to the IPO, in whole or in part (or in greater part, if its Equity Purchase Rights were previously exercised), at the time of pricing of the IPO.

			(iii)	In the case of (i)(B): (I) if the actual price
		per share in such offering is less than 95% of the closing price of the Series 1 PCS Stock on the date of pricing of such offering, (1) an exercise of Equity Purchase Rights shall nevertheless be binding and (2) any Cable Holder that originally declined to exercise its Equity Purchase Rights with respect to such public offering, or originally exercised its Equity Purchase Rights with respect to such public offering only in part, will be entitled to exercise its Equity Purchase Rights with respect to such public offering, in whole or in part (or in greater part, if its Equity Purchase Rights were previously exercised), at the time of pricing of such public offering.

			(iv)	With respect to any decision to be made by a
		Cable Holder at the time of pricing pursuant to paragraph
		(ii) or (iii) above or with respect to any primary public offerings by Sprint of securities that are exercisable or exchangeable for or convertible into shares of PCS Stock, Sprint and each affected Cable Holder will cooperate to develop procedures that will permit such Cable Holder to exercise its rights under paragraph (ii) or (iii) or with respect to such offerings concurrently with the applicable pricing decision without any disruption or delay to the public offering.

			(v)	Payment for any Additional Securities purchased
		by the Cable Holders that exercise their Equity Purchase
		Rights shall be made as provided in Section 6.8(e) hereof.
		The total number of Additional Securities specified by each

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

		exercising Cable Holder shall be issued and delivered to such Cable Holder against delivery to Sprint of the purchase price therefor as provided in Section 6.8(e) hereof.

		(d)	If Sprint issues to the Cable Holders upon exercise of
their Equity Purchase Rights Additional Securities on a date after the date the related PCS Stock is issued, then (i) the per share purchase price paid by the Cable Holders shall be reduced to reflect the fair market value (as determined by the Board of Directors of Sprint) of any dividend or distribution made in respect of the PCS Stock after the date the related PCS Stock is issued and prior to such issuance and (ii) such purchase price and the number of shares of Additional
Securities purchased shall be appropriately adjusted to reflect any stock split, stock dividend or other combination or reclassification of the PCS Stock.

		(e)	The closing of purchases of Additional Securities
pursuant to the exercise of Equity Purchase Rights by the exercising Cable Holders shall take place on a date specified by the exercising Cable Holders, which date shall be within 30 days after the exercise of such Equity Purchase Rights or (if later) within 10 days after the receipt of all required regulatory approvals (in each case assuming the action giving rise to such Equity Purchase Rights has occurred), at the executive offices of Sprint, at 10:00 a.m., Kansas City time, or at such other date, time or place as Sprint and such exercising
Cable Holder may otherwise agree.  At such closing:

			(i)	Sprint shall deliver, or cause to be delivered,
		to such exercising Cable Holder, certificates representing the shares of Additional Securities to be purchased by such exercising Cable Holder, in the name of such holder, against payment of the purchase price therefor, as provided below; and

			(ii)	such exercising Cable Holder shall deliver
		to Sprint an amount in cash by wire transfer in immediately available funds equal to the product of (i) the applicable price per share determined pursuant to Section 6.8(a) (as adjusted pursuant to Section 6.8(d)) and (ii) the number of shares of Additional Securities to be acquired by such exercising Cable Holder.

		(f)	In connection with the occurrence of any issuance or
contribution that gives rise to Equity Purchase Rights and to purchase rights of FT and DT, Sprint shall use its reasonable efforts to coordinate the exercise of purchase rights by the Cable Holders and FT and DT to avoid a series of successive exercises of purchase rights triggered by a single issuance or contribution.

		(g)	The Equity Purchase Rights of a Cable Parent and its
Subsidiaries shall terminate simultaneously with the termination of the Standstill Agreement between Sprint and such Cable Parent.

		(h)	Notwithstanding the provisions of the Standstill
Agreement, with respect to each action giving rise to Equity Purchase Rights, if a Cable Holder elects not to purchase all of the Additional Securities that it is entitled to purchase after such action, such Cable Holder will thereafter be entitled to purchase, in open market purchases on the New York Stock Exchange or other applicable exchange or otherwise from a third party:

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

			(i)	as to Sections 6.8(a)(i) and (iii), a number of
		shares of Series 1 PCS Stock equal to the number of shares of Series 2 PCS Stock that such Cable Holder was entitled to purchase from Sprint and elected not to so purchase; or

			(ii)	as to Sections 6.8(a)(ii) and (iv), either (A)
		a number of shares of Series 1 PCS Stock equal to the number of shares of PCS Stock into which the options, warrants or other securities that such Cable Holder elected not to purchase would have been convertible, exercisable or exchangeable on the date of the action giving rise to such Equity Purchase Rights (disregarding for such purpose any time or other limitations on the holder's right to convert, exercise, or exchange) or (B) that number of such securities (other than PCS Stock) that such Cable Holder was entitled to purchase and elected not to so purchase;

in each case as adjusted to reflect any stock split, stock dividend or other combination or reclassification of the PCS Stock or other security.

		(i)	Notwithstanding the provisions of the Standstill
Agreement, if after the Closing Date Sprint shall issue shares of PCS Stock (or options, warrants or other securities of Sprint or any of its Controlled Affiliates that are exercisable or exchangeable for or convertible into shares of PCS Stock) other than for cash (including pursuant to a merger, acquisition, share exchange or similar transaction), each Cable Holder shall thereafter have the right to acquire, in open market purchases on the New York Stock Exchange or other applicable exchange or otherwise, that number of additional shares of Series 1 PCS Stock sufficient for such Cable
Holder to avoid any reduction in its PCS Group Percentage Interest as in effect immediately prior to the issuance of such shares solely as a result of such issuance, assuming that any such options, warrants or other securities were converted into shares of PCS Stock as of the date of issuance of such options, warrants or other securities, and appropriately adjusted to reflect any stock split, stock dividend or other combination or reclassification of the PCS Stock.

		(j)	Any shares of Series 1 PCS Stock acquired by any Cable
Holder will be subject to the applicable Voting Agreement.

		Section 6.9	Conduct of Business of the HoldCo Entities and
Cable Partners.  From and including the date hereof to the Effective
Time (or the earlier termination of this Agreement), except as expressly contemplated by this Agreement and the Other Agreements, none of the HoldCo Entities or Cable Partners will, and none of the Cable
Parents will permit any of its respective HoldCo Entities or its respective Cable Partner to:

		(a)	transfer, issue, deliver, sell, dispose of, pledge or
otherwise encumber, or authorize or propose the Transfer, issuance, sale, disposition or pledge or other encumbrance of (i) any additional shares of capital stock of any class, or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or any securities or rights convertible into, exchangeable for, or

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

evidencing the right to subscribe for, any shares of capital stock of such HoldCo Entity or Cable Partner (as the case may be), or
(ii) any other securities in respect of, in lieu of, or in substitution for, shares of capital stock of such HoldCo Entity or Cable Partner (as the case may be) outstanding on the date hereof;

		(b)	acquire or dispose of any property or assets of such
HoldCo Entity or Cable Partner (as the case may be) or enter into any contracts, arrangements or understandings;

		(c)	adopt any amendments to the charter or By-Laws of
such HoldCo Entity or Cable Partner (as the case may be) or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of such HoldCo Entity or Cable Partner;

		(d)	incur any indebtedness, liabilities or obligations
of any kind, except those imposed solely as a matter of Law without any action of such HoldCo Entity or Cable Partner (as the case may be); provided that the HoldCo Entities and the Cable Partners may incur intercompany indebtedness that will be extinguished by means of capital contribution prior to the Effective Time;

		(e)	engage in any conduct or business other than holding
the general and limited partnership interests in the respective Cable Partner, Sprint PCS GP, Sprint PCS LP, PhillieCo GP or PhillieCo LP
(as applicable); or

		(f)	enter into any contract, agreement, commitment or
arrangement to do any of the foregoing.

		Section 6.10	Conduct of Business of SprintCom and
EquipmentCo. From and including the date hereof to the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Section 10.1, except as expressly contemplated by this Agreement or the Other Agreements and excluding third party affiliation arrangements that will be entered into by SprintCom, Sprint shall cause SprintCom and EquipmentCo:

		(a)	to operate the business of SprintCom and EquipmentCo
in the ordinary course of business;

		(b)	not to transfer, issue, deliver, sell, dispose of,
pledge or otherwise encumber, or authorize the transfer, issuance, sale, disposition or pledge or other encumbrance of (i) any additional shares of capital stock of any class or other equity interests (including limited or general partnership interests in the case of EquipmentCo), or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any shares of capital stock or other equity interests (including limited or general partnership interests in the case of EquipmentCo), or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of capital stock or other equity interests (including limited or general partnership interests in the case of EquipmentCo) or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for, any shares of capital stock or other equity interests (including limited or general partnership interests in the case of EquipmentCo), or (ii) any other securities in respect of, in lieu of, or in substitution for, shares of capital stock or other equity

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interests (including limited or general partnership interests in the case of EquipmentCo) outstanding on the date hereof;

		(c)	not to acquire or dispose of any property or assets
or enter into any contracts, arrangements or understandings other than in the ordinary course of business (which shall include any acquisitions of PCS licenses and related assets and leveraged lease transactions that have heretofore been disclosed to Cable Parents);

		(d)	not to adopt any amendments to the charter or By-Laws
or organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of SprintCom or EquipmentCo;

		(e)	not to incur any indebtedness other than in the
ordinary course of business (which shall include any acquisitions of PCS licenses and related assets and leveraged lease transactions that have heretofore been disclosed to the Cable Parents);

		(f)	not to enter in any contract, agreement, commitment
or arrangement to do any of the foregoing;

		(g)	not to take any other action that could be
reasonably expected to have a Material Adverse Effect on SprintCom or EquipmentCo, whether individually or taken as a whole; and

		(h)	not to take any action or knowingly fail to take
any action (including actions relating to the buildout of PCS systems) within its control that would result in the revocation of Sprint's or SprintCom's right to hold or use the SprintCom licenses.

		Section 6.11	Access to Information.

		(a)	Upon reasonable notice, each Cable Partner and HoldCo
Entity will afford to officers, employees, counsel, accountants and other authorized representatives of Sprint ("Sprint Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to its properties, books and records
(including, subject to execution of appropriate access letters, the work papers of independent accountants), and, during such period, shall (and shall cause each of its Subsidiaries to) furnish promptly to such Sprint Representatives all information concerning its business, properties and personnel as may reasonably be requested, provided that no investigation pursuant to this Section 6.11(a) shall affect or be deemed to modify any of the respective representations or warranties made herein by such Cable Parents, HoldCo Entities or Cable Partners thereof. Sprint agrees that it will not, and will cause the Sprint Representatives not to, use any information obtained pursuant to this Section 6.11(a) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.
Sprint will keep confidential, and will cause the Sprint Representatives to keep confidential, all information and documents obtained pursuant to this Section 6.11(a) except as otherwise consented to by the applicable Cable Parent; provided, however, that Sprint shall not be precluded from making any disclosure which it deems required by Law in connection with the Mergers, the IPO or the

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


Recapitalization. In the event Sprint is required to disclose any information or documents pursuant to the immediately preceding sentence, Sprint shall promptly give prior written notice of such disclosure that is proposed to be made to the applicable Cable Parent so that Sprint and such Cable Parent can work together to limit the disclosure to the greatest extent possible and, in the event that Sprint is legally compelled to disclose any information, to seek a protective order or other appropriate remedy or both. Upon any termination of this Agreement, as and when requested by the applicable Cable Parent, Sprint will collect and deliver to such Cable Parent all documents obtained pursuant to this Section 6.11(a) by Sprint or the Sprint Representatives then in their possession and any copies thereof.

		(b)	Upon reasonable notice, Sprint will afford to
officers, employees, counsel, accountants and other authorized representatives of any of the Cable Parents ("CP Representatives") reasonable access, during normal business hours throughout the period prior to the Effective Time, to the properties, books and records of SprintCom and EquipmentCo (including, subject to execution of appropriate access letters, the work papers of independent accountants), and, during such period, shall furnish promptly to such CP Representatives all information concerning the business, properties and personnel of SprintCom and EquipmentCo as may reasonably be requested, provided that no investigation pursuant to this Section 6.11(b) shall affect or be deemed to modify any of the respective representations or warranties made herein by Sprint. Each of the Cable Parents agrees that it will not, and will cause its respective CP Representatives not to, use any information obtained pursuant to this Section 6.11(b) for any purpose unrelated to the consummation of the transactions contemplated by this Agreement.
The Cable Parents will keep confidential, and will cause its respective CP Representatives to keep confidential, all information and documents obtained pursuant to this Section 6.11(b) except as otherwise consented to by Sprint; provided, however, that any Cable Parent shall not be precluded from making any disclosure which it deems required by Law in connection with the Mergers. In the event a Cable Parent is required to disclose any information or documents pursuant to the immediately preceding sentence, such Cable Parent shall promptly give prior written notice of such disclosure that is proposed to be made to Sprint so that Sprint and such Cable Parent can work together to limit the disclosure to the greatest extent possible and, in the event that such Cable Parent is legally compelled to disclose any information, to seek a protective order or other appropriate remedy or both. Upon any termination of this Agreement, as and when requested by Sprint, each Cable Parent will collect and deliver to Sprint all documents obtained pursuant to this Section 6.11(b) by any Cable Parent or its CP Representatives then in their possession and any copies thereof.

		Section 6.12	Tax Matters.

		(a)	Each of the parties shall use all reasonable efforts
to cause each of the Mergers to constitute a "reorganization" under
Section 368(a) of the Code. Each party agrees that it will not take any action, and will not permit any of its Subsidiaries or Affiliates to take any action, that such party knows would cause the Mergers to fail to qualify as a reorganization under Section 368(a) of the Code.
Each party agrees to report the Mergers on all tax returns and other filings as a reorganization under Section 368(a) of the Code.

		(b)	Sprint shall use all reasonable efforts to cause the
Recapitalization to constitute a recapitalization as defined in Code section 368(a)(1)(E). Sprint agrees that it will not take any action, and will not permit any of its Subsidiaries or Affiliates to take any action, that Sprint knows would cause the Recapitalization to fail to qualify as a recapitalization under Code section 368(a)(1)(E).

		(c)	On the date hereof Sprint has, and on the Closing
Date Sprint will, execute and deliver to counsel to each Cable Parent a certificate substantially in the form attached as Exhibit T, signed by an officer of Sprint, setting forth factual representations and covenants (stated in such Exhibit) that will serve as the basis of the tax opinions required pursuant to Section 5.2(h).

		Section 6.13	Chairman of Sprint PCS.  Concurrently
with the execution of this Agreement, the PCS Partners will appoint Ronald T. LeMay as Chairman of the Partnership Board of Sprint
PCS GP (the "Chairman").

		Section 6.14	Agreement Not to Trigger Buy/Sell.
Until the termination of this Agreement, (i) each of the PCS Partners agrees that the provisions of Section 5.8 of the PCS Partnership Agreement shall be suspended and (ii) none of the PCS Partners will take any action to implement the determination of Net Equity (as defined in the Partnership Agreement) of each PCS Partner pursuant to Section 14.7 of the Partnership Agreement, or take any other action that would cause a Liquidating Event (as defined in the Partnership Agreement).

		Section 6.15	Management and Allocation Policies.
Sprint will not make any change in or amendment to the Management and Allocation Policies or the Bylaw Amendment (or waive or otherwise disregard any provision thereof) prior to the Recapitalization without the consent of each of the Cable Parents.

		Section 6.16	Informational Rights.

		(a)	Until the later to occur of (i) the termination of the
Standstill Agreement between Sprint and the applicable Cable Parent and
(ii) the earliest time that such Cable Parent and its Subsidiaries beneficially own securities of Sprint representing a number of Votes (as defined in the Standstill Agreement) that is less than 1.5% of the number of Votes (as defined in the Standstill Agreement) represented by all outstanding capital stock of Sprint (assuming for this purpose that each share of Series 2 PCS Stock had the same voting right as a share of Series 1 PCS Stock and that each share of Series 2 FON Stock had the same voting rights as a share of Series 1 FON Stock), Sprint will provide such Cable Parent with substantially the same informational rights that Sprint provides to its major institutional stockholders. In addition, Sprint will provide such Cable Parent with any information regarding the PCS Group as may be reasonably requested by such Cable Parent to permit it to comply with disclosure and financial reporting requirements under applicable securities laws.

		(b)	If Sprint is required to include audited financial
statements of the HoldCo Entities and their Subsidiaries and TCI
Partner in the Proxy Statement or the Registration Statement, each Cable Parent shall provide such financial statements in the necessary form at such Cable Parent's expense, promptly following the request of Sprint.

		Section 6.17	Transfer of Series 2 PCS Stock.  Each of
the Cable Parents agrees that it will not (nor will it permit any of its Subsidiaries to) Transfer any Series 2 PCS Stock, the Warrants or any other securities of Sprint acquired by such Cable Parent and its Subsidiaries pursuant to this Agreement unless such Transfer complies with applicable federal and state securities laws.

		Section 6.18	Spin-off.  In the event of a Spin-off
(as defined in the Initial Charter Amendment) of all or substantially all of the PCS Group or in case of a redemption of PCS Stock in exchange for stock of the PCS Group Subsidiary of the type set forth in Section
7.2 of the Initial Charter Amendment, Sprint or its Subsidiary will enter into a trademark license agreement with the PCS Group on substantially the same terms as the Amended and Restated Sprint Trademark License, dated as of January 31, 1996, between Sprint Communications Company L.P. and Sprint PCS GP, except that, notwithstanding the termination provisions of such agreement, such trademark license (i) will be non-exclusive and (ii) will terminate in its entirety on the date that is six months following the effective date of the Spin-off.

		Section 6.19	Parents Agreements:  Non-Competition.

		(a)	The parties agree that for purposes of the Parents
Agreements, the terms "Subsidiary" and "Controlled Affiliate" and (with respect to the Cable Parents) "Cable Subsidiary" shall not include any Person in which a Cable Parent or Sprint, directly or indirectly, holds an equity interest of not more than 50% so long as such Cable Parent or Sprint, respectively, does not have direct or indirect control over the management of the day-to-day operations of such Person (each, a "Non-Controlled Affiliate"). In addition, the parties agree that the release or waiver by a party of any obligations of a Non-Controlled Affiliate of such party comparable to the obligations of a Controlled Affiliate, Subsidiary or Cable
Subsidiary under the Parents Agreement (and the engaging in activities by such Non-Controlled Affiliate that would otherwise have been inconsistent with such obligations) shall not be deemed to be inconsistent with the obligations of such party under the applicable Parents Agreement. The parties further agree that each of the Parents Agreements and the rights and obligations of the parties thereunder shall terminate at the Effective Time pursuant to clause (ii) of Section 13 of the Parents Agreements.

		(b)	The parties agree that, for the purposes of Section
6.3(c) of the PCS Partnership Agreement, no PCS Partner (nor any of its Controlled Affiliates) is required in connection with the acquisition of an equity interest in any Person that does not represent a majority of the outstanding equity or voting interests in such Person to require such Person not to engage in Competitive Activities
(as defined in the PCS Partnership Agreement) so long as (i) such person is not engaged in any Competitive Activities as of the date of the acquisition of such equity interest and (ii) neither such PCS Partner nor any of its Controlled Affiliates allows its name to be used in connection with any Competitive Activities engaged in by such Person. The applicable parties agree that the prior sentences shall also be applied with respect to the noncompetition restrictions

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

contained in the PhillieCo Partnership Agreement and the partnership agreement of Cox Communications PCS, L.P.

		(c)	The provisions of Sections 6.19(a) and 6.19(b)
shall survive any termination of this Agreement, but only with respect to any equity interest acquired (or subject to a binding agreement to be acquired) by a Cable Parent or its Subsidiaries or Sprint or its Subsidiaries prior to such termination, whether or not such equity interest was acquired prior to the date of this Agreement.

		Section 6.20	Confidentiality.  Each Cable Parent
and its Subsidiaries shall be bound by the provisions of Sections 6.6(a), (b), (d) and (g) of the PCS Partnership Agreement, as if references to the "Partners" therein referred to the Cable Parents. The provisions of Section 6.6(c) and (e) of the PCS Partnership Agreement shall not apply to any Cable Parent.
Section 6.6(f) of the PCS Partnership Agreement shall also apply to each Cable Parent and its Subsidiaries, except that the two (2) year period referred to therein shall be deemed to commence on the Closing Date.

		Section 6.21	Conduct of Business of PhillieCo.
From and including the date hereof to the earlier to occur of the Closing Date or the termination of this Agreement pursuant to Section 10.1, each PhillieCo Parent through its respective
PhillieCo Partner shall cause PhillieCo:

		(a)	to operate the business of PhillieCo in the ordinary
course of business;

		(b)	not to transfer, issue, deliver, sell, dispose of,
pledge or otherwise encumber, or authorize the transfer, issuance, sale, disposition or pledge or other encumbrance of (i) any additional limited or general partnership interests or other equity interests or any securities or rights convertible into, exchangeable for, or evidencing the right to subscribe for any limited or general partnership interests or other equity interests or any commitments or other agreements of any character to purchase or acquire any limited or general partnership interests or other equity interests, or (ii) any other securities in respect of, in lieu of, or in substitution for, limited or general partnership interests or other equity interests outstanding on the date hereof;

		(c)	not to acquire or dispose of any property or assets
or enter into any contracts, arrangements or understandings other than in the ordinary course of business;

		(d)	not to adopt any amendments to the PhillieCo LP
Partnership Agreement or PhillieCo Partnership Agreement or organizational documents or alter through merger, liquidation, reorganization, restructuring or alter in any other fashion the partnership structure or ownership of PhillieCo;

		(e)	not to incur any indebtedness other than in the
ordinary course of business;

		(f)	not to enter in any contract, agreement,
commitment or arrangement to do any of the foregoing;

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

		(g)	not to engage in any other activities, except
the provisions of wireless telephone service pursuant to the PhillieCo Licenses; and

		(h)	not to take any action or knowingly fail to take any
action (including actions relating to the buildout of PCS systems) within its control that would result in the revocation of PhillieCo's right to hold or use the PhillieCo Licenses.

		Section 6.22	Intergroup Interests.  Sprint agrees that
it will effect such changes from time-to-time to the Preferred Intergroup Interest and the Warrant Intergroup Interest as may be necessary to reflect any changes to the terms, rights, powers or privileges of the PCS Preferred Stock and the Warrants, respectively, including as a result of the redemption of the PCS Preferred Stock.

		Section 6.23	Rights Plan.  Sprint agrees that under
the applicable governing documents for any stockholder rights plan in effect for stockholders of Sprint following the Closing:

		(a)	a holder of Series 2 PCS Stock (or Series 2 FON Stock)
shall not be deemed to "beneficially own" the shares of Series 1 PCS
Stock (or Series 1 FON Stock) issuable upon conversion thereof prior to the time of such conversion (including for purposes of calculating the voting power of the shares held by such holder);

		(b)	the beneficial ownership by a Cable Parent or its
Affiliates of the shares of common stock of Sprint acquired by such Cable Parent or its Affiliates pursuant to this Restructuring Agreement (including Article 4, Section 6.8 and Section 7.10 and including any other shares of common stock of Sprint acquired upon conversion or reclassification thereof, or upon payment of any dividend or other distribution thereon), or acquired upon the conversion of any such shares, shall not in and of itself constitute beneficial ownership of shares sufficient so as to result in such Cable Parent or its Affiliates being an "acquiring person" or the like thereunder; and

		(c)	in the event any transferee of shares of common
stock of Sprint from a Cable Parent or any of its Affiliates
(whose beneficial ownership of common stock of Sprint
(and the voting power thereof) did not exceed the applicable threshold as of the time of the acquisition of such shares
(including following any conversion of shares of Series 2 PCS Stock or Series 2 FON Stock into Series 1 PCS Stock or Series 1 FON Stock in connection therewith) so as to make such an "acquiring person" or the like thereunder) subsequently exceeds such threshold as a result of the operation of the provisions of Section 3.2 (or any successor provisions) of the Amended and Restated Articles of Incorporation of Sprint, Sprint shall provide such holder with a period of 30 days in which to divest itself of a sufficient number of shares (or to make other appropriate arrangements reasonably acceptable to Sprint) to decrease its beneficial ownership to below the applicable threshold prior to such holder's becoming an "acquiring person" or the like thereunder.

					ARTICLE 7
					TAX MATTERS

		Section 7.1	Tax Returns.  Each Cable Parent has made
available (or, in the case of Tax Returns filed after the Closing Date, will make available) to Sprint all Tax Returns, and any

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amendments thereto, filed by or on behalf of the HoldCo Entities, TCI
Partner and their Subsidiaries (if any) (or with respect to their assets or businesses) for all taxable years or applicable periods ending on or prior to the Closing Date, in each case, to the extent such Tax Returns are relevant in the preparation by or on behalf of the HoldCo Entities, TCI Partner and their Subsidiaries (if any) of Tax Returns subsequent to the Closing Date.

		Section 7.2	Termination of Prior Tax Settlement Agreements.
Except with respect to the Tax Sharing Agreement, all tax settlement and tax-sharing agreements, arrangements, policies and guidelines, formal or informal, express or implied, that may exist between the HoldCo Entities, TCI Partner and their Subsidiaries (if any) and any person or between any entity that will be part of the PCS Group and any person ("Settlement Agreements") and all obligations thereunder shall terminate prior to the Closing, and after the Closing Date, none of the HoldCo Entities, TCI Partner and their Subsidiaries
(if any) on any such entities in the PCS Group shall be bound by such Settlement Agreements or have any liability thereunder.

		Section 7.3	Pre-Closing Taxes.

		(a)	Each of the HoldCo Entities, TCI Partner and their
Subsidiaries (if any) shall continue to be included for all taxable periods (or portions thereof) ending on or before the Closing Date in the consolidated Federal income Tax Return and any required state or local consolidated or combined income or franchise Tax Returns of any affiliated group of which any of them is or was a member (each of which is herein referred to as a "Selling Affiliated Group") which Tax Returns include any of the HoldCo Entities, TCI Partner and their Subsidiaries (if any) (all such Tax Returns including taxable periods (or portions thereof) of the HoldCo Entities, TCI Partner and their Subsidiaries (if any) ending on or before the Closing Date are hereinafter referred to, collectively, as "Pre-Closing Consolidated Returns"). Each Cable Parent or Cox
Partner shall cause its Selling Affiliated Group to timely prepare and file (or cause to be prepared and filed) all Pre-Closing Consolidated Returns and shall timely pay all Taxes shown as due and payable on Pre-Closing Consolidated Returns (including any Taxes with respect to any deferred income triggered into income by Treasury Regulations
Sections 1.1502-13, -14 and any excess loss accounts taken into income under Treasury Regulation Section 1.1502-19). Without limiting the generality of the foregoing, Sprint and the Cable Parents acknowledge that, pursuant to Treasury Regulation Section 1.1502-76(b)(2)(v),
(i) Sprint shall include on its consolidated federal income tax return for the first year ending after the Closing Date that portion of the distributive share of each HoldCo Entity and TCI Partner for the current taxable year of each partnership in which any HoldCo Entity or TCI Partner is a partner that relates to the portion of such taxable year beginning on the day after the Closing Date, and
(ii) each Cable Parent, with respect to any HoldCo Entity or TCI
Partner of which it is the former Parent following the Closing, shall include on its consolidated federal income tax return for the first year ending after the Closing Date that portion of the distributive share of such HoldCo Entity or TCI Partner for the current taxable year of each partnership in which such HoldCo
Entity or TCI Partner is a partner that relates to the portion of such taxable year ending on the Closing Date. Sprint, the Cable Parents, and Cox Partner agree that any such distributive share shall be allocated between the portion of the applicable taxable year ending on the Closing Date and the portion of the applicable taxable year beginning on the day after the Closing
Date by hypothetically closing the books of all relevant entities as of the Closing Date.

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		(b)	Each Cable Parent shall timely prepare (or cause
to be so prepared) all other Tax Returns of the HoldCo Entities, TCI Partner and their Subsidiaries (if any) which such Cable
Parent formerly owned or controlled that are required by Law for all taxable periods ending on or before the Closing Date ("Pre-
Closing Non-Consolidated Returns"). All Pre-Closing Non-Consolidated Returns shall be prepared in a manner consistent with prior practice and shall properly include and reflect the income, activities, operations and transactions of the HoldCo Entities, TCI Partner and their Subsidiaries (if any), as applicable. No Pre-Closing Non-Consolidated return shall be amended in a manner inconsistent with prior practice except as required by applicable Law. Each
Cable Parent shall timely file (or cause to be so filed) all Pre-Closing Non-Consolidated Returns which are due on or before the Closing Date and shall pay (or cause the HoldCo Entities, TCI
Partner and their Subsidiaries (if any) to pay as each may be liable) all Taxes due thereon. Each Cable Parent shall also pay
(or cause the HoldCo Entities, TCI Partner and their Subsidiaries
(if any) to pay as each may be liable) the full amount of any Tax which is payable by the HoldCo Entities, TCI Partner and their Subsidiaries (if any) without the filing of a Tax Return
("Non-Return Taxes"), payment of which is due on or before the Closing
Date.

		(c)	With respect to each Pre-Closing Non-Consolidated
Return due after the Closing Date, each Cable Parent shall deliver
(or cause to be so delivered) each such Pre-Closing Non-Consolidated Return to Sprint at least 15 days prior to the due date of such Tax Return, together with a payment in an amount equal to the amount of Tax shown as due and payable on such Pre-Closing Non-Consolidated
Return (after giving effect to any credits for the amount of Tax, if any, previously paid as shown on such Tax Return). Subject to the foregoing, Sprint shall cause the HoldCo Entities, TCI Partner and their Subsidiaries (if any) to file all such Pre-Closing
Non-Consolidated Returns that are due after the Closing Date and to pay the amount of Tax shown as due and payable thereon to the extent each is liable for such payment (after giving effect to any credits for the amount of Tax, if any, previously paid as shown on such Tax Return).

		(d)	In the event that after the Closing Date, any
HoldCo Entity, TCI Partner or their Subsidiaries (if any) is required to pay any Taxes for any period ending on before the Closing Date, the former Cable Parent of such entity shall promptly pay to the applicable taxing authority the amount of such Taxes, or indemnify any other person required to pay such Taxes for the amount so paid pursuant to Section 7.11.
For purposes of the preceding sentence, the portion of the taxable year of any partnership described in clause (ii) of the penultimate sentence of Section 7.3(a) shall be treated as a period ending on the Closing Date.

		(e)	Except as provided in Section 7.3(d), all
Taxes required to be paid by Sprint and its Subsidiaries with respect to all periods ending on or before the Closing Date and that portion of any period which includes but does not end on such Closing Date shall be charged to the Sprint FON Group.

		Section 7.4	Transfer Taxes.  All sales, use,
transfer, stamp, value added, duty, excise, stock transfer, real property transfer, recording and other similar taxes and fees arising out of or in connection with the transactions contemplated by this Agreement shall be paid by each

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Cable Parent to the extent such taxes or fees directly result from the transfer of the stock of such Cable Parent's HoldCo
Entities or (in the case of TCI) TCI Partner.

		Section 7.5	Post-Closing Taxes.  Sprint shall timely
prepare and file (or cause to be so prepared and filed) all Tax
Returns required by Law for all Taxes, covering solely the HoldCo Entities, TCI Partner and their Subsidiaries (if any), for taxable periods ending after the Closing Date ("Post-Closing Returns").
Sprint shall timely pay or cause to be paid all Taxes relating to Post-Closing Returns ("Post-Closing Taxes"). Each Cable Parent shall reimburse Sprint for (i) the amount of Post-Closing Taxes reported as payable on each Post-Closing Return that is attributable to the portion of the period covered by such Tax Return ending on the close of business on the Closing Date (the "Pre-Closing Tax Period"), determined by treating the close of business on the Closing Date as the last date of the taxable period and (ii) the amount of any Non-Return Tax payable after the Closing Date that is attributable to the portion of the period covered by such payment which ends on or before the close of business on the Closing Date
(pro rata based upon the number of days covered by such payment), in each case after giving effect to any credits for the amount of such Post-Closing Tax or such Non-Return Tax, if any, previously paid by such Cable Parent, the HoldCo Entities, TCI Partner or their Subsidiaries (if any) or any of their predecessors or affiliates. Such reimbursements shall be made on or before the later of the date on which such return is filed or 15 days after receipt of a copy of such return or evidence of such payment, and Sprint shall provide Cable Parent with copies of workpapers which will permit Cable Parent to review and substantiate the accuracy of such return or such payment.

		Section 7.6	Carrybacks.	If any HoldCo Entity, or TCI Partner
or any of their Subsidiaries (if any) incurs a net operating loss, net capital loss, or other tax benefit with respect to any taxable period beginning on or after the Closing Date which tax benefit may be carried back to a period ending on or before such date and a refund of Taxes attributable to such benefit is required to be requested by the former Cable Parent owning or controlling such HoldCo Entity or
TCI Partner or would be paid to such Cable Parent, then, upon request by
Sprint, such former Cable Parent will cooperate fully with Sprint to file, process and pursue such refund and will immediately pay over to such HoldCo Entity or TCI Partner any refund resulting therefrom.

		Section 7.7	Tax Cooperation.

		(a)	Sprint, the HoldCo Entities, TCI Partner and their
Subsidiaries (if any) and the Cable Parents shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include providing information necessary or appropriate to the filing of such Tax Returns, the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The HoldCo Entities, TCI Partner and their Subsidiaries
(if any) and Cable Partners agree (A) to retain all books and records with respect to Tax matters pertinent to the HoldCo Entities, TCI
Partner and their respective Subsidiaries (if any) relating to any taxable period beginning before the Closing Date until the expiration of the statute of limitations (and, to the extent notified by Sprint or the Cable Parents, any extensions thereof) of

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the respective taxable periods, and to abide by all record
retention agreements entered into with any taxing authority, and (B) to give the other party reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, the HoldCo Entities, TCI Partner and their Subsidiaries (if any) or the Cable Partners, as the case may be, shall allow the other party to take possession of such books and records.

		(b)	Sprint and the Cable Parents further agree,
upon request, to use their best efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed.

		(c)	Sprint and the Cable Parents further agree,
upon request, to provide the other party with all information that either party may be required to report pursuant to Section
6043 of the Code and all Treasury Department Regulations promulgated thereunder.

		Section 7.8	Notification of Proceedings.	In the event
that Sprint or any of the HoldCo Entities, TCI Partner, or their Subsidiaries (if any) receive notice, whether orally or in writing, of any pending or threatened United States federal, state, local, municipal or foreign tax examinations, claims settlements, proposed adjustments, assessments or reassessments or related matters with respect to Taxes that could affect any of the Cable Parents or their Subsidiaries, or if any of the Cable Parents or any of their Subsidiaries receive notice of any matter that could affect Sprint or any of the HoldCo Entities, TCI Partner or their Subsidiaries (if any), the party receiving notice shall notify in writing the potentially affected party within 10 calendar days thereof. The failure of any party to give the notice required by this Section 7.8 shall not impair that party's rights under this Agreement except to the extent that the other party demonstrates that it has been damaged thereby.

		Section 7.9	Audits.

		(a)	Except as provided in Section 7.9(b), each of Cable
Parents and Sprint shall have the right to control any audit or examination by any taxing authority, initiate any claim for refund, file any amended return, contest, resolve and defend against any assessment, notice of deficiency or other adjustment or proposed adjustment relating or with respect to any Taxes, the ultimate liability for which is the responsibility of that party or its Affiliates under this Agreement, and each of Cable Parents and Sprint shall be entitled to, and to the extent received by the other shall be promptly paid by the other, all refunds with respect to any such Taxes.

		(b)	With respect to any examination of Sprint PCS GP,
PhillieCo GP or their respective Subsidiaries for periods before the Closing Date, Sprint shall act as the "tax matters partner."
Sprint shall take reasonable action to cause each other Parent to be treated as a "notice partner" within the meaning of Section
6231(a)(9) of the Code. All reasonable expenses incurred by Sprint while acting in its capacity as tax matters partner of Sprint PCS
GP and its Subsidiaries shall be paid or reimbursed by each Parent pro rata based on the PCS Percentage Interest of its PCS Partner immediately prior to Closing, and in its capacity as tax matters partner of PhillieCo GP shall be paid or reimbursed by Sprint, TCI and Cox based on the respective percentage interests of the PhillieCo Partners in PhillieCo GP immediately prior to Closing. Each Parent (except, with respect

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to PhillieCo GP, Comcast) shall be given at least five (5) Business
Days advance notice from Sprint of the time and place of, and shall have the right to participate in (i) any material aspect of any administrative proceeding relating to the determination of partnership items at the Sprint PCS GP level or PhillieCo GP level (or at the level of any Subsidiary thereof) and (ii) any material discussions with the Internal Revenue Service relating to the allocations pursuant to Section 3 of the PCS Partnership Agreement or the PhillieCo Partnership Agreement or pursuant to the partnership agreement of any Subsidiary. Sprint shall not, and neither Sprint PCS GP nor PhillieCo GP shall permit the tax matters partner of any Subsidiary to, initiate any action or proceeding in any court, extend any statute of limitations, or take any other action contemplated by Sections 6222 through 6232 of the Code that would legally bind any other Parent, Sprint PCS GP, PhillieCo GP or any Subsidiary without approval (in the case of Sprint PCS GP and its Subsidiaries) of TCI and either of Cox or Comcast and (in the case of PhillieCo GP and its Subsidiaries), TCI and Cox. Sprint shall from time to time upon reasonable request of any other Parent confer, and cause Sprint PCS GP's and PhillieCo GP's and any Subsidiary's tax attorneys and accountants to confer, with such other Parent and its attorneys and accountants on any matters relating to a Sprint PCS GP or PhillieCo GP or Subsidiary tax return or any tax election.

		Section 7.10	SRLY Losses.

		(a)	As a result of the transactions contemplated hereby,
certain assets and businesses of Sprint and its Subsidiaries will be allocated to the PCS Group (all of such assets and businesses being referred to in this Section 7.10 collectively as the "Historic
Sprint PCS Business").  Further, TCI Partner and each of the HoldCo
Entities will become direct Wholly-Owned Subsidiaries of Sprint and will be allocated to the PCS Group (each of such acquired corporations being referred to in this Section 7.10 as an "Acquired PCS Sub").
The Historic Sprint PCS Business and the Acquired PCS Subs are each referred to in this Section 7.10 as a "SRLY Entity."

		(b)	For purposes of this Section 7.10, a "SRLY Tax
Benefit" is any item of federal or state income Tax or state franchise Tax benefit which (1) was realized by a SRLY Entity on or before the Closing Date, but which Tax benefit was not utilized on or before the Closing Date, (2) is available for use by Sprint or a Subsidiary of Sprint after the Closing Date, and (3) if utilized on the day after the Closing Date, would (but for this Section 7.10) be allocated to the PCS Group. Without limitation, a Tax benefit includes any realized but unused item of Tax loss, deduction or credit that may be applied to offset income, gain or Tax (or any item thereof) under any applicable federal or state Tax regime. Unrealized losses or deductions shall not be treated as SRLY Tax Benefits. In the event that the Historic Sprint PCS Business has previously realized Tax benefits that, for Tax purposes, are attributable to Subsidiaries of Sprint that will not be allocated to the PCS Group, Sprint agrees that any such benefits that have not been utilized, but exist as carryovers, on the day after the Closing Date shall be allocated to the PCS Group to the same extent as if they were attributed for Tax purposes to an entity that was allocated to the PCS Group as of such date, and that such benefits shall be treated as SRLY Tax Benefits. For purposes of the preceding sentence, whether a previously realized Tax benefit of the Historic Sprint PCS Business exists as a carryover on the day after the Closing Date shall be determined as if the entity to which such benefit is attributed for Tax purposes ceased on the Closing Date to be a member of the affiliated group (as defined by Section 1504 of the Code) of which Sprint is the common parent. Accordingly, except

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as otherwise provided in this Section 7.10, any Tax savings resulting from any SRLY Tax Benefit attributable to the Historic Sprint PCS Business will be allocated to the PCS Group.

		(c)	For purposes of this Section 7.10,  a "SRLY Tax
Savings" means, for any SRLY Measurement Period,  the amount by which
(i) the aggregate amount of Taxes required to be paid by Sprint and all Subsidiaries of Sprint that, during the SRLY Measurement Period, are members of the affiliated group (as defined in Section 1504 of the Code) (or any consolidated, unitary or combined group under corresponding provisions of state tax laws) of which Sprint (or a Subsidiary of Sprint) is the common parent, for such SRLY
Measurement Period, is less than (ii) the amount of Taxes that would have been required to be paid by Sprint and all such Subsidiaries for such SRLY Measurement Period if no SRLY Tax
Benefits existed.

		(d)	The parties hereto hereby agree that, if
SRLY Tax Savings exist for any SRLY Measurement Period, the following shall occur:

			(i)	To the extent that the SRLY Tax Savings
		result from a SRLY Tax Benefit attributable to an Acquired PCS Sub, Sprint shall issue to the Cable
		Parent or Subsidiary of a Cable Parent that owned such Acquired PCS Sub before the Merger (or its successor-in-interest) a number of fully paid and nonassessable shares of Sprint common stock (or other voting common stock permitted by Section 7.10(j)(i)) having a value equal to sixty percent (60%) of such SRLY Tax Savings. The remaining forty percent
		(40%) of such SRLY Tax Savings shall be retained by Sprint and allocated to the PCS Group or such other business group of Sprint to which the Acquired
		PCS Sub from which such SRLY Tax Benefit was derived or its successor was allocated on the last day of the SRLY Measurement Period in which such SRLY Tax Savings arose.

			(ii) 	To the extent that the SRLY Tax Savings
		results from a SRLY Tax Benefit attributable to the Historic Sprint PCS Business, sixty percent (60%) of such SRLY Tax Savings shall be allocated to the Sprint FON Group (or any successor thereto). The remaining forty percent (40%) of such SRLY Tax Savings shall be allocated to the PCS Group or such other business group of Sprint to which the Historic Sprint PCS Business or relevant part thereof is allocated on the last day of the SRLY Measurement Period in which such SRLY Tax Savings arose.

		(e)	Whether a SRLY Tax Benefit has resulted in a SRLY
Tax Savings shall be determined by Sprint, taking into account all of the relevant facts and circumstances, including (for example, but without limitation), whether such SRLY Tax Benefit has been utilized on a nominal or prima facie basis to reduce the amount of Taxes that Sprint (or any of its Subsidiaries) is required to pay; whether, but for such use, other Tax benefits realized during or prior to such SRLY Measurement Period would be available to offset the Taxes nominally offset by such SRLY Tax Benefit;
and whether the nominal savings from the utilization of a SRLY
Tax Benefit in computing Taxes due to one jurisdiction is offset by a corresponding Tax detriment in the same or another jurisdiction. Time value considerations and any Tax benefits that have not been realized as of the end of the SRLY Measurement
Period (even if then projected to be realized in future periods from

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

which such Tax benefits could be carried back to the SRLY
Measurement Period) shall not be taken into account in making the determinations required by the preceding sentence.

		(f)	Sprint shall make the determination required by
Section 7.10(e) within ninety days after the filing of each Sprint consolidated federal income Tax Return and each such determination shall relate to the federal Tax period covered by such Tax Return and to any state Tax periods ending simultaneously with or before such federal Tax period that were not included in a prior SRLY Measurement Period (such federal and state Tax periods, collectively, the "SRLY Measurement Period"). A written overview summary of each such determination (a "Determination
Summary") shall be provided within the ninety day period described in the preceding sentence to each Cable Parent, which summary shall be accompanied by a statement by the incumbent senior financial officer of Sprint that he or she has reviewed and is familiar such determination and the bases therefor and believes that such determination applies the requirements of this Section 7.10. If such determination is that a SRLY Tax Savings has resulted from a SRLY Tax Benefit attributable to an Acquired PCS Sub, the Determination Summary shall also state the number of shares and class of voting common stock in which payment will be made and shall set forth the calculation of the value of such shares.

		(g)	The obligations imposed hereby apply only to Sprint
and shall not be binding on any other party, except that, if Sprint distributes to some or all of its shareholders, with respect to or in redemption of, some or all of the outstanding shares of capital stock of Sprint, stock of a corporation that owns, directly or indirectly, substantially all of the assets and businesses constituting the Historic Sprint PCS Business and the outstanding capital stock of the Acquired PCS Subs, then Sprint shall cause such corporation to assume the obligations of Sprint hereunder and such obligations shall be binding upon such corporation as if it were "Sprint" hereunder.

		(h)	The parties hereto agree and acknowledge that Sprint
is not required or expected to take any action, or refrain from taking any action, in order to preserve or accelerate or enhance the use of any SRLY Tax Benefit, and that Sprint may take, or refrain from taking, any action without considering any adverse effect thereof on its ability to realize a SRLY Tax Savings from a SRLY Tax Benefit.
Sprint agrees to use its reasonable efforts to account for both federal and non-federal SRLY Tax Benefits and SRLY Tax
Savings; provided that Sprint may, in its sole discretion, cease to track and account for non-federal SRLY Tax Benefits and non-federal SRLY Tax Savings at such time as the aggregate amount of potential remaining non-federal SRLY Tax Savings is reasonably estimated to be less than $1,000,000.

		(i)	Readjustments.

			(i)	If, as a result of any post-filing adjustment
		to any Tax Return taken into account in computing the SRLY Tax Savings for any SRLY Measurement Period, the amount of such SRLY Tax Savings, as originally determined for such SRLY Measurement Period, differs from the amount of such SRLY Tax Savings that would have been determined if the adjustments had been included on such original Tax Return, then payments required by this Section 7.10 for such SRLY Measurement Period shall also be adjusted as provided in this Section 7.10(i). If

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

		such adjustment results in or is associated with adjustments to other Tax Returns taken into
		account with respect to other SRLY Tax Measurement Periods (or is made at the same time as adjustments
		are made to returns taken into account with respect
		to other SRLY Measurement Periods), the cumulative differences in SRLY Tax Savings for all affected
		SRLY Measurement Periods shall be recomputed for
		each SRLY Entity; provided that, in making
		such all such computations, tax benefits realized after a SRLY Measurement Period, such as a later operating
		loss 	that can be carried back to a prior period,
		shall be ignored.

			(ii)	If for all the Acquired PCS Subs that were
		previously Subsidiaries of a single Cable Parent (such Acquired PCS Subs being referred to in this Section 7.10(i) as such Cable Parent's Acquired PCS Subs), taken in the aggregate, as a result of such recomputations, the SRLY Tax Savings for such SRLY Measurement Period (or the cumulative SRLY Tax Savings attributable to all SRLY Measurement Periods involved in such related adjustments) exceeds the SRLY Tax Savings for such SRLY Measurement
		Period (or the cumulative SRLY Tax Savings for all such periods) as originally computed for such SRLY Measurement Period or SRLY Measurement Periods, as applicable, then Sprint, within ninety days after such adjustment or adjustments become final, shall make an incremental payment to such Cable Parent (for itself or on behalf of any Subsidiary of such Cable Parent that owned the relevant Acquired PCS Sub before the Merger), in the form described in Section 7.10(d)(i), in an amount equal to 60 percent of such increase (or cumulative increase).

			(iii)	If for the Historic Sprint PCS Business, as a
		result of such recomputations, the SRLY Tax Savings for such SRLY Measurement Period (or the cumulative SRLY Tax Savings attributable to all SRLY Measurement Periods involved in such related adjustments) exceeds the SRLY Tax Savings for such SRLY Measurement Period (or the cumulative SRLY Tax Savings for all such periods) as originally computed for such SRLY Measurement Period or SRLY Measurement Periods, as applicable, then sixty percent of such net increase
		(or cumulative increase) shall be allocated to the Sprint
		FON Group (or any successor thereto), effective no earlier than the date that payments, if any, are made to the Cable Parents with respect to any adjustments for such SRLY Measurement Period or SRLY Measurement Periods pursuant to
		Section 7.10(i)(ii).

			(iv)	If, for any Cable Parent's Acquired PCS Subs,
		as a result of such recomputations, the SRLY Tax Savings for such SRLY Measurement Period (or the cumulative SRLY
		Tax Savings attributable to all SRLY Measurement
		Periods involved in such related adjustments) is exceeded by the SRLY Tax Savings for such SRLY Measurement Period
		(or the cumulative SRLY Tax Savings for all such periods) as originally computed for such periods, then such Cable Parent (for itself or on behalf of any Subsidiary of such Cable Parent that owned the relevant Acquired PCS Sub before the Merger), shall promptly pay to Sprint for the benefit of the PCS Group (or any successor) an amount in either cash or shares of the voting common stock issued pursuant to Section 7.10(j) equal in value to 60 percent of the amount

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		of such excess (without interest).  For these
		purposes, the voting common stock will be valued as contemplated by the last sentence of Section 7.10(j)(ii), with the "Determination Date" being five Business Days prior to the delivery of such shares to Sprint.

			(v)	If, for the Historic PCS Business, as a result
		of such recomputations, the SRLY Tax Savings for such SRLY Measurement Period (or the cumulative SRLY Tax Savings attributable to all SRLY Measurement Periods involved in such related adjustments) is exceeded by the SRLY Tax
		Savings for such SRLY Measurement Period (or the cumulative SRLY Tax Savings for all such periods) as originally computed for such periods, then an amount in cash equal to 60 percent of the amount of such excess (without interest) shall be reallocated from the FON Group to the PCS Group.

		(j)	Any issuances of common stock required by Section
7.10(d) and Section 7.10(i) to be made to a Cable Parent or Subsidiary of a Cable Parent shall be made as follows:

			(i)	If the SRLY Tax Savings with respect to which
		such stock is being issued resulted from a SRLY Tax Benefit that is attributable to a business as to which, at the time such issuance is to be made, Sprint has outstanding a class of publicly traded voting common stock that is intended to track the performance of a business group to which such business is attributed, then payment shall be made in shares of such voting common stock, and such shares shall be deemed to have been issued for the benefit of such business group. If such SRLY Tax Benefit is attributable to a business as to which, at the time such issuance is to be made, Sprint does not have outstanding a class of publicly traded voting common stock that is intended to track the performance of a business group to which such business is attributed, then payment shall be made in shares of any class of outstanding publicly traded Sprint voting common stock or, if Sprint does not have any such outstanding class of common stock, in shares of the publicly traded voting common stock of the Parent Entity of Sprint or of any Subsidiary of such Parent Entity.

			(ii)	The value of the shares of voting common
		stock issued to a Cable Parent or Subsidiary of a Cable Parent shall be established as of (A) the last Trading Day (as defined in the Initial Charter Amendment) of the SRLY Measurement Period with respect to the relevant SRLY Tax Benefit or (B) in the case of shares of voting common stock issued pursuant to Section 7.10(i), the date on which the relevant adjustments described in
		Section 7.10(i) become final (the "Determination Date"). Such value will equal the average of the Closing Prices (as defined in the Initial Charter Amendment) for the relevant stock for the period of 30 consecutive Trading Days ending on the Determination Date.

			(iii)	Sprint shall issue any shares of voting common
		stock required to be issued by it under this Section 7.10 within 60 days after the delivery of a Determination Sum-mary which includes a determination that a Cable Parent or

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		Subsidiary of a Cable Parent is entitled to receive
		shares of voting common stock under this Section 7.10.

			(iv)	The shares of voting common stock issued
		by Sprint under this Section 7.10 shall not reduce the Number of Shares Issuable With Respect to the Intergroup Interest as defined in the Initial Charter Amendment.

			(v)	Notwithstanding anything in this Section
		7.10 to the contrary, no rights or obligations regarding the issuance of voting common stock under this Section 7.10 shall accrue or become fixed with respect to any Cable Parent, and the applicable Determination Date for purposes of clause (ii) above which would otherwise cause the same to occur shall automatically be delayed with respect to such Cable Parent, for a period up to six months from the otherwise applicable Determination Date if the accrual or fixing of such rights would cause such Cable Parent or Subsidiary of a Cable Parent to be subject to liability under Section 16(b) of the Exchange Act; provided that such period shall not exceed the minimum period necessary for any such Cable Parent to be exempt from such liability.

		Section 7.11	Tax Indemnification

		(a)	After the Closing Date, each Cable Parent, with
respect only to its formerly owned or controlled HoldCo Entities and their respective Subsidiaries and (in the case of TCI) TCI Partner, shall indemnify and hold harmless Sprint, the HoldCo Entities, TCI Partner, their Subsidiaries (if any) and each of their respective affiliates, successors and assigns from and against any Tax liability with respect to any Pre-Closing Non-Consolidated Return and with respect to any Tax liability for the Pre-Closing Tax Period on a Post-Closing Return (determined by treating the Closing Date as the last date of the taxable period) and with respect to any Non-Return Taxes attributable to the portion of the period covered by any payment of such Taxes which ends on or before the Closing Date (determined on a pro rata basis based upon the number of days covered by such payment which are on or before the Closing Date and the total number of days covered by such payment), in each case, to the extent such amount exceeds any amount previously paid to Sprint, the HoldCo Entities, TCI Partner, or their Subsidiaries (if any) with respect to such Tax pursuant to Section 7.3 or 7.5, as applicable. Each Cable Parent shall pay such amounts as it is obligated to pay to Sprint or the HoldCo Entities, TCI Partner or their Subsidiaries (if any) within 10 calendar days after payment of any applicable Tax liability by Sprint or the HoldCo Entities, TCI Partner, or their Subsidiaries (if any) and to the extent not paid by each Cable Parent within such 10-day period, the amount due shall thereafter include interest thereon at a rate per annum equal to the "overpayment rate" under Section 6621(a) of the Code (the "Overpayment Rate"), adjusted as and when changes to such Overpayment Rate shall occur, compounded semi-annually. Each Cable Parent shall indemnify and hold harmless Sprint and the HoldCo Entities, TCI Partner and their Subsidiaries (if any) and each of their respective affiliates, successors and assigns, from and against (i) any Tax liability for periods prior to and including the Closing Date resulting from the HoldCo Entities, TCI Partner, or their Subsidiaries (if any) which such Cable Parent formerly owned or controlled being severally liable for any Taxes of any consolidated group of which any of the HoldCo Entities, TCI Partner, or their Subsidiaries (if any) are or were members pursuant to Treasury Regulations

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

Section 1.1502-6 or any analogous state or local tax provision (including, without limitation, any Tax liability with respect to any Pre-Closing Consolidated Return), and (ii) any Tax liability resulting from the HoldCo Entities, TCI Partner, or their Subsidiaries (if any) which such Cable Parent formerly owned or controlled ceasing to be a member of any Selling Affiliated Group filing consolidated or combined Tax Returns. Any indemnification payments made by a Cable Parent under this Section 7.11(a) shall be allocated to the PCS Group.

		(b)	After the Closing Date, Sprint and each of the HoldCo
Entities and their Subsidiaries and TCI Partner, jointly and severally shall indemnify and hold harmless each Cable Parent and its Affiliates, successors and assigns from and against any Tax liability with respect to Post-Closing Taxes, other than Post-Closing Taxes for which a Cable Parent is responsible pursuant to Section 7.11(a).
Sprint shall cause the appropriate HoldCo Entity, TCI Partner, or their Subsidiaries (if any) to pay such amounts within 10 calendar days after payment of any such Tax liability by each Cable Parent and, to the extent not paid by such HoldCo Entity, TCI Partner, or their Subsidiaries (if any) within such 10-day period, the amount due shall thereafter include interest thereon at the Overpayment Rate, compounded semi-annually. Any indemnification payments made by Sprint, any of the HoldCo Entities, TCI Partner or their Subsidiaries under this Section 7.11(b) shall be charged to the PCS Group.

		(c)	All claims for indemnification under this Section
7.11 (i) will be asserted and resolved as provided in Section 11.4 and
(ii) shall be subject to the limitations set forth in Sections 11.2(b) and 11.2(c). The right of the parties to commence a claim for indemnification under this Section 7.11 shall survive until the 30th day following the expiration of the applicable statute of limitations period with respect to the subject matter of such claim.

						ARTICLE 8
					CONDITIONS TO CLOSING

		Section 8.1	Conditions of All Parties to Closing.  The
respective obligations of each party to consummate the transactions contemplated by this Agreement are subject to the fulfillment at or prior to the Effective Time of each of the following conditions, any or all of which may be waived in whole or in part by the party being benefitted thereby, to the extent permitted by applicable Law:

		(a)	Sprint Stockholder Approval.  The following matters
presented for a vote of the stockholders of Sprint at the Stockholders Meeting shall have been duly approved by the requisite holders of capital stock in accordance with applicable Law and the Articles of Incorporation and By-Laws of Sprint: (i) the Initial Charter Amendment;
(ii) the Subsequent Charter Amendment; (iii) this Agreement and the transactions contemplated hereby and (iv) the Bylaw Amendment.

		(b)	HSR Act; FCC.  Any waiting period applicable to the
transactions contemplated by this Agreement under the HSR Act shall have expired or termination thereof shall have been granted, and all consents required from the Federal Communications Commission shall have been granted, in each case without any material limitation, restriction, requirement or condition on Sprint PCS, any HoldCo
Entity, any PCS Partner or on any Parent or any of its Subsidiaries.

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		(c)	No Injunction.  No preliminary or permanent
injunction or other order, decree or ruling issued by a Governmental Authority, nor any statute, rule, regulation or executive order promulgated or enacted by any Governmental Authority, shall be in effect that enjoins the consummation of the transactions to be effected at the Closing and which would result in material adverse consequences to any Parent or any of its Subsidiaries if the Closing occurred in violation thereof or imposes any material restrictions or requirements thereon or on any of the parties in connection therewith.

		(d)	Listing of Series 1 PCS Stock.  The Series 1 PCS
Stock required to be issued in the IPO or in the Recapitalization (whichever Sprint has elected to complete simultaneously with the Closing) hereunder shall have been approved for listing on the New
York Stock Exchange, or if not so approved, shall have been approved for listing on the American Stock Exchange or approved for quotation on the National Market Tier of The Nasdaq Stock Market, subject only to official notice of issuance.

		(e)	IPO or Recapitalization.  The IPO or the
Recapitalization (whichever Sprint has elected to complete simultaneously with the Closing) shall be consummated simultaneously with the Closing.

		(f)	Initial Charter Amendment; Certificate of
Designations. The Initial Charter Amendment and the Certificate of Designations (and, if the Recapitalization occurs on the Closing Date, the Subsequent Charter Amendment) shall have been filed with the Kansas Secretary of State.

		(g)	Certificates of Merger.  Each of the Certificates
of Merger shall have been filed with the Delaware Secretary of State or the Colorado Secretary of State, as applicable.

		Section 8.2	Sprint's Conditions Precedent to Closing.  The
obligations of Sprint and its Subsidiaries to effect the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of each of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by Sprint:

		(a)	Correctness of Representations and Warranties.

			(i)	The representations and warranties of each
		Cable Parent contained in this Agreement shall be accurate in all material respects on the Closing Date with the same effect as if made on the Closing Date (except that any such statements which are expressly made as of a particular date shall have been accurate as of such particular date); provided that with respect to the representations and warranties contained in Section
		5.2(g), any inaccuracies, individually or in the aggregate, shall not be considered material unless such inaccuracies have a material adverse effect on the ability of a Cable Parent to perform its obligations under Section 7.3(d) or 7.11(a). For purposes of the last clause of the preceding sentence, in determining whether an inaccuracy is material, it is presumed that any tax item shown on a return

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		or report furnished by Sprint, Sprint PCS GP,
		Sprint PCS LP, PhillieCo GP or PhillieCo LP is correct.

			(ii)	At the Closing, Sprint shall be provided
		with a certificate to such effect from each of the Cable Parents, signed by a duly authorized officer thereof.

		(b)	Performance of Agreements.  All covenants and
agreements of each Cable Parent and its respective
Subsidiaries contained in this Agreement and required to be performed on or before the Closing Date shall have been performed in all material respects on or prior to the Closing Date. At the Closing, Sprint shall be provided with a certificate to such effect from each of the Cable Parents, signed by a duly authorized officer thereof.

		(c)	Tax Opinion.  There shall not have occurred any
change in applicable Law or any change in facts beyond Sprint's reasonable control, in either case occurring after the date hereof, that would prevent King & Spalding from reaffirming to Sprint at the Closing its opinion described in Section 5.3(g). For purposes of this
Section 8.2(c), Law also includes any Revenue Ruling, proposed regulations or official notice of intent to propose regulations issued by the Internal Revenue Service, or a bill introduced in the House of Representatives or Senate of the United States, or legislation proposed by the United States Treasury Department.

		Section 8.3	Cable Parents' Conditions Precedent to Closing.
The obligations of each Cable Parent and its Subsidiaries to effect the transactions contemplated by this Agreement are subject to the satisfaction, on or prior to the Closing Date, of the following conditions, compliance with which or the occurrence of which may be waived in whole or in part by unanimous action of the Cable Parents.

		(a)	Correctness of Representations and Warranties.  All
representations and warranties of Sprint and the other Cable Parents shall be accurate in all material respects on the Closing Date with the same effect as if made on the Closing Date (except that any such statements which are expressly made as of a particular date shall have been accurate as of such particular date). At the Closing, the Cable Parents shall be provided with a certificate to such effect from Sprint with respect to its representations and warranties, signed by a duly authorized officer thereof.

		(b)	Performance of Agreements.  All covenants and agreements
of Sprint and its Subsidiaries contained in this Agreement and required to be performed on or before the Closing Date shall have been performed in all material respects on or prior to the Closing Date. At the Closing, the Cable Parents shall be provided with a certificate to such effect from Sprint, signed by a duly authorized officer thereof.

		(c)	Tax Opinions.  There shall not have occurred any
change in applicable Law or any change in facts beyond the respective Cable Parent's reasonable control, in either case occurring after the date hereof, that would prevent outside counsel for such Cable Parent from reaffirming to such Cable
Parent at the Closing its opinion described in Section 5.2(h).
For purposes of this Section 8.3(c), Law also includes any Revenue Ruling, proposed regulations or official notice of intent to propose regulations issued by the Internal Revenue Service, or a bill

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introduced in the House of Representatives or Senate of the United
States, or legislation proposed by the United States Treasury
Department.


					ARTICLE 9
					CLOSING

		Section 9.1	Closing.  The Closing shall take place at
the offices of King & Spalding, 1185 Avenue of the Americas,
New York, New York, at 10:00 a.m. (local time at the place of Closing) on the date determined by Sprint in accordance with Sections 6.2(c), 6.2(d) and 6.2(e) or at such other location or on such other date or time as the parties hereto shall agree. At the Closing, the IPO or Recapitalization shall be consummated, and the parties shall take such actions and execute and deliver such documents and agreements as are contemplated herein or as may be reasonably requested by any other party hereto, including the following actions:

			(i)	The Initial Charter Amendment and the
		Certificate of Designations and (if the Recapitalization is to occur simultaneously with the Closing) the Subsequent Charter Amendment shall be filed with the Kansas
		Secretary of State.

			(ii)	(A) Sprint shall deliver to each of the
		Cable Partners copies of the resolutions adopted by the Sprint Board of Directors in connection with the transactions contemplated by this Agreement, which resolutions shall (among other things) (v) appoint the Capital Stock Committee and delegate to it the powers described on Exhibit Q, (w) adopt the Management and Allocation Policies, (x) approve the Bylaw Amendment,
		(y) approve the formation of the PCS Group and the Sprint FON Group and (z) create the Preferred Intergroup Interest and the Warrant Intergroup Interest, certified by the Secretary or an Assistant Secretary of Sprint, and
		(B) each of the Cable Parents shall deliver to Sprint copies of the resolutions adopted by such Cable Parent's Board of Directors in connection with the transactions contemplated by this Agreement, certified by the Secretary or Assistant Secretary of such Cable Parent.

			(iii)	Each of the Parents shall deliver to each of
		the other Parents a certification that such Parent's representations and warranties set forth herein are true and accurate as of the Closing Date, as though such representations and warranties were made on and as of the Closing Date.

			(iv)	Each of the Parents shall deliver to each
		of the other Parents a certification that the covenants contained herein that are required to be performed by such Parent or its Subsidiaries prior to the Closing have been performed in all material respects.

			(v)	(A)	Certificates representing the shares
		of Series 2 PCS Stock and the Warrants and (if applicable) PCS Preferred Stock to be issued in the Mergers (and, if applicable, pursuant to Equity
		Purchase Rights exercised by the Cable

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		Partners in connection with the IPO) shall be delivered
		by Sprint to each of the Cable Partners, (B) the cash and/or certificates representing PCS Preferred Stock consisting of the purchase price for the Cable Parent
		PCS Notes pursuant to Section 6.6 shall be paid or delivered by Sprint to the Cable Parents or their Subsidiaries and (C) the cash and/or Preferred Intergroup Interest consisting of the purchase price for the Sprint PCS Loans and the SprintCom Loans shall be paid to Sprint or its Subsidiaries and/or created for the benefit of the Sprint FON Group.

			(vi)	The Warrant Agreements shall be duly executed
		and delivered by the parties thereto.

			(vii)	The Voting Agreements shall be duly executed
		and delivered by the parties thereto.

			(viii) The Cox L.A. Amendments shall be duly
		executed and delivered by the parties thereto.

			(ix)	The Certificates of Merger shall be duly
		executed and delivered by the parties thereto for filing with the Delaware and Colorado Secretaries of State.

			(x)	The Tax Sharing Agreement shall be duly
		executed and delivered by Sprint.

			(xi)	The Registration Rights Agreement shall be
		duly executed and delivered by the parties thereto.

			(xii)	The Mutual Release and Waiver shall be
		duly executed and delivered by the parties thereto.

			(xiii) The PCS Partners and the PhillieCo Partners
		shall enter into amended restated partnership agreements for Sprint PCS GP and PhillieCo GP in form reasonably satisfactory to the Cable Parents.

			(xiv)	Sprint shall deliver to the Cable Parents a
		certificate signed by an executive officer of Sprint setting forth (i) the number of shares of each class and series of capital stock of Sprint that will be authorized and outstanding immediately following the Effective Time, (ii) a list of all PCS Options that will be outstanding immediately following the Effective Time, (iii) a list of all shares of each class and series of capital stock of Sprint that will be held in treasury by Sprint immediately following the Effective
		Time and (iv) the number of shares of each class and series of PCS Stock that will have been reserved for issuance by the Board of Directors of Sprint immediately following the Effective Time. Such certificate shall further certify that, other than (i) the PCS Options,
		(ii) the rights of Cox Pioneer Partnership and its Affiliates under the Agreement of Limited Partnership of Cox Communications PCS, L.P., dated as of December 31, 1996, as amended, (iii) the

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		rights of FT and DT under the FT/DT Agreements
		and (iv) the rights of the Cable Parents and their Affiliates under this Agreement and the Other Agreements, there are no preemptive rights, rights of first refusal, participation rights or other similar rights outstanding at the Effective Time to purchase any of the authorized but unissued PCS Stock or any PCS Stock held in treasury.

All of the actions contemplated to occur at the Closing (including each of the Mergers) shall be deemed to have occurred simultaneously, and none of such actions shall be effective unless all of such actions have occurred or are waived by the necessary parties
(or, in the case of any of the Mergers, by unanimous written consent of each party hereto).


					ARTICLE 10
					TERMINATION

		Section 10.1	Events of Termination.  This Agreement
may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing:

		(a)	by mutual written consent of the Parents;

		(b)	by any Parent, by notice to the other Parents, if
the Closing shall be prohibited by any final, nonappealable order, decree or injunction of a Governmental Authority, which would result in material adverse consequences to any Parent or any of its Subsidiaries if the Closing occurred in violation of such order, decree or injunction;

		(c)	by any Parent that is not in material breach of
any material covenant contained in this Agreement, by notice to the other Parents if the Closing has not occurred on or before December
31, 1998;

		(d)	by any Parent that is not in material breach of
any material covenant contained in this Agreement, by notice to the other Parents following the time that any condition to closing set forth in Article 8 has become incapable of being satisfied on or prior to December 31, 1998; or

		(e)	by any Parent that is not in material breach of
any material covenant contained in this Agreement, by notice to the other Parents following a material breach of any material covenant contained in this Agreement by any other
Parent or its Subsidiary if such breach remains uncured in any material respect for thirty (30) days following the giving of notice of the breach of such material covenant from the Parent seeking to terminate this Agreement to each other party; provided, that the Parent seeking to terminate this Agreement gives written notice of such termination to each other Parent within thirty (30) days following the end of such thirty (30) day cure period.

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		Section 10.2	Effect of Termination.

		(a)	If this Agreement is terminated in accordance with
Section 10.1, then this Agreement shall become null and void and have no further effect, without any liability of any party to any other party, except that the obligations of the parties pursuant to Article 12 and under any provision of this Agreement that expressly provides for certain actions to occur simultaneously with or following the termination of this Agreement shall survive the termination of this Agreement indefinitely; provided, that no such termination shall release or relieve any party hereto from liability for any willful material breach of any material provision of this Agreement occurring prior to such termination.

		(b)	If this Agreement is terminated in accordance with
Section 10.1, the PCS Partnership Agreement, the PhillieCo
Partnership Agreement and the Parents Agreements shall continue in full force and effect until terminated in accordance with their respective terms, without any amendment to the rights and obligations of the parties thereto, except (i) the PCS Partners agree that an event described in Section 14.1(a)(iii) of the PCS Partnership Agreement shall be deemed to have occurred simultaneously with such termination such that the PCS Partners proceed immediately to the determination of "Net Equity" under Section 14.7 of the PCS Partnership Agreement, thus bypassing the escalation procedures of
Section 5.8 of the PCS Partnership Agreement and (ii) the PhillieCo Partners agree that an event described in Section 14.1(a)(iii) of the PhillieCo Partnership Agreement shall be deemed to have occurred simultaneously with such termination such that the PhillieCo Partners proceed immediately to the determination of "Net Equity" under
Section 14.7 of the PhillieCo Partnership Agreement, thus bypassing the escalation procedures of Section 5.8 of the PhillieCo Partnership Agreement.


					ARTICLE 11
		EXTENT AND SURVIVAL OF REPRESENTATIONS,
	WARRANTIES, COVENANTS AND AGREEMENTS; INDEMNIFICATION

		Section 11.1	Scope of Representations of the Parties.
Except as and to the extent set forth in this Agreement, none of the parties makes any representation, warranty, covenant or agreement whatsoever, and each party disclaims all liability and responsibility for any representation, warranty, covenant, agreement or statement made or information communicated (orally or in writing) to any other party (including any opinion, information or advice which may have been provided to any other party or any Affiliate thereof by any stockholder, partner, director, officer, employee, accounting firm, legal counsel or any other agent, consultant or representative of a party). Each of the parties expressly agrees and acknowledges that, in consummating the transactions contemplated hereby, it is only relying on the representations and warranties of the other parties made in this Agreement, the Other Agreements and any other agreements or certificates expressly contemplated by this Agreement, and is not relying on any representation or warranty of any present, former or future stockholder or partner, director, officer, employee, accounting firm, legal counsel or any other agent, consultant or representative of any of the parties or any of their respective Affiliates. Each of the parties further acknowledges and agrees that it has access to all available information about Sprint
PCS and its Subsidiaries and that such party is not relying on any

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representation or warranty whatsoever, except as expressly provided in this Agreement, or any other party hereto or any of their Affiliates with respect to Sprint PCS and its Subsidiaries.

		Section 11.2	Indemnification of Parties.

		(a)	Following the Closing and subject to the other
terms and conditions of this Agreement, each party (as applicable with respect to any specific party, the "Indemnitor") agrees to indemnify, defend and hold harmless each other party hereto that is not an Affiliate of the Indemnitor and their respective successors and assigns (each an "Indemnified Party" and collectively, the "Indemnified Parties") from and against any and all losses, claims, costs, fines, damages (excluding consequential and special damages other than amounts paid as consequential or special damages to a third party pursuant to a Third Party Claim), Taxes (other than those for which indemnity is provided under Section 7.11), liabilities and deficiencies, including (subject to Section 11.4) reasonable legal and other fees and expenses incurred in the investigation and defense of claims and actions, and amounts paid as indemnification to directors, officers, employees or agents, whether such claims and actions are brought by third parties or parties hereto (each a "Loss" and collectively, "Losses"), incurred by an Indemnified Party and arising out of or resulting from (A) any inaccuracy in the representations and warranties of the Indemnitor set forth in this Agreement or in any Other Agreement or (B) any failure to perform by the Indemnitor of any of its covenants or agreements contained in this Agreement or any Other Agreement (any such Loss or Losses being referred to herein as an "Indemnified Loss" or "Indemnified Losses"). Notwithstanding the foregoing, no Indemnitor shall be required to indemnify the Indemnified Parties with respect to any Indemnified Loss arising under clause (A) above unless and until the aggregate amount of the Indemnified Losses incurred by all Indemnified Parties with respect to the representations and warranties made by such Indemnitor and its Affiliates, if any, as finally determined pursuant to Section 11.4 (other than Losses with respect to Non-Basket Claims) exceeds $50 million; provided, however, that at such time as the aggregate amount of Indemnified Losses from such claims other than Non-Basket Claims ("Basket Claims") exceeds $50 million, the Indemnified Parties shall be entitled to indemnification for the full amount of the Indemnified Losses, if any, as finally determined pursuant to
Section 11.4 from Basket Claims in excess of $10 million (the limitation contained in this sentence referred to herein as the "Basket Limitation"). As used herein the term "Non-Basket
Claim" means any claim arising out of an inaccuracy of any of the representations and warranties set forth in Sections 5.1(a), 5.1(b), 5.2(a), 5.2(b), 5.2(c), 5.3(a), the second sentence of
5.3(c), 5.3(d), 5.3(e), 5.3(f), 5.3(h)(i), 5.3(h)(ii), 5.4(b),
5.5(a) and 5.5(b). The Basket Limitation shall not apply to any Indemnified Losses from claims that are Non-Basket Claims.

		(b)	The amount of any Indemnified Loss shall be reduced
by any insurance proceeds and any indemnity, contribution or other similar payment recovered by the Indemnified Parties from any third party with respect to the facts or circumstances which gave rise to the Indemnified Loss (net of any Taxes thereon). If any indemnification payment is payable by an Indemnitor pursuant to
Section 11.4 prior to the date of the receipt of any payment referred to in this paragraph by an Indemnified Party, the Indemnified Party will be required to reimburse an appropriate portion thereof to the Indemnitor upon its receipt of such payment.

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

		(c)	If any Indemnitor's obligation under this Section
11.2 arises in respect to an adjustment that makes allowable to any Indemnified Party, or any Affiliate of an Indemnified Party, any present or future deduction, amortization, exclusion from income or other allowance (a "Tax Benefit") that would not, but for such adjustment, have been allowable, then any payment by the Indemnitor to the relevant Indemnified Party or Indemnified Parties shall be an amount equal to the Indemnified Loss minus the sum of the present values (calculated using a 5.77% discount rate) of all Tax Benefits that arise as a consequence of the relevant adjustment multiplied, in each case, by (i) the maximum federal, state, local or foreign, as the case may be, corporate tax rate in effect at the time of the payment of such Indemnified Loss or
(ii) in the case of a credit, 100%.

		Section 11.3	Survival.  The representations and
warranties set forth in this Agreement will terminate and expire on the first anniversary of the Closing Date, after which time no party may institute any action or present any claim for an inaccuracy of such statements; provided that the representations and warranties set forth in Sections 5.1(a), 5.1(b), 5.2(a), 5.2(b), 5.2(c), 5.2(g), 5.3(a), the second sentence of 5.3(c), 5.3(d), 5.3(e),
5.3(f), 5.3(h)(i), 5.3(h)(ii), 5.4(b), 5.5(a) and 5.5(b) will survive until the expiration of the applicable statute of limitations period with respect to claims made thereunder for any inaccuracy thereof.
Any action or claim for the breach of any covenant or agreement contained herein must be instituted or presented prior to the expiration of the applicable statute of limitations period with respect to such claim or action.

		Section 11.4	Indemnification Procedures.  Except
to the extent otherwise provided herein, all claims for indemnification under this Agreement will be asserted and resolved as follows:

		(a)	An Indemnified Party claiming indemnification
under this Agreement will promptly (i) notify the Indemnitor from whom indemnification is sought of any third party claim or claims ("Third Party Claim") asserted against the Indemnified Party which could give rise to a right of indemnification under this Agreement and (ii) transmit to the Indemnitor a written notice ("Claim Notice") describing in reasonable detail the nature of the Third Party
Claim, a copy of all papers served with respect to such claim
(if any), an estimate of the amount of damages attributable to the Third Party Claim, if reasonably possible, and the basis of the Indemnified Party's request for indemnification under this Agreement. Within thirty (30) days after receipt of any Claim
Notice (the "Election Period"), the Indemnitor will notify the Indemnified Party (i) whether the Indemnitor disputes its potential liability to the Indemnified Party under this Agreement with respect to such Third Party Claim and (ii) whether the Indemnitor desires to defend the Indemnified Party against such Third Party Claim.

		(b)	If the Indemnitor notifies the Indemnified Party
within the Election Period that the Indemnitor does not dispute its potential liability to the Indemnified Party under this Agreement and that the Indemnitor elects to assume the defense of the Third Party Claim, then the Indemnitor will have the right to defend, at its sole cost and expense, such Third Party Claim by all appropriate proceedings, which proceedings will be prosecuted promptly and diligently by the Indemnitor to a final conclusion or settled at the discretion of the Indemnitor in accordance with this Section 11.4(b). Subject to the last sentence of this Section 11.4(b), the Indemnitor will have full control of such defense and proceedings, including any compromise or settlement thereof.
The Indemnified Party is hereby authorized, at the sole cost and expense of the Indemnitor (but only if the Indemnified

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Party is ultimately determined to be actually entitled to
indemnification hereunder with respect to such Third Party Claim or if the Indemnitor assumes the defense with respect to the Third Party Claim), to file, during the Election Period, any motion, answer or other pleadings which the Indemnified Party deems necessary or appropriate to protect its interests or those of the Indemnitor and which are not unnecessarily prejudicial to the Indemnitor. If requested by the Indemnitor, the Indemnified
Party will, at the sole cost and expense of the Indemnitor, cooperate with the Indemnitor and its counsel in contesting any Third Party Claim which the Indemnitor elects to contest, including the making of any bona fide directly related counterclaim against the person asserting the Third Party Claim or any cross-complaint against any Person. The Indemnified Party may participate in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnitor pursuant to this Section 11.4(b) and, except as permitted above or pursuant to Section 11.4(c), will bear its own costs and expenses with respect to such participation; provided, however, that if the Indemnified Party asserts that there exists a conflict of interest that would make it inappropriate for the same counsel to represent the Indemnitor, then the Indemnitor shall reimburse the Indemnified Party for the reasonable fees and expenses of separate counsel, to the extent such fees and expenses are incurred solely in connection with the matters with respect to which there is a conflict of interest. Notwithstanding anything in this Section 11.4 to the contrary, the Indemnitor will not, without the written consent of the Indemnified Party, (i) settle or compromise any action, suit or proceeding or consent to the entry of any judgment which does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Indemnified Party of a written release from all liability in respect of such action, suit or proceeding or (ii) settle or compromise any action, suit or proceeding in any manner that (A) involves the sale, forfeiture or loss of, or the creation of any Lien on, any property of such Indemnified Party, (B) involves an award which together with previous awards would exceed the available amount of the indemnity hereunder, or (C) involves equitable remedies against the Indemnified Party or any of its Affiliates.

		(c)	If the Indemnitor fails to notify the Indemnified
Party within the Election Period that the Indemnitor elects to assume the defense of a Third Party Claim pursuant to Section 11.4(b), or if the Indemnitor elects to assume such defense pursuant to
Section 11.4(b) but fails to diligently and promptly defend the Third Party Claim, then the Indemnified Party will have the right to defend, at the sole cost and expense of the Indemnitor, the Third Party Claim by all appropriate proceedings, which proceedings will be promptly and diligently prosecuted by the Indemnified Party to a final conclusion or settled. The
Indemnified Party will have full control of such defense and proceedings; provided, however, that the Indemnified Party will not, without the Indemnitor's written consent, settle or compromise any action, suit or proceeding in any manner that
(A) involves the sale, forfeiture or loss of, or the creation of any Lien on, any property of such Indemnitor or (B) involves equitable remedies against the Indemnitor or any of its Affiliates. Notwithstanding the foregoing, if the Indemnitor has delivered a written notice to the Indemnified Party to the effect that the Indemnitor disputes its potential liability to the Indemnified
Party under this Agreement with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnitor, the Indemnitor will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 11.4(c) or of the Indemnitor's participation therein at the Indemnified
Party's request, and the Indemnified Party will reimburse the Indemnitor in full for all costs and expenses of such litigation.
The Indemnitor may participate in, but not control, any defense or settlement controlled

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by the Indemnified Party pursuant to this Section 11.4(c), and the Indemnitor will bear its own costs and expenses with respect to such participation.

		(d)	If an Indemnified Party has a claim against an
Indemnitor hereunder which does not involve a Third Party Claim, the Indemnified Party will transmit to the Indemnitor a written notice (the "Indemnity Notice") describing in reasonable detail the nature of the claim, an estimate of the amount of damages attributable to such claim, and the basis of the Indemnified
Party's request for indemnification under this Agreement. If the Indemnitor does not notify the Indemnified Party within sixty
(60) days from its receipt of the Indemnity Notice that the Indemnitor disputes such claim, the claim specified by the Indemnified Party in the Indemnity Notice will be deemed a liability of the Indemnitor hereunder. If the Indemnitor has timely disputed such claim, as provided above, such dispute will be resolved by litigation in an appropriate court of competent jurisdiction.

		(e)	No Indemnitor will be obligated to make any
payment of indemnity under this Agreement except pursuant to the procedures set forth in this Article 11. Payments of all amounts owing by the Indemnitor pursuant to Sections 11.4(b) and (c) will be made within ten (10) days after (A) if the Indemnitor gives the notice contemplated by Section 11.4(a) stating that it does not dispute its liability hereunder or fails to give the notice contemplated by Section 11.4(a) within the Election Period, (i) the effective date of a settlement of the Third Party Claim or
(ii) the date an adjudication of such Third Party Claim becomes final and nonappealable, as the case may be, or (B) if the Indemnitor does give the notice contemplated by Section 11.4(a) that it disputes its liability hereunder, (i) the date an adjudication of the Indemnitor's liability to the Indemnified
Party under this Agreement becomes final and nonappealable or
(ii) the effective date of a settlement between the Indemnitor and the Indemnified Party as to such liability, as the case may be. Payments of all amounts owing by the Indemnitor pursuant to
Section 11.4(d) will be made within ten (10) days after (X) if the Indemnitor has disputed the relevant claim, (i) the date an adjudication of the Indemnitor's liability to the Indemnified
Party under this Agreement becomes final and nonappealable or
(ii) the effective date of a settlement between the Indemnitor and the Indemnified Party as to the Indemnitor's liability under this Agreement, as the case may be, or (Y) if the relevant claim has not been disputed by the Indemnitor, the expiration of the sixty
(60) day Indemnity Notice period.

		(f)	The failure by a party to give a notice required
pursuant to this Section 11.4 shall not relieve the other party or parties of its obligations under this Section 11.4 or result in the loss of any rights of such party under this Section 11.4, except to the extent that such failure results in the failure of such other party or parties to receive actual notice of the events or circumstances giving rise to such notice requirement and such other party or parties are damaged solely as a result of the failure of such party to give such notice, and then only to the extent of such damage.

		Section 11.5	Acknowledgment of the Parties.  Each
of the parties hereto expressly agrees and acknowledges that after the Closing, such party's sole and exclusive remedies with respect to any and all claims under this Agreement shall be pursuant to
Section 7.11 and this Article 11, except that specific performance with respect to breaches of covenants may be sought as provided in
Section 12.13(d).

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		Section 11.6	Limitation on Obligation to Indemnify.
Notwithstanding any other provision of this Agreement, none of the PhillieCo Partners shall be liable or bear responsibility for any portion of an Indemnified Loss attributable to any breach of the representations and warranties set forth in Section 5.4 with respect to PhillieCo (a "PhillieCo Loss") for more than a percentage of the total amount of any such Indemnified Loss equal to such PhillieCo Partner's PhillieCo Percentage Interest. In the event that any PhillieCo Partner shall be required, other than by reason of such PhillieCo Partner's gross negligence, fraud or willful misconduct, to pay, discharge or otherwise bear responsibility for any amount of any PhillieCo Loss pursuant to this Article 11 in excess of such PhillieCo Partner's proportionate share thereof, the other PhillieCo Partners hereby agree to indemnify, hold harmless and reimburse such PhillieCo Partner against and for such other
PhillieCo Partners' share of such excess. It is the intention of the PhillieCo Partners that, following the operation of this Section, each PhillieCo Partner will have borne exactly its proportionate share (determined as provided in the first sentence of this Section) of the PhillieCo Loss at issue.

		Section 11.7	Allocation of Losses.  Any payment
made by Sprint or any of its Subsidiaries under this Article 11 shall be charged to the Sprint FON Group. Any payments received by Sprint or any of its Subsidiaries under this Section
11 shall be allocated to the PCS Group. If any claim for Loss by a Cable Parent or any of its Subsidiaries against Sprint under this Article 11 derived in whole or in part from any Loss sustained by the PCS Group the derivative portion of such claim will be satisfied to the extent that Sprint allocates from the Sprint FON Group to the PCS Group an amount of cash equal to the Loss suffered by the PCS Group.


					ARTICLE 12
					MISCELLANEOUS

		Section 12.1	Notices.  Except as expressly provided
herein, all notices, consents, waivers and other communications required or permitted to be given by any provision of this Agreement shall be in writing and mailed (certified or registered mail, postage prepaid, return receipt requested) or sent by hand or overnight courier, or by facsimile transmission (with acknowledgment received and confirmation sent as provided below), charges prepaid and addressed to the intended recipient as follows, or to such other address or number as such Person may from time to time specify by like notice to the parties:

		(a)	If to TCI or any of its Subsidiaries:

			Tele-Communications, Inc.
			5619 DTC Parkway
			Englewood, Colorado 80111
			Telecopy:  (303) 488-3200
			Attention:  President

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			with copies to:

			Tele-Communications, Inc.
			5619 DTC Parkway
			Englewood, Colorado 80111
			Telecopy:  (303) 488-3245
			Attention:  General Counsel

			Baker & Botts, L.L.P.
			599 Lexington Avenue
			New York, New York 10022-6030
			Te1ecopy:  (212) 705-5125
			Attention: John L. Graham

		(b)	If to Cox or any of its Subsidiaries:

			Cox Communications, Inc.
			1400 Lake Hearn Drive
			Atlanta, Georgia 30319-1464
			Telecopy:  (404) 847-6336
			Attention:  Dallas Clement

			with a copy to:

			Dow, Lohnes & Albertson
			1200 New Hampshire Avenue, N.W.
			Suite 800
			Washington, D.C. 20036-6802
			Telecopy:  (202) 776-2222
			Attention: David D. Wild

		(c)	If to Comcast or any of its Subsidiaries:

			Comcast Corporation
			1500 Market Street
			Philadelphia, Pennsylvania 19102-2148
			Telecopy:  (215) 981-7794
			Attention:  General Counsel

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

			with a copy to:

			Davis Polk & Wardwell
			450 Lexington Avenue
			New York, New York 10017
			Telecopy:  (212) 450-4800
			Attention: Dennis S. Hersch

		(d)	If to Sprint or any of its Subsidiaries:

			Sprint Corporation
			2330 Shawnee Mission Parkway
			Westwood, Kansas 66205
			Telecopy:  (913) 624-8426
			Attention:  Chief Financial Officer

		with copies to:

			Sprint Corporation
			2330 Shawnee Mission Parkway
			Westwood, Kansas 66205
			Telecopy:  (913) 624-2256
			Attention:  Corporate Secretary

			King & Spalding
			191 Peachtree Street, N.E.
			Atlanta, Georgia 30303-1763
			Telecopy:  (404) 572-5146
			Attention:  Bruce N. Hawthorne


Any party may from time to time specify a different address for notices by like notice to the other parties. All notices and other communications given in accordance with the provisions of this Agreement shall be deemed to have been given and received (i) four (4) Business Days after the same are sent by certified or registered mail, postage prepaid, return receipt requested, (ii) when delivered by hand or transmitted by facsimile (with acknowledgment received and, in the case of a facsimile only, a copy of such notice is sent no later than the next Business Day by a reliable overnight courier service, with acknowledgment of receipt) or (iii) one (1) Business
Day after the same are sent by a reliable overnight courier service, with acknowledgment of receipt.

		Section 12.2	Binding Effect.  Except as otherwise
provided in this Agreement, this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, permitted transferees, and permitted assigns.

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		Section 12.3	Construction.  This Agreement shall
be construed simply according to its fair meaning and not strictly for or against any party.

		Section 12.4	Expenses.  Whether or not the
transactions contemplated hereby are consummated, each of the parties shall bear the fees and expenses relating to its compliance with the various provisions of this Agreement, and each of the parties agrees to pay all of its own expenses (including all legal and accounting fees) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparation made for carrying the same into effect. Notwithstanding the foregoing and Section 5.1(d), if and only to the extent that Sprint makes a cash capital contribution prior to Closing to a Subsidiary of Sprint that will be a member of the PCS Group after the Closing, the fees and expenses will be paid by such Subsidiary of Sprint in connection with the transactions contemplated by this Agreement and will be allocated to the PCS Group. Neither this Section nor Section 5.1(d) limits in any way the discretion of Sprint to allocate expenses relating to the IPO to the PCS Group in accordance with the Management and Allocation Policies.

		Section 12.5	Table of Contents; Headings.  The
table of contents and section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement.

		Section 12.6	Governing Law.  The validity of
this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties shall be governed by the internal laws of the State of Delaware without regard to principles of conflict of laws.

		Section 12.7	Severability.  Every provision of this
Agreement is intended to be severable. If any term or provision hereof is illegal, invalid or unenforceable for any reason whatsoever, that term or provision will be enforced to the maximum extent permissible so as to effect the intent of the parties, and such illegality, invalidity or unenforceability shall not affect the validity, legality or enforceability of the remainder of this Agreement. If necessary to effect the intent of the parties hereto, the parties hereto will negotiate in good faith to amend this Agreement to replace the unenforceable language with enforceable language which as closely as possible reflects such intent.

		Section 12.8	Amendments.  This Agreement may be
modified or amended only by a written amendment signed by Persons authorized to so bind each party hereto.

		Section 12.9	Entire Agreement.  The provisions
of this Agreement and any other agreements executed by the parties concurrently herewith set forth the entire agreement and understanding between the parties hereto as to the subject matter hereof and supersede all prior agreements, oral or written, and other communications between the parties hereto relating to the subject matter hereof.

		Section 12.10	Confidentiality.  Each party hereto
agrees that, with respect to any non-public information obtained in connection with this Agreement or the transactions contemplated hereunder, the use or treatment of such information shall be fully subject to the terms and provisions of Section
6.6 of the PCS Partnership Agreement.

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		Section 12.11	Assignment.  No party shall assign
any of its rights under this Agreement or delegate its duties hereunder unless it obtains the prior written consent of the other parties hereto, which consent may be withheld at such party's absolute discretion. Notwithstanding the immediately preceding sentence, any party may assign its rights (but not its obligations) under this Agreement to any Controlled
Affiliate of such party.

		Section 12.12	Waivers; Remedies.  The observance
of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) by the party or parties entitled to enforce such term, but any such waiver shall be effective only if in a writing signed by the party or parties against which such waiver is to be asserted. Except as otherwise provided herein, no failure or delay of any party hereto in exercising any power or right under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, preclude any other or further exercise thereof or the exercise of any other right or power.

		Section 12.13	Consent to Jurisdiction; Specific
Performance.

		(a)	Each party hereto irrevocably and unconditionally
submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court sitting in the County of New York or any Federal court of the United States of America sitting in the Southern District of New York, and any appellate court from any such court, in any suit, action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each party hereto irrevocably and unconditionally agrees that all claims in respect of any such suit, action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court.

		(b)	Each party hereto irrevocably and unconditionally
waives, to the fullest extent it may legally do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State court sitting in the County of New York or any Federal court sitting in the Southern
District of New York. Each party hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such suit, action or proceeding in any such court and further waives the right to object, with respect to such suit, action or proceeding, that such court does not have jurisdiction over such party.

		(c)	Each party hereto irrevocably consents to
service of process in the manner provided for the giving of notices pursuant to this Agreement; provided, that such service shall be deemed to have been given only when actually received by such party. Nothing in this Agreement shall affect the right of a party to serve process in any other manner permitted by law.

		(d)	Each party hereto agrees with the other parties
that the other parties would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms and that monetary damages would not provide an adequate remedy in such event. Accordingly, in addition to any other remedy to which the non-breaching parties may be entitled, at

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

law or in equity, the non-breaching parties shall be entitled to injunctive relief to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof.

		Section 12.14	WAIVER OF JURY TRIAL.  EACH PARTY
HERETO WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

		Section 12.15	Further Assurances.  Upon reasonable
request from time to time, each party hereto shall execute, acknowledge and deliver any documents and perform all further acts that may be reasonably necessary, appropriate or desirable to carry out the intent and purposes of this Agreement.

		Section 12.16	Counterparts.  This Agreement may be
executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

		Section 12.17	Limitation on Rights of Others.
Nothing in this Agreement, whether express or implied, shall be construed to give any Person other than the parties hereto any legal or equitable right, remedy or claim under or in respect of this Agreement.

		Section 12.18	Restrictive Legends.

		(a)	Upon original issuance of any certificate issued
pursuant to this Agreement representing the Series 2 PCS Stock, PCS Preferred Stock, the Warrants or any other securities of Sprint issued in connection with this Agreement, such certificate shall bear the following restrictive legend:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR UNDER THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED OR SOLD EXCEPT AS PERMITTED UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE SECURITIES ACT AND
ANY APPLICABLE STATE SECURITIES LAWS.

		(b)	After such time as the above legend is no longer
required to appear on any certificate representing a security of Sprint issued in connection with this Agreement, at the request of the holder of such certificate, Sprint shall cause such certificate to be exchanged for a certificate that does not bear such legend.

		(c)	Sprint may make a notation on its records or give
instructions to any transfer agents or registrars for the securities of Sprint issued in connection with this Agreement that bear the above legend reflecting the restrictions set forth in such legend.

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
		(d)	Sprint shall not incur any liability for any
delay in recognizing any transfer of any certificate bearing the above legend and representing a security of Sprint issued in connection with this Agreement if Sprint reasonably believes in good faith that such transfer may have been or would be in violation of the provisions of applicable securities law or this Agreement.


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


	IN WITNESS WHEREOF, the parties hereto have duly executed this Restructuring and Merger Agreement as of the day and year first above written.




						TELE-COMMUNICATIONS, INC.



						By:	/s/ Stephen M. Brett
						Title:   Executive Vice
								President



						COMCAST CORPORATION



						By:	/s/ Arthur R. Block
						Title:  Vice President


						COX COMMUNICATIONS, INC.



						By: /s/ James O. Robbins
						Title: President and Chief
							  Executive Officer



						SPRINT CORPORATION



						By:	/s/ Don A. Jensen
						Title:  Vice President


						TCI SPECTRUM HOLDINGS, INC.


						By:	/s/ Stephen M. Brett
						Title:  Vice President

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


						COMCAST TELEPHONY SERVICES

						By:	Comcast Telephony
								Services, Inc.,
							Its General Partner


						By:	/s/ Arthur R. Block
						Title:   Vice President


						COX TELEPHONY PARTNERSHIP

						By:	Cox Communications
								Wireless, Inc.
							Its Managing General Partner



						By:	/s/ James O. Robbins
						Title:	President



						SPRINT ENTERPRISES, L.P.

						By:	US Telecom, Inc.,
							Its Managing General Partner



						By:	/s/ Don A. Jensen
						Title:  Vice President


						TCI PHILADELPHIA HOLDINGS, INC.



						By:	/s/ Stephen M. Brett
						Title:   Vice President

						COM TELEPHONY SERVICES, INC.



						By:	/s/ Arthur R. Block
						Title:   Vice President


						COMCAST TELEPHONY SERVICES, INC.



						By:	/s/ Arthur R. Block
						Title:   Vice President



						COX TELEPHONY PARTNERS, INC.



						By:	/s/ James O. Robbins
						Title:	President

						COX COMMUNICATIONS WIRELESS, INC.



						By:	/s/ James O. Robbins
						Title:	President



						SWV ONE, INC.



						By:	/s/ Don A. Jensen
						Title:  Vice President

						SWV TWO, INC.



						By:	/s/ Don A. Jensen
						Title:  Vice President




						SWV THREE, INC.



						By:	/s/ Don A. Jensen
						Title:  Vice President




						SWV FOUR, INC.



						By:	/s/ Don A. Jensen
						Title:  Vice President




						SWV FIVE, INC.



						By:	/s/ Don A. Jensen
						Title:  Vice President




						SWV SIX, INC.



						By:	/s/ Don A. Jensen
						Title:  Vice President


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